FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-261764-02

July 12, 2023

BENCHMARK 2023-V3

Mortgage Trust

Free Writing Prospectus

Structural and Collateral Term Sheet

$965,136,325

(Approximate Mortgage Pool Balance)

$837,798,000

(Approximate Offered Certificates)

GS Mortgage Securities Corporation II Depositor

Commercial Mortgage Pass-Through Certificates
Series 2023-V3

Goldman Sachs Mortgage Company Barclays Capital Real Estate Inc. Citi Real Estate Funding Inc. German American Capital Corporation Bank of Montreal JPMorgan Chase Bank, National Association

As Sponsors and Mortgage Loan Sellers

Goldman Sachs & Co. LLC	Citigroup	Deutsche Bank Securities	BMO Capital Markets	J.P. Morgan	Barclays

Co-Lead Managers and Joint Bookrunners
AmeriVet Securities	Drexel Hamilton
Co-Managers

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-261764) (the “Preliminary Prospectus”) anticipated to be dated July 12, 2023. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2

CERTIFICATE SUMMARY
CERTIFICATE SUMMARY OFFERED CERTIFICATES
Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class A-1	AAA(sf) / AAAsf / AAA(sf)	$2,083,000		30.000%	[ ]%	(5)	2.53	08/23 – 12/27
Class A-2	AAA(sf) / AAAsf / AAA(sf)	(6)		30.000%	[ ]%	(5)	(6)	(6)
Class A-3	AAA(sf) / AAAsf / AAA(sf)	(6)		30.000%	[ ]%	(5)	(6)	(6)
Class X-A	NR / AAAsf / AAA(sf)	$765,594,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / A-sf / AAA(sf)	$72,204,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	NR / AAAsf / AAA(sf)	$123,779,000		16.500%	[ ]%	(5)	4.95	07/28 – 07/28
Class B	NR / AA-sf / AA-(sf)	$38,967,000		12.250%	[ ]%	(5)	4.95	07/28 – 07/28
Class C	NR / A-sf / A-(sf)	$33,237,000		8.625%	[ ]%	(5)	4.95	07/28 – 07/28

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class X-D	NR / BBB-sf/ BBB-(sf)	$20,630,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class D	NR / BBBsf/ BBB(sf)	$11,461,000		7.375%	[ ]%	(5)	4.95	07/28 – 07/28
Class E	NR / BBB-sf/ BBB-(sf)	$9,169,000		6.375%	[ ]%	(5)	4.95	07/28 – 07/28
Class F	NR / BB-sf/ BB(sf)	$17,191,000		4.500%	[ ]%	(5)	4.95	07/28 – 07/28
Class G	NR / B-sf/ B(sf)	$10,315,000		3.375%	[ ]%	(5)	4.95	07/28 – 07/28
Class H	NR / NR / NR	$30,945,508		0.000%	[ ]%	(5)	4.95	07/28 – 07/28
Class R(9)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings of the certificates shown are those of S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA” and, together with S&P and Fitch, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The Rating Agencies have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the related Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5%. The notional amount of each class of the Class X-A, Class X-B and Class X-D certificates (collectively the “Class X certificates”) is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “principal balance certificates” and, together with the Class X certificates, the “non-VRR certificates”) as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3

CERTIFICATE SUMMARY (continued)
(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR interest. However, losses incurred on the mortgage loans will be allocated between the VRR interest and the principal balance certificates, pro rata, in accordance with their respective outstanding balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates of the mortgage loans or whole loans.
(5)	For each distribution date, the pass-through rates of each class of principal balance certificates will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC Rate”), (iii) the lesser of a specified pass-through rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage.
(6)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balance, weighted average life and principal window of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The initial aggregate certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $639,732,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Wtd. Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 – $400,000,000	NAP – 4.80	NAP/ 12/27 – 06/28
Class A-3	$239,732,000 – $639,732,000	4.91 – 4.84	06/28 – 07/28 / 12/27 – 07/28
(7)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each class of the Class X certificates will be equal to the aggregate certificate balances of the related classes of certificates (the “related Class X class”) indicated below.
Class	Related Class X Classes
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates

(8)	The pass-through rate of each class of the Class X certificates for any distribution date will equal the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X classes for that distribution date, as described in the Preliminary Prospectus.
(9)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate real estate mortgage investment conduits (each, a “REMIC”), as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

VRR INTEREST SUMMARY

Non-Offered Eligible Vertical Interest(1)	Approximate Initial VRR Interest Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Wtd. Avg. Life (Yrs)(2)	Principal Window(2)
RR Interest	$24,453,467	[__]%	(3)	4.87	08/23 – 07/28
Class RR Certificates	$23,803,350	[__]%	(3)	4.87	08/23 – 07/28

(1)	Each of the Class RR certificates and the RR interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR certificates and the RR interest collectively comprise the “VRR interest”. The VRR interest represents the right to receive a specified percentage of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates (other than the Class R certificates) and the RR interest on each Distribution Date, as further described under “Credit Risk Retention” in the Preliminary Prospectus.
(2)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions described in “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.
(3)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-D, Class D, Class E, Class F, Class G, Class H, Class RR and Class R certificates and the RR interest are not offered by this Term Sheet. Any information in this Term Sheet concerning such non-offered certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4

KEY FEATURES OF THE CERTIFICATES
Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$965,136,325
Number of Mortgage Loans	38
Number of Mortgaged Properties	73
Average Cut-off Date Mortgage Loan Balance	$25,398,324
Weighted Average Mortgage Interest Rate	7.18867%
Weighted Average Remaining Term to Maturity Date (months)	59
Weighted Average Remaining Amortization Term (months)	360
Weighted Average Cut-off Date LTV Ratio(3)	52.4%
Weighted Average Maturity Date LTV Ratio(4)	52.3%
Weighted Average Underwritten NCF Debt Service Coverage Ratio	1.70x
Weighted Average Debt Yield on Underwritten NOI	12.9%
% of Mortgage Loans with Mezzanine Debt	7.5%
% of Mortgage Loans with Subordinate Debt(5)	4.7%
% of Mortgage Loans with Preferred Equity	2.8%
% of Mortgage Loans with Single Tenants(6)	13.5%

(1)	With respect to sixteen mortgage loans, representing approximately 50.3% of the initial pool balance, with one or more related pari passu companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF or unit calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. With respect to one mortgage loan, representing approximately 4.7% of the initial pool balance, with one or more related subordinate companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF or unit calculations presented in this Term Sheet are calculated without regard to the related subordinate companion loan(s). Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.
(2)	Subject to a variance of plus or minus 5%.
(3)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to four mortgage loans (11.7% of the initial pool balance) the respective Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property (or, in the case of one (1) mortgage loan (5.3%), the other than “as-is” value of only one mortgaged property (0.1%)). The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 52.6%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Cut-off Date LTV Ratio.
(4)	Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to four mortgage loans (11.7% of the initial pool balance) the respective Maturity Date LTV Ratios were calculated using a valuation other than an “as-is” value of each related mortgaged property (or, in the case of one (1) mortgage loan (5.3%), the other than “as-is” value of only one mortgaged property (0.1%)). assuming certain reserves were pre-funded. The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 52.4%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date LTV Ratio.
(5)	The Back Bay Office mortgage loan is part of a whole loan that includes two subordinate companion notes that are generally subordinate in right of payment to the related mortgage loan (collectively, the “Back Bay Office Subordinate Companion Loan”). The Back Bay Office Subordinate Companion Loan has an aggregate outstanding principal balance of $65,000,000 as of the Cut-off Date. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(6)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5

KEY FEATURES OF THE CERTIFICATES (continued)
Co-Lead Managers and Joint Bookrunners:	Goldman Sachs & Co. LLC Barclays Capital Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. BMO Capital Markets Corp. J.P. Morgan Securities LLC
Co-Managers:	AmeriVet Securities, Inc. Drexel Hamilton, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$965,136,325
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Greystone Servicing Company LLC
Certificate Administrator:	Computershare Trust Company, National Association
Trustee:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
U.S. Credit Risk Retention:

For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus.

Pricing:	Week of July 17, 2023
Closing Date:	August 3, 2023
Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in July 2023 (or, in the case of any mortgage loan that has its first due date after July 2023, the date that would have been its due date in July 2023 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 11th day of each month or next business day, commencing in August 2023
Distribution Date:	The 4th business day after the Determination Date, commencing in August 2023
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	July 2056
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to the Class X-A and Class X-B certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

6

COLLATERAL OVERVIEW
■	$837,798,000 (Approximate) New-Issue Multi-Borrower CMBS:
—	Overview: The mortgage pool consists of 38 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $965,136,325 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $25,398,324 and are secured by 73 mortgaged properties located throughout 29 states
—	LTV: 52.4% weighted average Cut-off Date LTV Ratio
—	DSCR: 1.70x weighted average Underwritten NCF Debt Service Coverage Ratio
—	Debt Yield: 12.9% weighted average Debt Yield on Underwritten NOI
—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3
■	Loan Structural Features:
—	Amortization: 7.2% of the mortgage loans by Initial Pool Balance have scheduled amortization as follows:
-	4.9% of the mortgage loans by Initial Pool Balance have scheduled amortization for the entire term with a balloon payment due at maturity
-	2.3% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity
—	Hard Lockboxes: 83.3% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place
—	Cash Traps: 92.2% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x DSCR and 7.75% Debt Yield on Underwritten NOI, that fund an excess cash flow reserve
—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:
-	Real Estate Taxes: 28 mortgage loans representing 63.4% of the Initial Pool Balance
-	Insurance: 14 mortgage loans representing 36.5% of the Initial Pool Balance
-	Replacement Reserves: 28 mortgage loans representing 66.3% of the Initial Pool Balance
-	Tenant Improvements / Leasing Commissions: 20 mortgage loans representing 78.6% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties only
—	Predominantly Defeasance: 53.1% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period
■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:
—	Office: 25.9% of the mortgaged properties by allocated Initial Pool Balance are office properties
—	Retail: 25.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (10.5% are anchored retail properties)
—	Other: 11.3% of the mortgaged properties by allocated Initial Pool Balance are other properties
—	Industrial: 10.8% of the mortgaged properties by allocated Initial Pool Balance are industrial properties
—	Multifamily: 9.1% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties
—	Hospitality: 9.0% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties
■	Geographic Diversity: The mortgaged properties are located throughout 29 states with four states having greater than 10.0% of the allocated Initial Pool Balance: New York (20.9%), California (11.6%), New Jersey (11.0%) and Texas (10.6%)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

7

COLLATERAL OVERVIEW (continued)

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	3	3	$89,000,000	9.2%
Citi Real Estate Funding Inc.	9	11	209,295,000	21.7
Barclays Capital Real Estate Inc.	8	40	201,452,000	20.9
German American Capital Corporation	6	6	124,695,000	12.9
Bank of Montreal	6	7	114,500,000	11.9
JP Morgan Chase Bank, National Association	2	2	51,694,325	5.4
Barclays Capital Real Estate Inc. / German American Capital Corporation	1	1	75,000,000	7.8
German American Capital Corporation / Goldman Sachs Mortgage Company	1	1	45,000,000	4.7
Citi Real Estate Funding Inc. / Bank of Montreal	1	1	27,500,000	2.8
Bank of Montreal / German American Capital Corporation	1	1	27,000,000	2.8
Total	38	73	$965,136,325	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF/Units	Loan Purpose	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
12800 Culver Boulevard	$75,000,000	7.8%	Other	296,000	Acquisition	2.37x	15.8%	39.4%
Brasswater Warehouse Portfolio	65,500,000	6.8	Industrial	1,139,821	Refinance	1.32x	10.1%	58.6%
ExchangeRight Net Leased Portfolio #63	50,682,000	5.3	Various	514,077	Acquisition	2.07x	12.2%	46.0%
963 Atlantic Avenue	50,400,000	5.2	Multifamily	124	Refinance	1.29x	9.2%	58.6%
Gateway Center South	50,000,000	5.2	Retail	355,033	Refinance	1.21x	8.5%	59.9%
Back Bay Office	45,000,000	4.7	Office	1,283,670	Refinance	2.55x	16.3%	33.7%
Oxmoor Center	45,000,000	4.7	Retail	904,078	Refinance	1.50x	13.3%	58.8%
500 Charles Ewing Boulevard	42,700,000	4.4	Office	250,086	Recapitalization	1.57x	13.3%	60.0%
Mission Grove Plaza	37,000,000	3.8	Retail	244,581	Refinance	1.64x	12.1%	41.3%
Austin Multifamily Portfolio	35,000,000	3.6	Multifamily	840	Refinance	1.21x	9.3%	58.8%
Top 10 Total / Wtd. Avg.	$496,282,000	51.4%				1.71x	12.1%	51.1%
Remaining Total / Wtd. Avg.	468,854,325	48.6				1.69x	13.7%	53.8%
Total / Wtd. Avg.	$965,136,325	100.0%				1.70x	12.9%	52.4%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

8

COLLATERAL OVERVIEW (continued)

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans(1)	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Aggregate Subordinate Companion Loan Cut-off Date Balance(1)	Whole Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
12800 Culver Boulevard	$75,000,000	7.8%	3	$9,800,000	NAP	$84,800,000	Benchmark 2023-V3	Midland	Greystone
Gateway Center South(2)	$50,000,000	5.2%	5	$112,500,000	NAP	$162,500,000	Benchmark 2023-V3(2)	Midland(2)	Greystone(2)
Back Bay Office	$45,000,000	4.7%	11	$430,000,000	$65,000,000	$540,000,000	Benchmark 2023-B39	Midland	Situs
Oxmoor Center	$45,000,000	4.7%	5	$45,000,000	NAP	$90,000,000	Benchmark 2023-V3	Midland	Greystone
Austin Multifamily Portfolio	$35,000,000	3.6%	1	$75,000,000	NAP	$110,000,000	Benchmark 2023-V2	Midland	3650 REIT
Select Parking NYC Portfolio	$34,000,000	3.5%	1	$10,000,000	NAP	$44,000,000	Benchmark 2023-V3	Midland	Greystone
Heritage Plaza(3)	$32,000,000	3.3%	8	$140,000,000	NAP	$172,000,000	Benchmark 2023-V2(3)	Midland(3)	3650 REIT(3)
Harborside 2-3	$27,500,000	2.8%	12	$197,500,000	NAP	$225,000,000	Benchmark 2023-V2	Midland	3650 REIT
Green Acres	$27,000,000	2.8%	18	$343,000,000	NAP	$370,000,000	Benchmark 2023-V2	Midland	3650 REIT
The Widener Building(4)	$23,000,000	2.4%	4	$27,000,000	NAP	$50,000,000	Benchmark 2023-V3(4)	Midland(4)	Greystone(4)
One & Two Commerce Square(5)	$22,500,000	2.3%	12	$197,500,000	NAP	$220,000,000	BBCMS 2023-C20(5)	KeyBank(5)	LNR(5)
Miracle Mile	$20,000,000	2.1%	6	$405,000,000	NAP	$425,000,000	MIRA 2023-MILE	Midland	KeyBank
Queens Crossing	$20,000,000	2.1%	2	$37,100,000	NAP	$57,100,000	BANK5 2023-5YR2	Wells Fargo(7)	CW Capital
Scottsdale Fashion Square	$10,000,000	1.0%	9	$690,000,000	NAP	$700,000,000	SCOTT 2023-SFS	Berkadia	KeyBank
Riverview Tower(6)	$10,000,000	1.0%	1	$17,600,000	NAP	$27,600,000	Benchmark 2023-V3(6)	Midland(6)	Greystone(6)
Platinum Tower	$8,994,325	0.9%	1	$14,990,542	NAP	$23,984,867	Benchmark 2023-B39	Midland	K-Star

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan. Each subordinate companion loan is subordinate in right of payment to its related mortgage loan.
(2)	In the case of Gateway Center South mortgage loan, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the Benchmark 2023-V3 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(3)	The Heritage Plaza mortgage loan is currently being serviced under the pooling and servicing agreement governing the Benchmark 2023-V2 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization
(4)	In the case of The Widener Building mortgage loan, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the Benchmark 2023-V3 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(5)	The One & Two Commerce Square mortgage loan is currently being serviced under the pooling and servicing agreement governing the BBCMS 2023-C20 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization.
(6)	In the case of the Riverview Tower mortgage loan, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the Benchmark 2023-V3 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(7)	The primary servicer for the Queens Crossing Mortgage Loan is Midland Loan Services, a Division of PNC Bank, National Association; however, the master servicer under the BANK5 2023-5YR2 transaction is Wells Fargo Bank, National Association.

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Total Debt Cut-off Date Balance(1)	Wtd. Avg. Cut-off Date Total Debt Interest Rate(1)(2)(3)	Cut-off Date Mortgage Loan LTV Ratio(4)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(4)	Cut-off Date Total Debt UW NCF DSCR(1)
Back Bay Office	$45,000,000	$40,000,000	$580,000,000	6.77509%	33.7%	41.1%	2.55x	1.94x
Harborside 2-3(5)	$27,500,000	$55,000,000	$280,000,000	6.75536%	56.8%	70.7%	2.36x	1.64x

(1)	Calculated including the mezzanine debt.
(2)	The total debt interest rate for Back Bay Office to full precision is 6.77508620689655%.
(3)	The total debt interest rate for Harborside 2-3 to full precision is 6.75535714285714%.
(4)	Calculated including any related pari passu companion loan (but without regard to any subordinate companion loan or mezzanine debt).
(5)	In addition to the interest accruing on the outstanding principal balance of the Harborside 2-3 mezzanine loan at a rate of 7.0000% per annum to be paid as part of each monthly debt service payment amount and an additional 3.5000% per annum which will accrue through the Harborside 2-3 mezzanine loan term and be due on the maturity date, the outstanding principal balance of the Harborside 2-3 mezzanine loan will accrue “PIK” interest at a rate of 2.29% per annum (the “PIK Interest”). The PIK Interest is due and payable together with each mezzanine monthly debt service payment amount if, as of April 6, 2028: (i) the PIK Leasing Condition (as defined below) has not been satisfied or (ii) if the Harborside 2-3 mezzanine loan is not prepaid in full. If the PIK Leasing Condition has not been satisfied as of April 6, 2028 or the Harborside 2-3 mezzanine loan has not been prepaid in full prior to April 6, 2028, then all accrued PIK Interest will automatically be converted and added to the outstanding principal balance of the Harborside 2-3 mezzanine loan as of such date, and become immediately due and payable by the borrowers to the lender together with all other outstanding principal. The “PIK Leasing Condition” means delivery by the borrowers of evidence reasonably satisfactory to the lender that 75% of the aggregate rentable square feet of the Harborside 2-3 Mortgaged Property and the neighboring Harborside 1 property is leased and occupied by tenants under leases satisfying the requirements set forth in their respective loan documents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

9

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
6500 East Fourteen Mile Road	Warren	Michigan	Industrial	$60,500,000	6.3%	UBSCM 2017-C1, CFCRE 2017-C8, WFCM 2017-RB1
30450-30500 Little Mack Avenue	Roseville	Michigan	Industrial	$5,000,000	0.5%	UBSCM 2017-C1, CFCRE 2017-C8, WFCM 2017-RB1
Gateway Center South	Brooklyn	New York	Retail	$50,000,000	5.2%	UBSBB 2013-C6
Oxmoor Center	Louisville	Kentucky	Retail	$45,000,000	4.7%	MSC 2011-C3
Mission Grove Plaza	Riverside	California	Retail	$37,000,000	3.8%	JPMBB 2013-C12
Green Acres	Valley Stream	New York	Retail	$27,000,000	2.8%	COMM 2013-GAM
Hyatt Arcade Cleveland	Cleveland	Ohio	Hospitality	$25,000,000	2.6%	JPMBB 2013-C14
Miracle Mile	Las Vegas	Nevada	Retail	$20,000,000	2.1%	COMM 2013-CR12, CGCMT 2013-GC17, COMM 2013-CR11, GSMS 2013-GC16, JPMBB 2013-C15, JPMCC 2013-C16
Queens Crossing	Flushing	New York	Mixed Use	$20,000,000	2.1%	COMM 2014-UBS5
Rangeview & Trails End	Anchorage	Alaska	Manufactured Housing	$11,115,000	1.2%	CLNY 2014-FL2
Riverview Tower	Knoxville	Tennessee	Office	$10,000,000	1.0%	JPMCC 2013-C13
Platinum Tower	Atlanta	Georgia	Office	$8,994,325	0.9%	JPMCC 2013-C10
60 Warren Street	New York	New York	Retail	$5,000,000	0.5%	COMM 2013-CR9

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the related mortgage loan seller.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

10

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	11	$250,139,325	25.9%	1.86	x	49.2%	14.4%
CBD	6	168,200,000	17.4	2.01		44.5	14.8
Suburban	4	79,839,325	8.3	1.55		59.3	13.6
Medical	1	2,100,000	0.2	2.07		46.0	12.2
Retail	33	$249,008,000	25.8%	1.65	x	52.2%	11.9%
Anchored	3	101,000,000	10.5	1.41		53.4	10.2
Super Regional Mall	2	55,000,000	5.7	1.58		55.1	13.1
Regional Mall	2	47,000,000	4.9	2.04		47.7	13.4
Single Tenant	25	41,008,000	4.2	1.95		50.6	13.0
Unanchored	1	5,000,000	0.5	1.31		51.0	9.8
Other	3	$109,000,000	11.3%	2.05	x	46.1%	14.3%
Data Center/Other	1	75,000,000	7.8	2.37		39.4	15.8
Parking Garage	2	34,000,000	3.5	1.35		61.0	10.9
Industrial	10	$103,776,000	10.8%	1.50	x	56.9%	10.9%
Warehouse/Distribution	4	98,575,000	10.2	1.49		56.7	10.7
Warehouse	3	2,842,000	0.3	1.67		61.0	14.9
Other	1	1,205,000	0.1	1.67		61.0	14.9
Flex	2	1,154,000	0.1	1.67		61.0	14.9
Multifamily	4	$88,250,000	9.1%	1.27	x	58.5%	9.3%
High Rise	1	50,400,000	5.2	1.29		58.6	9.2
Garden	2	35,000,000	3.6	1.21		58.8	9.3
Low Rise	1	2,850,000	0.3	1.51		52.8	11.1
Hospitality	4	$86,750,000	9.0%	1.76	x	52.7%	16.6%
Full Service	3	52,500,000	5.4	1.81		50.3	17.1
Limited Service	1	34,250,000	3.5	1.68		56.5	15.9
Mixed Use	2	$43,000,000	4.5%	1.50	x	55.4%	12.1%
Office/Retail/Court	1	23,000,000	2.4	1.65		53.9	13.5
Retail/Office	1	20,000,000	2.1	1.33		57.1	10.4
Self Storage	4	$18,768,000	1.9%	1.57	x	62.3%	11.0%
Self Storage	4	18,768,000	1.9	1.57		62.3	11.0
Manufactured Housing	2	$16,445,000	1.7%	1.60	x	64.3%	11.1%
Manufactured Housing	2	16,445,000	1.7	1.60		64.3	11.1
Total / Wtd. Avg.	73	$965,136,325	100.0%	1.70	x	52.4%	12.9%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

11

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	9	$202,100,000	20.9%	$1,247,500,000	14.8%	$79,154,066	16.1%
California	2	112,000,000	11.6	304,600,000	3.6	17,834,099	3.6
New Jersey	6	106,220,000	11.0	528,400,000	6.3	43,888,759	8.9
Texas	7	102,063,000	10.6	787,380,000	9.3	38,067,604	7.7
Michigan	4	79,075,000	8.2	133,500,000	1.6	8,239,810	1.7
Pennsylvania	5	71,045,000	7.4	561,250,000	6.7	39,648,786	8.1
Massachusetts	4	48,050,000	5.0	1,415,140,000	16.8	77,915,853	15.9
Kentucky	2	45,585,000	4.7	154,320,000	1.8	12,063,656	2.5
Florida	2	36,050,000	3.7	70,500,000	0.8	5,992,993	1.2
Ohio	2	25,627,000	2.7	51,400,000	0.6	4,229,956	0.9
Arizona	3	24,850,000	2.6	1,849,270,000	21.9	87,843,421	17.9
Missouri	1	20,075,000	2.1	36,500,000	0.4	1,965,998	0.4
Nevada	1	20,000,000	2.1	1,100,000,000	13.0	59,659,406	12.1
Alaska	2	16,445,000	1.7	25,600,000	0.3	1,821,721	0.4
Maryland	1	10,000,000	1.0	28,500,000	0.3	1,963,897	0.4
Tennessee	1	10,000,000	1.0	40,200,000	0.5	3,466,981	0.7
Georgia	1	8,994,325	0.9	48,900,000	0.6	4,062,222	0.8
Illinois	2	5,775,000	0.6	10,940,000	0.1	686,719	0.1
Virginia	2	5,768,000	0.6	10,500,000	0.1	735,372	0.1
Nebraska	5	3,901,000	0.4	6,420,000	0.1	582,224	0.1
Wisconsin	3	2,942,000	0.3	4,770,000	0.1	439,095	0.1
New Hampshire	1	1,970,000	0.2	3,240,000	0.0	294,023	0.1
New Mexico	1	1,665,000	0.2	2,700,000	0.0	248,501	0.1
Maine	1	1,205,000	0.1	1,950,000	0.0	179,846	0.0
Oklahoma	1	925,000	0.1	2,080,000	0.0	117,480	0.0
Connecticut	1	877,000	0.1	1,430,000	0.0	130,892	0.0
West Virginia	1	775,000	0.1	1,700,000	0.0	95,612	0.0
Rhode Island	1	652,000	0.1	1,080,000	0.0	97,311	0.0
Minnesota	1	502,000	0.1	780,000	0.0	74,924	0.0
Total	73	$965,136,325	100.0%	$8,430,550,000	100.0%	$491,501,227	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

12

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,850,000 - 19,999,999	16	$151,929,325	15.7%
20,000,000 - 29,999,999	8	185,475,000	19.2
30,000,000 - 39,999,999	6	203,450,000	21.1
40,000,000 - 49,999,999	3	132,700,000	13.7
50,000,000 - 59,999,999	3	151,082,000	15.7
60,000,000 - 75,000,000	2	140,500,000	14.6
Total	38	$965,136,325	100.0%

Distribution of Underwritten NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.21 - 1.40	10	$282,900,000	29.3%
1.41 - 1.60	10	205,525,000	21.3
1.61 - 2.00	11	235,761,325	24.4
2.01 - 2.55	7	240,950,000	25.0
Total	38	$965,136,325	100.0%

(1)	See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)(2)(3)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	32	$895,895,000	92.8%
Amortizing (30 Years)	4	47,139,325	4.9
Interest Only, Amortizing Balloon	2	22,102,000	2.3
Total	38	$965,136,325	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity date.
(2)	Original partial interest only periods range from 12 to 30 months.
(3)	See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	28	$803,603,325	83.3%
Springing	9	136,533,000	14.1
Springing (Hospitality) / Hard (Retail)	1	25,000,000	2.6
Total	38	$965,136,325	100.0%

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
33.0 - 40.0	6	$192,000,000	19.9%
40.1 - 50.0	5	152,876,325	15.8
50.1 - 55.0	6	86,118,000	8.9
55.1 - 60.0	11	395,520,000	41.0
60.1 - 69.3	10	138,622,000	14.4
Total	38	$965,136,325	100.0%

(1)	See footnotes (1) and (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date LTV Ratios(1)
Range of Maturity Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
33.0 - 40.0	6	$192,000,000	19.9%
40.1 - 50.0	5	152,876,325	15.8
50.1 - 55.0	6	86,118,000	8.9
55.1 - 60.0	13	433,697,000	44.9
60.1 - 67.6	8	100,445,000	10.4
Total	38	$965,136,325	100.0%

(1)	See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	31	$741,384,325	76.8%
Acquisition	6	181,052,000	18.8
Recapitalization	1	42,700,000	4.4
Total	38	$965,136,325	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
5.672 – 6.500	6	$165,950,000	17.2%
6.501 – 7.000	8	253,245,000	26.2
7.001 – 7.500	8	153,950,000	16.0
7.501 – 8.000	12	261,047,000	27.0
8.001 – 8.450	4	130,944,325	13.6
Total	38	$965,136,325	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

13

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
8.5 - 10.0	5	$149,000,000	15.4%
10.1 - 13.0	17	363,120,000	37.6
13.1 - 16.0	10	315,322,000	32.7
16.1 - 19.6	6	137,694,325	14.3
Total	38	$965,136,325	100.0%

(1)	See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
8.4 - 10.0	6	$214,500,000	22.2%
10.1 - 12.0	12	246,877,000	25.6
12.1 - 14.0	13	281,613,000	29.2
14.1 - 16.0	4	158,152,000	16.4
16.1 - 17.0	3	63,994,325	6.6
Total	38	$965,136,325	100.0%

(1)	See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
24	1	$17,702,000	1.8%
30	1	$4,400,000	0.5%

Distribution of Original Terms to Maturity Date (1)(2)
Original Term to Maturity Date (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	38	$965,136,325	100.0%
Total	38	$965,136,325	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity date.
(2)	See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity Date (1)(2)
Range of Remaining Terms to Maturity Date (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
54 - 57	3	$64,500,000	6.7%
58 - 59	19	472,189,325	48.9
60	16	428,447,000	44.4
Total	38	$965,136,325	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity date.
(2)	See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	32	$895,895,000	92.8%
360	6	69,241,325	7.2
Total	38	$965,136,325	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	32	$895,895,000	92.8%
359 - 360	6	69,241,325	7.2
Total	38	$965,136,325	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	22	$512,822,000	53.1%
Yield Maintenance	9	260,839,325	27.0
Yield Maintenance or Defeasance	7	191,475,000	19.8
Total	38	$965,136,325	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	28	$639,936,325	66.3%
Real Estate Tax	28	$611,936,325	63.4%
TI/LC(2)	20	$507,723,325	78.6%
Insurance	14	$352,199,000	36.5%

(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of total retail, office, mixed use and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

14

STRUCTURAL OVERVIEW

Allocations Between
the Non-VRR Certificates
and the VRR Interest

On each Distribution Date, the aggregate amount available for distributions to holders of the non-VRR certificates and the VRR interest owners (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the VRR interest, in an amount equal to the product of such amount multiplied by approximately 5.0% (the “VRR Percentage”) and (b) the non-VRR certificates, in an amount equal to the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a) (the “Non-VRR Percentage”).
Distributions	On each Distribution Date, funds available for distribution to holders of the non-VRR certificates, net of any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds allocated to the non-VRR certificates):
1.	Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes.
2.	Class A-1, Class A-2 and Class A-3 certificates: to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:
(i) to the Class A-1 certificates until their certificate balance is reduced to zero, then (ii) to the Class A-2 certificates until their certificate balance is reduced to zero, all remaining funds available for distribution of principal to the principal balance certificates after the distributions to Class A-1 in clause (i) above, and then (iii) to the Class A-3 certificates until their certificate balance is reduced to zero, all remaining funds available for distribution of principal to the principal balance certificates after the distributions to Class A-2 in clause (ii) above.
However, if the certificate balances of each class of principal balance certificates other than the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those principal balance certificates, funds available for distributions of principal to the principal balance certificates will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.
3.	Class A-1, Class A-2 and Class A-3 certificates: first, (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.
4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.
5.	Class B certificates: (i) first, to interest on the Class B certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class B certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.
6.	Class C certificates: (i) first, to interest on the Class C certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

15

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)	7.	Class D certificates: (i) first, to interest on the Class D certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.
8.	Class E certificates: (i) first, to interest on the Class E certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.
9.	Class F certificates: (i) first, to interest on the Class F certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates), to principal on the Class F certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class F certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.
10.	Class G certificates: (i) first, to interest on the Class G certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E and Class F certificates), to principal on the Class G certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class G certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.
11.	Class H certificates: (i) first, to interest on the Class H certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates), to principal on the Class H certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class H certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.
Realized Losses	The certificate balances of the principal balance certificates and outstanding balance of the VRR Interest will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to each class of principal balance certificates or the VRR Interest, as applicable, on such Distribution Date. On each Distribution Date, the Non-VRR Percentage of any such loss realized on the mortgage loans will be applied to the principal balance certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H certificates, then to the Class G certificates; then, to the Class F certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and, finally pro rata, to the Class A-1, Class A-2 and Class A-3 certificates, based on their then-current respective certificate balances.
The notional amount of each class of Class X certificates will be reduced to reflect reductions in the certificate balances of the related Class X certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

16

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, the VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed to the VRR Interest Owners. On each Distribution Date, the Non-VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated, pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class X-A and Class A-S certificates, (ii) the group (the “YM Group B”) of the Class X-B, Class B and Class C certificates, and (iii) the group (collectively with the YM Group A and the YM Group B, the “YM Groups”) of Class X-D, Class D and Class E certificates based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the respective classes of certificates in such YM Group in the following manner: (A) each class of principal balance certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the principal balance certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates, will be distributed to the class of Class X certificates in such YM Group. If there is more than one class of principal balance certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of principal balance certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the second sentence of this paragraph.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-VRR Percentage of all prepayment premiums and yield maintenance charges with respect to mortgage loans allocated to the certificateholders will be distributed by the certificate administrator pro rata to holders of the Class F, Class G and Class H certificates (based on their respective Certificate Balances). For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

17

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges (continued)	The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the mortgage loan rate on such mortgage loan, but less than the pass-through rate described in the preceding sentence, the Base Interest Fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.
Non-Serviced Loans	The Back Bay Office, Austin Multifamily Portfolio, Heritage Plaza, Harborside 2-3, Green Acres, One & Two Commerce Square, Miracle Mile, Queens Crossing, Scottsdale Fashion Square and Platinum Tower mortgage loans are referred to in this Term Sheet as “non-serviced loans”. Each of the Gateway Center South mortgage loan, The Widener Building mortgage loan and the Riverview Tower mortgage loan will become a “non-serviced loan” upon the securitization of the related controlling companion loan. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Whole Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.
Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan, and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan or serviced whole loan, as applicable, and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).
A “serviced mortgage loan” is any mortgage loan other than a non-serviced mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

18

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction

Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal balance, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available to the VRR interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of non-VRR certificates then-outstanding (i.e., first to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.
At any time an appraisal is ordered with respect to a property that would result in an appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.
Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than nine months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.
Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.
If the aggregate certificate balances and notional amounts of all certificates senior to the Class F certificates have been reduced to zero, if the master servicer has received the payment specified in the pooling and servicing agreement from the holder (or holders acting unanimously) of the remaining certificates, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) and the RR Interest for the mortgage loans and each REO property remaining in the issuing entity.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

19

STRUCTURAL OVERVIEW (continued)

Directing Holder /

Controlling Class

Representative	The “Directing Holder” will be:
(a) with respect to any serviced mortgage loan (other than the the Gateway Center South mortgage loan, The Widener Building mortgage loan or the Riverview Tower mortgage loan) and any related serviced companion loan, the Controlling Class Representative;
(b) with respect to the Gateway Center Southwhole loan, (i) until the securitization of the Gateway Center South controlling companion loan, the holder of the Gateway Center South controlling companion loan, and (ii) upon the securitization of the Gateway Center South controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization;
(c) with respect to the The Widener Building whole loan, (i) until the securitization of the The Widener Building controlling companion loan, the holder of the The Widener Building controlling companion loan, and (ii) upon the securitization of the The Widener Building controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization; and
(d) with respect to the Riverview Tower whole loan, (i) until the securitization of the Riverview Tower controlling companion loan, the holder of the Riverport Tower controlling companion loan, and (ii) upon the securitization of the Riverview Tower controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization.
The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance). The controlling class is the most subordinate class of the Class F, Class G and Class H certificates then-outstanding that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. At any time when Class F is the controlling class, the majority controlling class certificateholder may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.
On the Closing Date, Greystone High Yield Investments I LLC or its affiliate will purchase the Class F, Class G and Class H certificates and, on the Closing Date, is expected to be appointed as the initial Controlling Class Representative. Greystone High Yield Investments I LLC or its affiliate will also purchase the Class E certificates.

Control/Consultation

Rights	The Directing Holder will have approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists. For so long as a Control Termination Event exists, but no Consultation Termination Event exists, the Directing Holder will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).
Generally, a “Control Termination Event” will occur with respect to any serviced mortgage loan and any related serviced companion loan, in each case excluding the Gateway Center South whole loan, The Widener Building whole loan or the Riverview Tower whole loan (and the mortgage loan and companion loans composing each such whole loan), when the Class F certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates.
So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan and any related serviced companion loan, and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced mortgage loan and any related serviced companion loan, subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.
Generally, a “Consultation Termination Event” will occur with respect to any serviced mortgage loan and any related serviced companion loan, in each case excluding the Gateway Center South whole loan, The Widener Building whole loan or the Riverview Tower whole loan (and the mortgage loan and companion loans composing each such whole loan), when the Class F certificates have an outstanding certificate balance, without regard to the application of any appraisal reductions amounts, that is less than 25% of the initial certificate balance of that class of certificates.
No Control Termination Event or Consultation Termination Event may occur with respect to the holder of the Gateway Center South controlling companion loan, The Widener Building controlling companion loan or the Riverview Tower controlling companion loan and the terms Control Termination Event and Consultation Termination Event will not be applicable to such holder of the Gateway Center South controlling companion loan, The Widener Building controlling companion loan or the Riverview Tower controlling companion loan.
Notwithstanding the foregoing, with respect to the non-serviced whole loans, so long as a Consultation Termination Event does not exist, the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related co-lender agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

20

STRUCTURAL OVERVIEW (continued)

Risk Retention

Consultation Parties	Each VRR Interest Owner will have the right to appoint a risk retention consultation party. Except with respect to an excluded loan as to such parties, each risk retention consultation party will be entitled to consult with the special servicer with respect to certain material servicing actions as described in the Preliminary Prospectus.
Whole Loans	Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan” and the subordinate companion loans described in this section “Whole Loans” is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also referred to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the Benchmark 2023-V3 pooling and servicing agreement (referred to as the “Benchmark 2023-V3 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the Benchmark 2023-V3 PSA. See “Whole Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
12800 Culver Boulevard	Note	Control	Original Balance	Note Holder
	A-1-1	Yes	$45,320,000	Benchmark 2023-V3
	A-1-2	No	3,250,000	Barclays (or an affiliate)
	A-1-3	No	3,250,000	Barclays (or an affiliate)
	A-1-4	No	3,300,000	Barclays (or an affiliate)
	A-2-1	No	15,000,000	Benchmark 2023-V3
	A-2-2	No	10,000,000	Benchmark 2023-V3
	A-2-3	No	4,680,000	Benchmark 2023-V3
Total			$84,800,000

Gateway Center South	Note	Control	Original Balance	Note Holder
	A-1	Yes	$30,000,000	DBRI
	A-2	No	25,000,000	Benchmark 2023-V3
	A-3	No	20,000,000	DBRI
	A-4	No	15,000,000	Benchmark 2023-V3
	A-5	No	12,500,000	DBRI
	A-6	No	10,000,000	Benchmark 2023-V3
	A-7	No	40,000,000	WFBNA
	A-8	No	10,000,000	WFBNA
Total			$162,500,000

Back Bay Office	Note	Control	Original Balance	Note Holder
	A-1	No	$137,500,000	NY Life Insurance
	A-2	No	100,000,000	TIAA
	A-3	No	22,500,000	Benchmark 2023-V3
	A-4-1	No	30,000,000	Benchmark 2023-B39
	A-4-2	No	25,000,000	DBNY
	A-4-3	No	5,000,000	Benchmark 2023-V3
	A-5	No	30,000,000	DBNY
	A-6	No	50,000,000	BANK5 2023-5YR2
	A-7-A	No	15,000,000	WFBNA
	A-7-B	No	10,000,000	WFBNA
	A-8-1	No	20,000,000	Benchmark 2023-B39
	A-8-2-A	No	17,500,000	Benchmark 2023-V3
	A-8-2-B	No	2,500,000	GSBI
	A-8-3	No	10,000,000	GSBI
	B-1(1)	Yes	39,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC
	B-2(1)	No	26,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC
Total			$540,000,000

(1)	Each note represents a subordinate companion loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

21

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

Oxmoor Center	Note	Control	Original Balance	Note Holder
	A-1	Yes	$45,000,000	Benchmark 2023-V3
	A-2	No	10,000,000	BBCMS 2023-C20
	A-3	No	5,000,000	BBCMS 2023-C20
	A-4	No	17,500,000	SGFC
	A-5	No	7,500,000	BBCMS 2023-C20
	A-6	No	5,000,000	SGFC
Total			$90,000,000

Austin Multifamily Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$75,000,000	Benchmark 2023-V2
	A-2	No	35,000,000	Benchmark 2023-V3
Total			$110,000,000

Select Parking NYC Portfolio	Note	Control	Original Balance	Note Holder
	A-1	No	$10,000,000	BMO
	A-2	Yes	34,000,000	Benchmark 2023-V3
Total			$44,000,000

Heritage Plaza	Note	Control	Original Balance	Note Holder
	A-1-1	No	$22,000,000	BANK5 2023-5YR2
	A-1-2	Yes	18,000,000	MSBNA(1)
	A-2-1	No	20,000,000	MSWF 2023-1
	A-2-2	No	5,000,000	MSBNA
	A-3-1	No	12,500,000	BMO
	A-3-2	No	7,500,000	BMO
	A-4	No	15,000,000	MSBNA
	A-5	No	40,000,000	Benchmark 2023-V2
	A-6	No	32,000,000	Benchmark 2023-V3
Total			$172,000,000

(1)	The Heritgage Plaza mortgage loan is currently being serviced under the Benchmark 2023-V2 pooling and servicing agreement. From and after the securitization of note A-1-2, the Heritage Plaza whole loan will be serviced under the pooling and servicing agreement governing such securitization.

Harborside 2-3	Note	Control	Original Balance	Note Holder
	A-1	Yes	$50,000,000	Benchmark 2023-V2
	A-2-1-A	No	20,000,000	Benchmark 2023-V3
	A-2-1-B	No	15,000,000	CREFI
	A-2-2	No	15,000,000	BMO 2023-C5
	A-3	No	25,000,000	Benchmark 2023-B39
	A-4-1	No	20,000,000	CREFI
	A-4-2	No	5,000,000	CREFI
	A-5-1	No	15,000,000	BMO
	A-5-2	No	7,500,000	Benchmark 2023-V3
	A-6-1	No	15,000,000	BMO 2023-C5
	A-6-2	No	2,500,000	BMO
	A-7	No	15,000,000	Benchmark 2023-V2
	A-8	No	10,000,000	BMO
	A-9	No	10,000,000	BMO
Total			$225,000,000

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

22

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

Green Acres	Note	Control	Original Balance	Note Holder
	A-1	Yes	$36,000,000	Benchmark 2023-V2
	A-2	No	31,500,000	FIVE 2023-V1
	A-3	No	32,500,000	Benchmark 2023-B38
	A-4-1	No	6,500,000	Benchmark 2023-V2
	A-4-2-1	No	12,000,000	Benchmark 2023-V3
	A-4-2-2	No	5,500,000	BMO
	A-5	No	21,500,000	BBCMS 2023-C19
	A-6	No	20,000,000	BMO 2023-C4
	A-7	No	18,500,000	FIVE 2023-V1
	A-8	No	6,000,000	BMO 2023-C4
	A-9	No	50,000,000	BANK5 2023-5YR1
	A-10	No	20,000,000	BANK 2023-BNK45
	A-11	No	10,000,000	BANK5 2023-5YR1
	A-12	No	10,000,000	BANK5 2023-5YR1
	A-13-1	No	25,000,000	BBCMS 2023-C19
	A-13-2	No	5,000,000	Benchmark 2023-V2
	A-14	No	25,000,000	FIVE 2023-V1
	A-15-1	No	17,500,000	Benchmark 2023-B38
	A-15-2	No	2,500,000	Benchmark 2023-V2
	A-16	No	15,000,000	Benchmark 2023-V3
Total			$370,000,000

The Widener Building	Note	Control	Original Balance	Note Holder
	A-1	No	$12,500,000	Benchmark 2023-V3
	A-2	No	10,500,000	Benchmark 2023-V3
	A-3	Yes	2,000,000	BMO
	A-4	No	12,500,000	Starwood Mortgage Funding VII
	A-5	No	7,500,000	Starwood Mortgage Funding VII
	A-6	No	5,000,000	Starwood Mortgage Funding VII
Total			$50,000,000
One & Two Commerce Square	Note	Control	Original Balance	Note Holder
	A-1	Yes	$30,833,333	BANA(1)
	A-2	No	20,000,000	BBCMS 2023-C20(1)
	A-3	No	12,500,000	BANK5 2023-5YR2
	A-4	No	10,000,000	BBCMS 2023-C20(1)
	A-5	No	30,000,000	BBCMS 2023-C20(1)
	A-6	No	22,500,000	Benchmark 2023-V3
	A-7	No	12,500,000	Barclays (or an affiliate)
	A-8	No	8,333,333	Barclays (or an affiliate)
	A-9	No	30,000,000	Benchmark 2023-B39
	A-10-1	No	12,500,000	BANK5 2023-5YR2
	A-10-2	No	12,500,000	JPMCB
	A-11	No	10,000,000	JPMCB
	A-12	No	8,333,333	JPMCB
Total			$220,000,000

(1)	The One & Two Commerce Square whole loan will initially be serviced under the BBCMS 2023-C20 pooling and servicing agreement. From and after the securitization of note A-1, the One & Two Commerce Square whole loan will be serviced under the pooling and servicing agreement governing such securitization.
Miracle Mile	Note	Control	Original Balance	Note Holder
	A-1-S1	Yes	$162,500,000	MIRA 2023-MILE
	A-2-S1	No	106,250,000	MIRA 2023-MILE
	A-1-C1	No	30,000,000	Benchmark 2023-B39
	A-1-C2	No	20,000,000	Benchmark 2023-V3
	A-3-C1	No	67,000,000	BANA
	A-3-C2	No	29,250,000	BANA
	A-3-C3	No	10,000,000	BANA
Total			$425,000,000

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

23

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

Queens Crossing	Note	Control	Original Balance	Note Holder
	A-1	Yes	$20,000,000	BANK5 2023-5YR2
	A-2	No	$17,100,000	BANK5 2023-5YR2
	A-3	No	$20,000,000	Benchmark 2023-V3
Total			$57,100,000
Scottsdale Fashion Square	Note	Control	Original Balance	Note Holder
	A-1-S1	Yes	$250,000,000	SCOTT 2023-SFS
	A-2-S1	No	250,000,000	SCOTT 2023-SFS
	A-1-C1	No	25,000,000	Benchmark 2023-B38
	A-1-C2	No	24,000,000	Benchmark 2023-B38
	A-1-C3	No	41,000,000	Benchmark 2023-B39
	A-1-C4	No	10,000,000	Benchmark 2023-V2
	A-2-C1	No	40,000,000	BBCMS 2023-C19
	A-2-C2-1	No	25,000,000	Benchmark 2023-V2
	A-2-C2-2	No	5,000,000	Benchmark 2023-V3
	A-2-C3-1	No	25,000,000	BBCMS 2023-C19
	A-2-C3-2	No	5,000,000	Benchmark 2023-V3
Total			$700,000,000
Riverview Tower	Note	Control	Original Balance	Note Holder
	A-1	Yes	$17,600,000	BMO
	A-2	No	10,000,000	Benchmark 2023-V3
Total			$27,600,000

Platinum Tower	Note	Control	Original Balance	Note Holder
	A-1	Yes	$15,000,000	Benchmark 2023-B39
	A-2	No	9,000,000	Benchmark 2023-V3
Total			$24,000,000
Servicing Standard	Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the special servicer pursuant to the terms of the Benchmark 2023-V3 PSA. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and the RR Interest Owner (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders and the RR Interest Owner (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure) in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.
“Calculation Rate” means:
(a)	for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and
(b)	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related mortgaged property.

Termination of

Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may replace the special servicer, with or without cause, at any time.
If at any time a Control Termination Event is continuing, the holders of the principal balance certificates and the Class RR certificates may generally replace the special servicer without cause, as described in this paragraph. The holders of at least 25% of the voting rights of the principal balance certificates and Class RR certificates may request a vote to replace the special servicer (other than with respect to a non-serviced whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of principal balance certificates and/or the Class RR certificates evidencing (a) at least 75% of a Quorum, or

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

24

STRUCTURAL OVERVIEW (continued)
(b) more than 50% of the aggregate voting rights of each class of Non-Reduced Interests vote affirmatively to so replace the special servicer.
A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above or the asset representations reviewer described below, the holders of voting rights evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) of all principal balance certificates and Class RR certificates on an aggregate basis.
If, during the continuance of a Control Termination Event, the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the RR Interest Owner as a collective whole, the operating advisor will be have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of voting rights evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates and the Class RR certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not affiliated with each other).
If the special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction.
Servicing Compensation	Modification Fees: With respect to the serviced mortgage loans and serviced companion loans certain fees resulting from modifications, extensions, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or the special servicer. Within any prior 12 month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.
All excess modification fees over $25,000 earned by the special servicer within the prior 12 months will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Servicing Compensation

(cont’d)	Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.
Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% (or 0.50%, in the case of the 12800 Culver Blvd Whole Loan) and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially serviced mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

25

STRUCTURAL OVERVIEW (continued)
of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.
Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.
Operating Advisor	The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. During the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the RR Interest Owner, and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders, the RR Interest Owner and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).
The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of holders of voting rights evidencing more than 75% of a Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

26

STRUCTURAL OVERVIEW (continued)

Dispute Resolution

Provisions	Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and such mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting holder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting holder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting holder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting holder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.
“Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the related mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles such mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:
—all special notices delivered.
—summaries of final asset status reports.
—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.
—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

27

CERTAIN DEFINITIONS
■	“ADR”: For any hospitality property, average daily rate.
■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than eight months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state a “prospective value upon stabilization”, “prospective market value at completion”, or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to a mortgage loan secured by the portfolio of mortgaged properties, the Appraised Value represents the “as-is” value for the portfolio of mortgaged properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual mortgaged properties. Unless otherwise indicated in the definition of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the Cut-off Date LTV Ratio is calculated using the “as-is” Appraised Value. For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date LTV Ratio.
■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.
■	“CBD”: Central business district.
■	“FF&E”: Furniture, fixtures and equipment.
■	“GLA”: Gross leasable area.
■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.
■	“MSA”: Metropolitan statistical area.
■	“Non-Reduced Interests”: Each class of certificates (other than Class R or Class X certificates) that has an outstanding certificate balance, as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class of certificates, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.
■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.
■	“Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.
■	“RevPAR”: With respect to any hospitality property, revenues per available room.
■	“SF”: Square Feet or Square Foot.
■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.
■	“Soft Springing Hard Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.
■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.
■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2019.
■	“TTM”: Trailing twelve months.
■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.
■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

28

CERTAIN DEFINITIONS (continued)
■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.
■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

29

12800 CULVER BOULEVARD

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

30

12800 CULVER BOULEVARD

12800 Culver Boulevard
12800 Culver Boulevard
Los Angeles, CA 90066
Beverly Hills
Los Angeles
Santa Monica
Culver City
Marina Del Rey
Santa Monica Bay
SANTA MONICA AIRPORT
LOS ANGELES INTERNATIONAL AIRPORT (LAX)
El Segundo
Inglewood
Hawthorne
Lawndale
HAWTHORNE AIRPORT
PLAYA VISTA
WESTCHESTER
WESTSIDE
BRENTWOOD
MID CITY
Pacific Ocean
Burbank
Pasadena
Long Beach

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

31

12800 CULVER BOULEVARD
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Sellers(5)		Barclays, GACC
Location (City/State)	Los Angeles, California	Cut-off Date Balance(5)		$75,000,000
Property Type	Other	Cut-off Date Balance per SF(4)(5)		$286.49
Size (SF)(1)	296,000	Percentage of Initial Pool Balance		7.8%
Total Occupancy as of 7/6/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation	1968 / 1998-1999	Mortgage Rate		6.53300%
Appraised Value(2)	$215,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$13,492,252
Underwritten Expenses(3)	$134,923	Escrows(6)
Underwritten Net Operating Income (NOI)	$13,357,329		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,327,729	Taxes	$0	Springing
Cut-off Date LTV Ratio(2)(4)	39.4%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)(4)	39.4%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(4)	2.38x / 2.37x	Other	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	15.8% / 15.7%
Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$84,800,000	40.0%	Purchase Price(7)	$211,000,000	99.5%
Borrower Sponsor Equity	127,361,750	60.0	Closing Costs	1,161,750	0.5
Total Sources	$212,161,750	100.0%	Total Uses	$212,161,750	100.0%

(1)	Includes a satellite field totaling 85,000 SF.
(2)	The 12800 Culver Boulevard Property (as defined below) has a land value of $202,200,000 as of May 12, 2023. The cut-off date and maturity date loan-to-land value ratio of the 12800 Culver Boulevard Property is 41.9%.
(3)	Underwritten Expenses only include the underwritten management fee as the sole-tenant, DirecTV (defined below), leases the space on a triple-net basis.
(4)	Calculated based on the aggregate outstanding principal balance of the 12800 Culver Boulevard Whole Loan (as defined below). See “—The Mortgage Loan” below.
(5)	The 12800 Culver Boulevard Whole Loan was co-originated by Barclays (as defined below) and Deutsche Bank AG, New York Branch. The Cut-off Date Balance of $75,000,000 represents the controlling note A-1-1, contributed by Barclays in the amount of $45,320,000, and non-controlling notes A-2-1, A-2-2 and A-2-3, contributed by GACC and totaling $29,680,000, and is part of the 12800 Culver Boulevard Whole Loan, which is comprised of seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $84,800,000.
(6)	See “—Escrows and Reserves” below.
(7)	The 12800 Culver Boulevard Property was acquired in a sale leaseback transaction with the sole tenant in March 2023. The proceeds of the 12800 Culver Boulevard Whole loan were used to recapitalize the borrower following its acquisition of the 12800 Culver Boulevard Property.

■	The Mortgage Loan. The mortgage loan (the “12800 Culver Boulevard Loan”) is part of a whole loan (the “12800 Culver Boulevard Whole Loan”) evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $84,800,000. The 12800 Culver Boulevard Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 296,000 SF building located in Los Angeles, California (the “12800 Culver Boulevard Property”). The 12800 Culver Boulevard Loan, which is evidenced by controlling note A-1-1 and non-controlling notes A-2-1, A-2-2 and A-2-3, has an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 7.8% of the Initial Pool Balance.

The 12800 Culver Boulevard Whole Loan, which accrues interest at an initial rate of 6.53300% per annum, was co-originated by Barclays Capital Real Estate Inc. (“Barclays”) and Deutsche Bank AG, New York Branch on June 20, 2023, had an aggregate original principal balance of $84,800,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $84,800,000. Barclays is contributing note A-1-1 with an outstanding principal balance as of the Cut-off Date of $45,320,000, and GACC is contributing notes A-2-1, A-2-2 and A-2-3 with an aggregate outstanding principal balance as of the Cut-off Date of $29,680,000. The proceeds of the 12800 Culver Boulevard Whole Loan were primarily used to recapitalize the borrower following its acquisition of the 12800 Culver Boulevard Property in a sale leaseback transaction with the sole tenant in March 2023.

The 12800 Culver Boulevard Whole Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The 12800 Culver Boulevard Whole Loan requires payments of interest only for its entire term. The stated maturity date is the due date in July 2028. Voluntary prepayment of the 12800 Culver Boulevard Whole Loan is prohibited on or prior to July 6, 2025. Prepayment of the 12800 Culver Boulevard Whole Loan in whole (but not in part) is permitted after July 6, 2025, but prior to January 6, 2028 with payment of a prepayment fee equal to the greater of (i) the yield maintenance premium or (ii) 1% of the amount prepaid. On or after January 6, 2028 the 12800 Culver Boulevard Whole Loan can be prepaid without a penalty.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32

12800 CULVER BOULEVARD

The table below summarizes the promissory notes that comprise the 12800 Culver Boulevard Whole Loan. The relationship between the holders of the 12800 Culver Boulevard Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1-1	$45,320,000	$45,320,000	Benchmark 2023-V3	Yes
A-1-2(1)	$3,250,000	$3,250,000	Barclays	No
A-1-3(1)	$3,250,000	$3,250,000	Barclays	No
A-1-4(1)	$3,300,000	$3,300,000	Barclays	No
A-2-1	$15,000,000	$15,000,000	Benchmark 2023-V3	No
A-2-2	$10,000,000	$10,000,000	Benchmark 2023-V3	No
A-2-3	$4,680,000	$4,680,000	Benchmark 2023-V3	No
Total (Whole Loan)	$84,800,000	$84,800,000

(1)	Expected to be contributed to one or more future securitization trusts.

■	The Mortgaged Property. The 12800 Culver Boulevard Property is a 296,000 SF property which serves as a data center and broadcast facility for DIRECTV, LLC (“DirecTV”) and is situated on a 577,843 SF lot, with a total land area of approximately 13.3 acres, and is located at the southwest corner of Culver Boulevard and McConnell Avenue in Los Angeles, California. The 12800 Culver Boulevard Property is located approximately 2.7 miles from Venice Beach, 4.3 miles from Los Angeles International Airport, and 15.6 miles from downtown Los Angeles. Additionally, the 12800 Culver Boulevard Property is located approximately 5.9 miles from DirecTV’s headquarters, which is located in El Segundo, California. The 12800 Culver Boulevard Property was originally constructed in 1968 and renovated in 1998 and 1999. The 12800 Culver Boulevard Property consists of a 211,000 SF building for which approximately half is used as a data center and the other half being used as broadcast/office space dedicated to the sole tenant, DirecTV. Additionally, there is an 85,000 SF satellite field that is adjacent to the southwest corner of the data center building which also serves as collateral for the 12800 Culver Boulevard Whole Loan. The data center building is powered by four, 5,000 amp mains with 480 volt capacity and 4,800 kilowatts. The 12800 Culver Property features 534 parking spaces, which is equivalent to 1.80 parking spaces per 1,000 SF of net rentable area.

The sole tenant is DirecTV (296,000 SF, 100.0% of net rentable area; 100.0% of underwritten base rent). DirecTV and the borrower executed a sale leaseback transaction in March 2023. As a result, DirecTV entered into an approximately 15-year, triple-net lease with 3.5% annual rent increases, two, 10-year extension options and no termination options. DirecTV has been at the 12800 Culver Boulevard Property since 1998 and its executed lease is guaranteed by DirecTV Entertainment Holdings, LLC (rated BB+ by Fitch). The 12800 Culver Boulevard Property serves as DirecTV’s largest and primary national broadcasting facility. DirecTV was originally acquired in 2015 by AT&T for $49 billion, however DirecTV is now 70% owned by AT&T and 30% owned by TPG as a standalone company with a focus on video and streaming. DirecTV was founded in 1994 and had over 12 million subscribers as of the first quarter of 2023.

The following table presents certain information relating to the sole tenant at the 12800 Culver Boulevard Property:

Sole Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant GLA (SF)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
DirecTV	BB+/NR/NR	296,000	100.0%	$14,067,370	100.0%	$47.52	3/31/2038	2, 10-year options
Total / Wtd. Avg.		296,000	100.0%	$14,067,370	100.0%	$47.52

(1)	Based on the underwritten rent roll.
(2)	The rating provided is assigned to DirecTV Entertainment Holdings LLC, which is the entity that guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

33

12800 CULVER BOULEVARD

The following table presents certain information relating to the lease rollover schedule for the sole tenant at the 12800 Culver Boulevard Property:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0	$0	0.0	$0.00	0
2024	0	0.0	0.0	$0	0.0	$0.00	0
2025	0	0.0	0.0	$0	0.0	$0.00	0
2026	0	0.0	0.0	$0	0.0	$0.00	0
2027	0	0.0	0.0	$0	0.0	$0.00	0
2028	0	0.0	0.0	$0	0.0	$0.00	0
2029	0	0.0	0.0	$0	0.0	$0.00	0
2030	0	0.0	0.0	$0	0.0	$0.00	0
2031	0	0.0	0.0	$0	0.0	$0.00	0
2032	0	0.0	0.0	$0	0.0	$0.00	0
2033	0	0.0	0.0	$0	0.0	$0.00	0
2034 & Thereafter	296,000	100.0	100.0	$14,067,370	100.0	$47.52	1
Vacant	0	0.0	100.0	$0	0.0	$0.00	0
Total / Wtd. Avg.	296,000	100.0%	100.0%	$14,067,370	100.0%	$47.52	1
(1)	Based on the underwritten rent roll.

The following table presents certain information relating to historical occupancy at the 12800 Culver Boulevard Property:

Historical Leased %

2020	2021	2022	As of 7/6/2023(1)
100.0%	100.0%	100.0%	100.0%

(1)	Based on the underwritten rent roll.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 12800 Culver Boulevard Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$14,067,370	$47.52
Vacancy Adjustment	(703,369)	(2.38)
Net Rental Income	$13,364,002	$45.15
Recoveries	128,250	0.43
Effective Gross Income	$13,492,252	$45.58
Total Operating Expenses(2)	134,923	0.46
Net Operating Income	$13,357,329	$45.13
Capital Expenditures	29,600	0.10
Net Cash Flow	$13,327,729	$45.03
(1)	Historical operating history is not available as the borrower sponsor acquired the 12800 Culver Boulevard Property in a sale-leaseback transaction with the sole tenant, DirecTV, in March 2023.
(2)	Underwritten Expenses only include the underwritten management fee as the sole-tenant, DirecTV leases the space on a triple-net basis.
■	Appraisal. According to the appraisal, the 12800 Culver Boulevard Property had an “as-is” appraised value of $215,000,000 as of May 12, 2023. The appraisal also concluded to a land value of $202,200,000 as of May 12, 2023, resulting in a loan-to-land value ratio of 41.9%.
■	Environmental Matters. According to the Phase I environmental report dated May 24, 2023, there are no recognized environmental conditions or recommendations for further action at the 12800 Culver Boulevard Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

34

12800 CULVER BOULEVARD
■	Market Overview and Competition. The 12800 Culver Boulevard Property is located in the Southern California data center market which includes Los Angeles and San Diego, California. The 12800 Culver Boulevard Property is located within the greater Los Angeles Metropolitan Statistical Area (“Los Angeles MSA”). Los Angeles features a total of 365 MW of power, which ranks as the 7th largest data center market in the United States by total capacity. An additional 50 MW is expected to be added by 2026. Los Angeles features 99 active data centers, over 2.7 million SF of operational data hall square footage and a market size compounded annual growth rate of 2.5% from 2021-2026. New entrants into the Los Angeles MSA in recent years include Amazon Studios, Netflix, Hulu and Fullscreen.
■	Rent Comparables: The appraisal identified comparable rents on a national basis and included data centers, mission-critical properties, and research and development properties in its analysis. The comparable triple-net rent ranged from $51 PSF to $90 PSF. The appraisal also identified local comparable properties with a triple-net rent range of $46.75 PSF to $63 PSF. However, the appraisal generally viewed the comparable leases to be at locations inferior to the 12800 Culver Boulevard Property. Additionally, the appraisal identified three upcoming built-to-suit development to tenants ranging from CCC- rated to investment grade rated, and on the low side concluded to a rent equal to $69.70 PSF.

Primary Lease Comparables(1)

Address	Lease Date	Property Type	Lease Term	Annual Base Rent PSF	Lease Type	Size (SF)	Annual Escalations
12800 Culver Boulevard	5/1/2023(2)	Data Center / Other	180(2)	$47.52(2)	NNN	296,000(2)	3.50%
Confidential, Northern CA	Q3 2022	Data Center	180	$51.00	NNN	119,189	2.50%
Confidential, MA	Q1 2019	Data Center	164	$52.00	NNN	66,730	2.50%
329 Oyster Point Boulevard, San Francisco, CA	Q1 2023	Critical Use / R&D	97	$90.00	NNN	55,602	3.50%
10931-10933 N Torrey Pines Road, San Diego, CA	Q1 2022	Critical Use / R&D	144	$81.00	NNN	200,000	3.00%
Carmel Valley Road, San Diego, CA	Q1 2022	Critical Use / R&D	163	$72.00	NNN	535,000	3.00%
11255 & 11355 N Torrey Pines Road, San Diego, CA	Q4 2021	Critical Use / R&D	180	$84.00	NNN	309,000	3.00%
3020-3030 Callan Road, San Diego, CA	Q2 2021	Critical Use / R&D	141	$67.20	NNN	185,000	3.00%
10275 Science Center, San Diego, CA	Q4 2020	Critical Use / R&D	128	$63.60	NNN	117,929	3.00%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

35

12800 CULVER BOULEVARD

Local Lease Comparables(1)

Address	Lease Date	Distance to Subject (Mi.)	Lease Term	Annual Base Rent PSF	Lease Type	Size (SF)	Annual Escalations
12800 Culver Boulevard	5/1/2023(2)	NAP	180(2)	$47.52(2)	NNN	296,000(2)	3.50%
Confidential, Los Angeles, CA	6/1/2023	NAV	120	$53.00	NNN	360,000	2.50%
Confidential, Los Angeles, CA	3/1/2023	NAV	180	$60.00	NNN	900,000	3.00%
5005 McConnell, Los Angeles	Q3 2022	0.4	192	$54.00	NNN	56,300	N/A
8590 National Boulevard, Culver City, CA	Q3 2021	4.4	130	$54.00	NNN	44,104	3.00%
9735 Washington Boulevard, Culver City, CA	Q2 2021	3.6	120	$63.00	NNN	82,553	3.00%
1001 N. Seward, Los Angeles, CA	Q1 2021	12.5	132	$48.30	NNN	56,480	3.00%
Confidential, Los Angeles, CA	Q2 2020	NAV	180	$46.75	NNN	125,000	2.00%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 12800 Culver Boulevard Property:

Market Rent Summary(1)
	Rentable SF	Market Rent	Rent Escalations	Reimbursement Method	Term (Mos.)
Single Tenant Space	211,000	$70.00	3% per annum	NNN	120

(1)	Source: Appraisal. Rentable SF excludes the 85,000 SF satellite field.

The following table presents certain information relating to comparable land sales for the 12800 Culver Boulevard Property:

Comparable Land Sales(1)

Property Name	Sale Date	City, State	Primary Use	Distance to Subject (mi.)	Price	Lot Size (SF)	Price PSF of Land(2)
12800 Culver Boulevard	Mar-23	Los Angeles, CA	Production Studio	NAP	$211,000,000	577,843	$365.15
1205-1321 Wholesale Street & 1206-1338 E 6th Street	May-22	Los Angeles, CA	Production Studio	16.4	$240,000,000	635,919	$339.67
5601 Santa Monica Boulevard	Feb-21	Los Angeles, CA	Production Studio	14.6	$82,675,500	214,593	$346.74
8876-8888 Venice Boulevard	Nov-20	Los Angeles, CA	Production Studio	3.9	$162,000,000	195,584	$414.15
2425 South Malt Avenue	Jun-22	Commerce, CA	Industrial	22.6	$50,300,000	249,748	$352.45

(1)	Source: Appraisal.
(2)	Represents the adjusted price per square foot of land for the comparable land sales.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

36

12800 CULVER BOULEVARD
■	The Borrower. The borrower is GI ETS Culver LLC, a Delaware limited liability company. The borrower is a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 12800 Culver Boulevard Whole Loan.
The borrower sponsor and non-recourse carveout guarantor is GI Partners ETS Fund LP, a Delaware limited partnership (together with its affiliates, “GI Partners”). Founded in 2001, GI Partners is a private investment firm with over 140 employees and offices in San Francisco, New York, Dallas, Chicago, Greenwich, Scottsdale and London. Since inception, GI Partners has raised over $40 billion in capital from institutional investors to invest in private equity, real estate and data infrastructure technologies. The real estate team focuses primarily on technology and life sciences properties as well as other specialized types of real estate The data infrastructure team invests primarily in hard asset infrastructure businesses underpinning the digital economy. GI Partners had assets under management totaling $35 billion as of April 2023.
■	Escrows and Reserves.
Tax Reserve – On each due date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to pay taxes over the ensuing 12-month period. However, such requirement has been conditionally waived so long as the borrower provides evidence of payment of such taxes prior to the delinquency date or the lender otherwise obtains verification of payment (without an obligation to seek such verification), and there is no continuing material event of default under the 12800 Culver Boulevard Whole Loan documents for 30 or more consecutive days. On up to three occasions during the loan term, the waiver can be reinstated if the borrower does not provide timely evidence of payment but subsequently makes the required payment together with any interest and penalties.
Insurance Reserve – On each due date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof, however, such insurance reserve deposit has been conditionally waived so long as the borrower continues to maintain a blanket policy that satisfies the conditions set forth in the 12800 Culver Boulevard Whole Loan documents. Additionally, the insurance reserve has been conditionally waived if the borrower provides the lender with evidence of timely payment of insurance premiums prior to delinquency or the lender otherwise obtains verification of payment directly from the borrower's insurance agent (without the obligation to seek such verification) and there is no continuing material event of default for 30 or more consecutive days. On up to three occasions during the loan term, the waiver can be reinstated if the borrower does not provide timely evidence of payment but subsequently makes the required payment together with any interest and penalties.
Replacement Reserve – During the continuance of a Specified Tenant Sweep Period (as defined below), the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $3,700 ($0.15 per square foot annually). However, the requirement is waived so long as a Cash Sweep Period (as defined below) is not continuing.
■	Lockbox and Cash Management. The 12800 Culver Boulevard Whole Loan is structured with a hard lockbox and springing cash management. At origination of the 12800 Culver Boulevard Whole Loan, the borrower was required to deliver a notice to the tenant at the 12800 Culver Boulevard Property directing such tenant to remit all payments under its lease directly to the lender-controlled lockbox. All funds received by the borrower or the property manager are required to be deposited in the lockbox account within two business days of receipt. All funds deposited into the lockbox are required to be released to the borrower unless a Cash Sweep Period exists. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 12800 Culver Boulevard Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 12800 Culver Boulevard Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 12800 Culver Boulevard Whole Loan or, during a Specified Tenant Sweep Period, deposited into the lease sweep reserve account.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

37

12800 CULVER BOULEVARD
“Specified Tenant Sweep Event” means the occurrence of any of the following events with respect to any Specified Tenant (as defined below), provided that, as of the occurrence of any such event, the debt service coverage ratio is less than 1.85x (excluding any revenue from the lease with the Specified Tenant which is subject to any of the events described in the succeeding clauses (i) through (v)): (i) unless each of the following is satisfied: (x) the applicable Specified Tenant or its guarantor satisfies the specified tenant rating requirements (investment grade rating) as set forth in the 12800 Culver Boulevard Whole Loan documents, (y) such Specified Tenant’s lease has a remaining term that extends at least five years beyond the maturity date and (z) there is more than three years remaining prior to the maturity date, the Specified Tenant vacates or goes dark for a period of more than 90 consecutive days, subject to the exceptions noted in the 12800 Culver Boulevard Whole Loan documents, (ii) the Specified Tenant or its lease guarantor files for bankruptcy, is deemed insolvent, or otherwise makes a general assignment for the benefit of creditors, (iii) the Specified Tenant fails to extend or renew its lease in accordance with its terms by the date that is 12 months prior to the scheduled expiration date of the lease, (iv) the Specified Tenant gives notice of termination of its lease or notice of its intention not to exercise its right under the lease to renew or extend the term of the lease and (v) the Specified Tenant is in monetary default with respect to the payment of base rent and reimbursements which are considered additional rent under its lease, which default is not being contested by such Specified Tenant in good faith or is considered a material default beyond any applicable notice or grace periods, which is reasonably likely to have a material adverse effect, or with respect to which the borrower has delivered a notice of termination of the related lease to such Specified Tenant.
“Cash Sweep Period” means the period (i) commencing upon any of (A) the occurrence and continuance of a material event of default or (B) the occurrence of a Specified Tenant Sweep Event and, at any point in time prior to the three year period immediately preceding the maturity date, the borrower failing to timely make a cash deposit or a letter of credit deposit in an amount equal to two years of excess cash flow that would have been generated pursuant to the DirecTV lease as of the commencement date of such applicable Specified Tenant Sweep Event (the "Specified Tenant Credit Support") as provided for in the 12800 Culver Boulevard Whole Loan documents (a "Specified Tenant Sweep Period").
A Cash Sweep Period will expire upon (i) with respect to clause (A), the cure or waiver of such material event of default, or (ii) with regard to any Specified Tenant Sweep Period, the earliest to occur of (x) the cure of the applicable Specified Tenant Sweep Event as described in the in the 12800 Culver Boulevard Whole Loan documents, (y) at any point in time prior to the three year period immediately preceding the maturity date, the borrower provides the applicable Specified Tenant Credit Support or the funds deposited into the lease sweep reserve account as the result of an ongoing Specified Tenant Sweep Event are equal to an amount equivalent to the Specified Tenant Credit Support or (iii) the debt service coverage ratio (excluding any revenue from the lease with the Specified Tenant which is subject to the applicable Specified Tenant Sweep Event) is equal to or greater than 1.85x.
“Specified Tenant” means (i) DirecTV so long as it satisfies the criteria set forth in clause (iii) of this definition, (ii) any successor-in-interest to DirecTV under the DirecTV lease so long as such tenant satisfies the criteria set forth in clause (iii) of this definition, and (iii) any other tenant or its affiliates under a lease covering 25% or more of the total rentable square footage of the 12800 Culver Boulevard Property or comprising 20% or more of the gross rents.
■	Property Management. The 12800 Culver Boulevard Property is managed by GI Property Manager (CA) Inc., an affiliate of the borrower sponsor.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

38

12800 CULVER BOULEVARD
■	Terrorism Insurance. The 12800 Culver Boulevard Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 12800 Culver Boulevard Property plus business interruption coverage in an amount equal to 100% of the projected gross rent for the 12800 Culver Boulevard Property until the completion of restoration or the expiration of 18 months, whichever comes first. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums in an amount equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the 12800 Culver Boulevard Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

39

BRASSWATER WAREHOUSE PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

40

BRASSWATER WAREHOUSE PORTFOLIO

MAP © 2023 CARTIFACT
Troy
Sterling Heights
Warren
Fraser
Madison Heights
Royal Oak
Roseville
St Clair Shores
Ferndale
Hazel Park
Detroit
GM Tech Center
Macomb Community College
Ascension Macomb-Oakland Hospital, Warren Campus
Ascension Macomb-Oakland Hospital
Universal Mall Shopping Center
Hazel Park Harness Raceway
McLaren Macomb
St. John Hospital & Medical Center
COLEMAN A. YOUNG INTERNATIONAL AIRPORT
EAST ENGLISH VILLAGE
1
2

Brasswater Warehouse Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	6500 East Fourteen Mile Road	6500 East Fourteen Mile Road	Warren	Michigan	48092
2	30450-30500 Little Mack Avenue	30450-30500 Little Mack Avenue	Roseville	Michigan	48066

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

41

BRASSWATER WAREHOUSE PORTFOLIO
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CREFI
Location (City/State)(1)	Various, Michigan	Cut-off Date Balance		$65,500,000
Property Type	Industrial	Cut-off Date Balance per SF		$57.47
Size (SF)(1)	1,139,821	Percentage of Initial Pool Balance		6.8%
Total Occupancy as of 6/1/2023 and 7/6/2023(1)(2)	95.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2023 and 7/6/2023 (1)(2)	95.3%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		7.25000%
Appraised Value(1)	$111,700,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$10,315,965	Escrows(3)
Underwritten Expenses	$3,667,834		Upfront	Monthly
Underwritten Net Operating Income (NOI)(1)	$6,648,131	Taxes	$1,579,968	$143,633
Underwritten Net Cash Flow (NCF)	$6,338,007	Insurance	$610,700	$55,518
Cut-off Date LTV Ratio	58.6%	Replacement Reserve	$0	$12,868
Maturity Date LTV Ratio	58.6%	TI/LC	$0	Springing
DSCR Based on Underwritten NOI / NCF	1.38x / 1.32x	Deferred Maintenance	$249,311	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.7%	Other(4)	$770,000	$0

Sources and Uses
Sources	$	%	Uses	$		%
Loan Amount	$65,500,000	100.0%	Loan Payoff	$54,0	88,047	82.	6%
			Principal Equity Distribution	6,4	91,070	9.	9
			Reserves	3,2	09,979	4.	9
			Closing Costs	1,7	10,903	2.	6
Total Sources	$65,500,000	100.0%	Total Uses	$65,5	00,000	100.	0%

(1)	See “Portfolio Summary” below.
(2)	The occupancy dates for the 6500 East Fourteen Mile Road and 30450-30500 Little Mack Avenue Properties (as defined below) are June 1, 2023 and July 6, 2023, respectively.
(3)	See “—Escrows” below.
(4)	Other Upfront reserves consist of an unfunded obligation reserve.
■	The Mortgage Loan. The Brasswater Warehouse Portfolio mortgage loan (the “Brasswater Warehouse Portfolio Loan”) is secured by a first mortgage encumbering the borrowers’ fee interest in a portfolio of two industrial warehouse/distribution properties totaling 1,139,821 SF located in Warren and Roseville, Michigan (the “Brasswater Warehouse Portfolio Properties”). The Brasswater Warehouse Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $65,500,000 and represents approximately 6.8% of the Initial Pool Balance. The Brasswater Warehouse Portfolio Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on June 7, 2023. The proceeds of the Brasswater Warehouse Portfolio Loan were used to refinance existing debt on the Brasswater Warehouse Portfolio Properties, return equity to the borrower sponsor, fund upfront reserves and pay closing costs.

The Brasswater Warehouse Portfolio Loan had an initial term of 60 months and remaining term of 60 months as of the Cut-off Date. The Brasswater Warehouse Portfolio Loan has a five-year interest only term and accrues interest at a rate of 7.25000% per annum. The scheduled maturity date of the Brasswater Warehouse Portfolio Loan is July 6, 2028.

Voluntary prepayment of the Brasswater Warehouse Portfolio Loan is prohibited prior to May 6, 2028 but may be freely prepaid without the payment of any prepayment premium in whole (but not in part) thereafter. Defeasance of the Brasswater Warehouse Portfolio Loan is permitted at any time after the date that is two years after the securitization cut-off date of the Benchmark 2023-V3 securitization. See “—Release of Collateral” below.

■	The Mortgaged Properties. The Brasswater Warehouse Portfolio Properties are comprised of two industrial warehouse/distribution centers totaling 1,139,821 SF located in Warren and Roseville, Michigan within the Detroit metropolitan statistical area (“Detroit MSA”). As of the underwritten rent rolls dated June 1, 2023 and July 6, 2023 the Brasswater Warehouse Portfolio Properties were 95.3% occupied by six unique tenants with a remaining weighted average lease term of 6.9 years.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

42

BRASSWATER WAREHOUSE PORTFOLIO

6500 East Fourteen Mile Road

The 6500 East Fourteen Mile Road property is a 1,010,800 SF industrial warehouse/distribution center located at 6500 East Fourteen Mile Road located in Warren, Michigan approximately 21.4 miles north of Detroit, Michigan (the “6500 East Fourteen Mile Road Property”). The 6500 East Fourteen Mile Road Property was constructed in phases between 1969 and 2015, recently renovated in 2023 and is situated on a 59.61-acre site. The 6500 East Fourteen Mile Road Property features 24-100’ clear heights with the majority of space having clear heights of 36’, 169 dock height loading doors, 12 grade level loading doors and 643 parking spaces (approximately 0.6 spaces per 1,000 SF). The 6500 East Fourteen Mile Road Property also features 5.5 acres of land leased to AA Parking LLC on a lease that runs through May 31, 2028, at $132,000 annually. As of June 1, 2023 the 6500 East Fourteen Mile Road Property was 94.7% leased to five unique tenants.

30450-30500 Little Mack Avenue

The 30450-30500 Little Mack Avenue property is a 129,021 SF industrial warehouse/distribution center located at 30450-30500 Little Mack Avenue in Roseville, Michigan, approximately 17.0 miles northeast of Detroit, Michigan (the “30450-30500 Little Mack Avenue Property”). The 30450-30500 Little Mack Avenue Property was built in 1968, renovated in 2012 and is situated on a 6.12-acre site. The 30450-3500 Little Mack Avenue Property features 16-20’ clear heights, 15 dock high doors, 3 grade level doors and 132 parking spaces (approximately 1.02 spaces per 1,000 SF). The 30450-30500 Little Mack Avenue Property was previously 100% leased to Art Van Furniture, LLC with a lease expiration date of February 28, 2037 following a sale/leaseback transaction. In 2017, Art Van Furniture, LLC sold their affiliated business, Comfort Mattress Co., to Blue Bell Mattress Company and subleased the entirety of the 30450-30500 Little Mack Avenue Property to Blue Bell Mattress Company for the remainder of the lease term. Blue Bell Mattress Company currently has a sub-sublease with Anji Logistics USA, Inc. which expires November 30, 2025. As of July 6, 2023 the 30450-30500 Little Mack Avenue Property was 100.0% occupied.

The following table presents certain information relating to the Brasswater Warehouse Portfolio Properties:

Portfolio Summary

Property Name	City, State(1)	Year Built / Renovated(1)	Allocated Loan Amount	% of Allocated Loan Amount	Total GLA	As-Is Appraised Value(1)	UW NOI(2)	% of UW NOI(2)
6500 East Fourteen Mile Road	Warren, MI	Various(3) / 2023	$60,500,000	92.4%	1,010,800	$104,000,000	$6,156,952	92.6%
30450-30500 Little Mack Avenue	Roseville, MI	1968 / 2012	5,000,000	7.6	129,021	7,700,000	491,179	7.4
Total			$65,500,000	100.0%	1,139,821	$111,700,000	$6,648,131	100.0%

(1)	Source: Appraisals.
(2)	Based on the underwritten rolls dated June 1, 2023 and July 6, 2023 for the 6500 East Fourteen Mile Road Property and 30450-30500 Little Mack Avenue Property, respectively.
(3)	The 6500 East Fourteen Mile Road property was built in phases during 1969, 1970, 1976, 1982, 1987, 1990, 1993, 1997 and 2015.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

43

BRASSWATER WAREHOUSE PORTFOLIO

The following table presents certain information relating to the tenants at the Brasswater Warehouse Portfolio Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch / MIS / S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Samsung	AA-/Aa2/AA-	274,000	24.0%	$1,815,331	27.6%	$6.63	5/31/2028	2, 5-year options
Gardner White Furniture	NR/NR/NR	275,800	24.2	1,680,224	25.5	6.09	Various(4)	Various(4)
Dufresne Spencer Group	NR/NR/NR	186,352	16.3	1,146,065	17.4	6.15	9/30/2032	2, 5-year options
Lipari Foods Operating Co	NR/NR/NR	141,000	12.4	944,700	14.3	6.70	1/31/2027	1, 2-year option
Blue Bell Mattress Company	NR/NR/NR	129,021	11.3	518,716	7.9	4.02	2/28/2037	1, 1-year option(5)
Fisher & Company Inc	NR/NR/NR	80,000	7.0	478,400	7.3	5.98	11/30/2026	2, 2-year options
Total Occupied		1,086,173	95.3%	$6,583,436	100.0%	$6.06
Vacant Space		53,648	4.7	0	0.0	0.00
Total / Wtd. Avg.		1,139,821	100.0%	$6,583,436	100.0%	$6.06

(1)	Based on the underwritten rent rolls dated June 1, 2023 and July 6, 2023 for the 6500 East Fourteen Mile Road Property and 30450-30500 Little Mack Avenue Property, respectively.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include straight-line rent averaging for Samsung, an investment grade tenant, through lease maturity totaling approximately $130,231 and contractual rent steps through May 19, 2024 totaling approximately $109,694.
(4)	Gardner White Furniture occupies two units which includes 160,800 SF of space that expires May 18, 2032 with two, five-year renewal options and 115,000 SF of space that expires May 18, 2027 with three, five-year renewal options.
(5)	The sole tenant at the 30450-30500 Little Mack Avenue Mortgaged Property, Blue Bell Mattress Company, subleases its entire premises to Anji Logistics USA, Inc. pursuant to a sub-sublease agreement effective October 1, 2020, which expires November 30, 2025. For the period of December 1, 2022 to November 30, 2023, Anji Logistics USA, Inc. will pay an annual rent of $576,098.88.

The following table presents certain information relating to the lease rollover schedule at the Brasswater Warehouse Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	80,000	7.0	7.0%	478,400	7.3	5.98	1
2027	256,000	22.5	29.5%	1,574,900	23.9	6.15	2
2028	274,000	24.0	53.5%	1,815,331	27.6	6.63	1
2029	0	0.0	53.5%	0	0.0	0.00	0
2030	0	0.0	53.5%	0	0.0	0.00	0
2031	0	0.0	53.5%	0	0.0	0.00	0
2032	347,152	30.5	84.0%	2,196,089	33.4	6.33	2
2033	0	0.0	84.0%	0	0.0	0.00	0
2034 & Thereafter	129,021	11.3	95.3%	518,716	7.9	4.02	1
Vacant	53,648	4.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,139,821	100.0%		$6,583,436	100.0%	$6.06	7

(1)	Based on the underwritten rolls dated June 1, 2023 and July 6, 2023 for the 6500 East Fourteen Mile Road and 30450-30500 Little Mack Avenue Properties, respectively.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include straight-line rent averaging for Samsung, an investment grade tenant, through lease maturity totaling approximately $130,231 and contractual rent steps through May 19, 2024 totaling approximately $109,694.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

44

BRASSWATER WAREHOUSE PORTFOLIO

The following table presents certain information relating to current occupancy at the Brasswater Warehouse Portfolio Properties:

Historical Leased %(1)

2020	2021	2022	Current(2)
NAV	NAV	NAV	95.3%

(1)	Historical occupancies are not available for the Brasswater Warehouse Portfolio Properties as the borrower sponsor acquired the Brasswater Warehouse Portfolio Properties in September and October 2021 while the 6500 East Fourteen Mile Road Property was fully vacant and the Brasswater Warehouse Portfolio Properties were collectively 11.3% occupied. Since acquisition the borrower sponsor has leased the Brasswater Warehouse Portfolio Properties up to their current occupancy of 95.3%.
(2)	Based on the underwritten rolls dated June 1, 2023 and July 6, 2023 for the 6500 East Fourteen Mile Road Property and 30450-30500 Little Mack Avenue Property, respectively.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Brasswater Warehouse Portfolio Properties:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$6,343,511	$5.57
Contractual Rent Steps(3)	239,925	0.21
Potential Income from Vacant Space	524,958	0.46
Reimbursements	3,607,465	3.16
Other Income(4)	132,000	0.12
Vacancy & Credit Loss	(531,894)	(0.47)
Effective Gross Income	$10,315,965	$9.05

Real Estate Taxes	$1,815,734	$1.59
Insurance	635,250	0.56
Management Fee	309,479	0.27
Other Operating Expenses(5)	907,371	0.80
Total Expenses	$3,667,834	$3.22

Net Operating Income	$6,648,131	$5.83
Replacement Reserves	134,198	0.12
TI/LC	175,925	0.15
Net Cash Flow	$6,338,007	$5.56

(1)	Based on the underwritten rolls dated June 1, 2023 and July 6, 2023 for the 6500 East Fourteen Mile Road Property and 30450-30500 Little Mack Avenue Property, respectively.
(2)	Historical financial information is not available for the Brasswater Warehouse Portfolio Properties since the borrower sponsor acquired the Brasswater Warehouse Portfolio Properties in 2021.
(3)	Underwritten Contractual Rent Steps include straight-line rent averaging for Samsung, an investment grade tenant, through lease maturity totaling approximately $130,231 and contractual rent steps through May 19, 2024 totaling approximately $109,694.
(4)	Other Income consists of parking income collected at the 6500 East Fourteen Mile Road Property. The 6500 East Fourteen Mile Road Property includes 5.5 acres of land, which is leased to AA Parking LLC through May 2028.
(5)	Other Operating Expenses include expenses such as utilities, contract services and CAM expenses.
■	Appraisal. According to the appraisal reports dated April 21, 2023, the Brasswater Warehouse Portfolio Properties had an aggregate “as-is” appraised value of $111,700,000.
■	Environmental Matters. According to Phase I environmental reports dated April 25, 2023 and April 28, 2023, there are no recognized environmental conditions or recommendations for further action at the Brasswater Warehouse Portfolio Properties.
■	Market Overview and Competition. The Brasswater Industrial Portfolio Properties are located within the Metro Detroit Industrial Market and are approximately 8.0 miles from one and another. According to the appraisal, as of the first quarter of 2023, the Metro Detroit Industrial Market had existing supply of 537,208,616 SF, vacancy rate of 1.9%, and average asking rent of $7.23 PSF. Among the eight submarkets in the Metro Detroit Industrial Market, vacancy rates ranged from 0.7% to 3.0%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

45

BRASSWATER WAREHOUSE PORTFOLIO

According to the appraisal, both the 6500 East Fourteen Mile Road Property and 30450-30500 Little Mack Avenue Property are located within the Macomb County Industrial submarket. As of the first quarter of 2023, the Macomb County Industrial submarket had existing supply of 107,199,381 SF, a vacancy rate of 1.9% and average asking rent of $6.99 PSF. The 6500 East Fourteen Mile Road Property benefits from direct frontage on East Fourteen Mile Road and its proximity to I-75 and I-696. Primary access to the 30450-30500 Little Mack Avenue Property is provided by I-94.

6500 East Fourteen Mile Road Property

Comparable Industrial Leases(1)

Property Name	City, State	Total Property NRA (SF)	Tenant	Lease Date	Lease Term (years)	Lease Size (SF)	Base Rent per SF
6500 East Fourteen Mile Road	Warren, MI	1,010,800(2)	Various(2)	Various(2)	Various(2)	Various(2)	$6.34(3)
Iron Mountain	Warren, MI	131,700	Iron Mountain Information Management, LLC	November 2021	10.0	131,700	$5.75
Shelby Commerce Center	Shelby Township, MI	1,003,921	Magna Powertrain of America	February 2023	10.5	190,861	$6.73
Oakland Park 10	Highland Park, MI	300,000	Faurecia	May 2022	1.6	150,000	$6.16
M3 Commerce Center	Detroit, MI	684,351	Lear Corporation	August 2022	10.0	416,518	$7.04
Oakland Logistics Center	Pontiac, MI	713,796	General Motors, LLC	September 2022	10.3	713,796	$6.53
PTI Engineered Plastics, Inc.	Sterling Heights, MI	128,648	PTI Engineered Plastics, Inc.	June 2020	7.0	128,648	$6.30
Norma Industrial Complex	Auburn Hills, MI	123,727	Trigo Group	June 2022	6.0	102,427	$6.67
RE Automated Facility	Detroit, MI	224,150	Djar Properties, LLC	November 2022	9.6	224,150	$5.83

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of June 1, 2023.
(3)	Represents aggregate underwritten base rent at the 6500 East Fourteen Mile Road Property from the June 1, 2023 rent roll and is inclusive of rent steps through May 19, 2024 as well as the average remaining rent steps for Samsung.

30450-30500 Little Mack Avenue Property

Comparable Industrial Leases(1)

Property Name	City, State	Total Property NRA (SF)	Tenant	Lease Date	Lease Term (years)	Lease Size (SF)	Base Rent per SF
30450-30500 Little Mack Avenue	Roseville, MI	129,021(2)	Blue Bell Mattress Company(2)	April 2018(2)	18.9(2)	129,021(2)	$4.02(3)
AT&T Field Operations Center	Roseville, MI	50,215	Michigan Bell Telephone Company	January 2020	10.0	50,215	$5.38
Iron Mountain	Warren, MI	131,700	Iron Mountain Information Management, LLC	November 2021	10.0	131,700	$4.89
LG Energy	Warren, MI	122,548	LG Energy	November 2021	3.1	122,548	$5.17
RE Automated Facility	Detroit, MI	224,150	Djar Properties, LLC	November 2022	9.6	224,150	$5.07
FedEx Express	Clinton Township, MI	38,641	FedEx Express	June 2020	10.0	38,641	$5.54
Motion Industries Inc	Madison Heights, MI	60,362	Motion Industries	June 2022	5.0	43,200	$5.54

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 6, 2023.
(3)	Represents underwritten base rent from the July 6, 2023 rent roll and is inclusive of rent steps through April 1, 2024.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

46

BRASSWATER WAREHOUSE PORTFOLIO
■	The Borrowers. The borrowers are 14 Mack LP and Roseville Master, Inc., a Delaware limited partnership and a Delaware corporation, respectively. The borrowers are a special purpose bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brasswater Warehouse Portfolio Loan.

The borrower sponsor and non-recourse carveout guarantor is Ian Quint. Ian Quint is the owner of Brasswater, a Canadian commercial real estate investment and development firm operating across Canada and the United States. Brasswater is vertically integrated, specializing in property acquisition, development, asset management, leasing, construction, and operations of buildings for industrial, office, and retail uses. Founded in 2015, Brasswater currently owns more than 12,000,000 SF of properties and 16,000,000 SF of land for development.

■	Escrows. At origination of the Brasswater Warehouse Portfolio Loan, the borrowers deposited (i) approximately $1,579,968 into a real estate tax reserve account, (ii) approximately $610,700 into an insurance reserve account, (iii) $249,311 into a deferred maintenance reserve account, and (iv) $770,000 into an unfunded obligations reserve account.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated annual real estate taxes (initially estimated to be approximately $143,633).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount that the lender estimates would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $55,518).

Replacement Reserve – On each due date, the borrowers are required to deposit into a replacement reserve $12,868 for replacement reserves.

TI/LC Reserve – On each due date following the occurrence of a Leasing Reserve Trigger Event (as defined below), the borrowers will be required to deposit into the TI/LC reserve account an amount equal to, with respect to each tenant for which a Leasing Reserve Trigger Event has occurred and is continuing, one year of such tenant’s current base rent divided by the number of months from the occurrence of such Leasing Reserve Trigger Event through the expiration of the then applicable term of such tenant’s lease.

■	Lockbox and Cash Management. The Brasswater Warehouse Portfolio Loan is structured with a hard lockbox and springing cash management. At origination of the Brasswater Warehouse Portfolio Loan, the borrowers were required to deliver a tenant direction letter to the existing tenants at the Brasswater Warehouse Portfolio Properties, directing them to remit any rent checks directly to the lender-controlled lockbox. The borrowers are required to cause all revenue received by the borrowers or the property manager from the Brasswater Warehouse Portfolio Properties to be immediately deposited into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brasswater Warehouse Portfolio Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brasswater Warehouse Portfolio Loan documents are required to be held by the lender in an excess cash flow reserve account and as additional collateral for the Brasswater Warehouse Portfolio Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Brasswater Warehouse Portfolio Properties Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default beyond any applicable notice and cure periods, and (ii) the debt service coverage ratio falling below 1.15x, and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date the debt yield is equal to or greater than 1.15x for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

47

BRASSWATER WAREHOUSE PORTFOLIO

A “Leasing Reserve Trigger Event” means, with respect to any tenant, a period (a) commencing upon any such tenant failing to extend or renew its lease on or prior the applicable Leasing Reserve Tenant Extension Deadline (as defined below), and (b) expiring upon the earlier to occur of (i) such time as the amount of funds that has been deposited into the leasing reserve account (in the form of cash or a letter of credit), with respect to such tenant equals one year of such tenant’s current base rent and (ii) the applicable tenant renewing or extending their lease in accordance with the terms of the Brasswater Warehouse Portfolio Loan documents for a minimum renewal term of two years.

“Leasing Reserve Tenant Extension Deadline” means the earlier of (i) the date occurring six months prior to the expiration of the then applicable term of the applicable tenant’s lease and (ii) the date by which the applicable tenant must provide notice of renewal of its lease pursuant to the terms thereof.

■	Property Management. The Brasswater Warehouse Portfolio Properties are managed by Signature Associates, Inc., an independent third-party property manager.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.
■	Release of Collateral. Provided that no event of default is continuing under the related Brasswater Warehouse Portfolio Loan documents, at any time after the date that is two years from closing date of the Benchmark 2023-V3 securitization, the borrowers may either deliver defeasance collateral or partially prepay the Brasswater Warehouse Portfolio Loan and obtain the release of the 30450-30500 Little Mack Avenue Property, in each case, provided that, among other conditions: (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 115% of the allocated loan amount for the 30450-30500 Little Mack Avenue Property, and (b) 100% of the net sales proceeds applicable to the 30450-30500 Little Mack Avenue Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the 6500 East Fourteen Mile Road Property is equal to or greater than the greater of (a) 1.35x, and (b) the debt service coverage ratio for all of the Brasswater Warehouse Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the 6500 East Fourteen Mile Road Property is equal to or greater than the greater of (a) 9.70%, and (b) the debt yield for all of the Brasswater Warehouse Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the 6500 East Fourteen Mile Road Property is no greater than the lesser of (a) 59.0% and (b) the loan-to-value ratio for all of the mortgaged properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable. In addition, provided that no event of default is continuing under the related Brasswater Warehouse Portfolio Loan documents, at any time after the date that is two years from the securitization cut-off date of the Benchmark 2023-V3 securitization, the borrowers may obtain the release of a portion of the 6500 East Fourteen Mile Road Property consisting primarily of an 39,575 SF office building from the lien of the security instrument (and related Brasswater Warehouse Portfolio Loan Documents), provided that, among other conditions, (x) the borrower delivers a REMIC opinion, and (y) the borrower delivers (if requested by the lender) a rating agency confirmation.
■	Terrorism Insurance. The Brasswater Warehouse Portfolio Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Brasswater Warehouse Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Brasswater Portfolio Warehouse Properties for 18 months, with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $100,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

48

EXCHANGERIGHT NET LEASED PORTFOLIO #63

FedEx Ground – Brookfield (Image), MO

TSC
TRACTOR SUPPLY Co

Tractor Supply – Waretown (Rte 9), NJ

DOLLAR GENERAL

Dollar General – Flint (Court), MI

TOPS

Tops Friendly Market – Niagara Falls (Niagara), NY

BioLife – Pearland (Kirby), TX

Schnucks

Schnucks – Rockford (Charles), IL

DOLLAR TREE

Dollar Tree – Moore (Eastern), OK

DOLLAR GENERAL

Dollar General – Owensboro (KY-25), KY

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

49

EXCHANGERIGHT NET LEASED PORTFOLIO #63

MAP © 2023 CARTIFACT
Minneapolis
Chicago
Detroit
Cleveland
New York
Boston
Kansas City
St. Louis
Denver
Washington, D.C.
Atlanta
Dallas
Austin
Houston
Miami
Gulf of Mexico
Atlantic Ocean
Pacific Ocean
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15

ExchangeRight Net Leased Portfolio #63

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	FedEx Ground - Brookfield (Image), MO	25821 Image Road	Brookfield	Missouri	64628
2	Tops Friendly Market- Niagara Falls (Niagara), NY	7200 Niagara Falls Boulevard	Niagara Falls	New York	14304
3	Schnucks - Rockford (Charles), IL	2642 Charles Street	Rockford	Illinois	61108
4	Tractor Supply - Waretown (Rte 9), NJ	599 US Route 9	Waretown	New Jersey	08758
5	BioLife- Pearland (Kirby), TX	3020 Kirby Drive	Pearland	Texas	77584
6	Daybreak Market - Pace (Hwy 90), FL	4540 Highway 90	Pace	Florida	32571
7	Dollar Tree - Moore (Eastern), OK	855 South Eastern Avenue	Moore	Oklahoma	73160
8	Dollar General - Eloy (Frontier), AZ	4002 West Frontier Street	Eloy	Arizona	85131
9	Dollar Tree - Ingleside (TX-361), TX	2491 State Highway 361	Ingleside	Texas	78362
10	Dollar General - Chester (Lincoln), WV	1963 Lincoln Highway	Chester	West Virginia	26034
11	Dollar General - Johnstown (Horner), PA	337 Horner Street	Johnstown	Pennsylvania	15902
12	Dollar General Plus - Ashland (Cottage), OH	1601 Cottage Street	Ashland	Ohio	44805
13	Dollar General - Springfield (Grand), IL	2015 North Grand Avenue East	Springfield	Illinois	62702
14	Dollar General - Owensboro (KY-25), KY	6542 State Route 56	Owensboro	Kentucky	42301
15	Dollar General - Flint (Court), MI	1835 East Court Street	Flint	Michigan	48503

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

50

EXCHANGERIGHT NET LEASED PORTFOLIO #63
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	15	Loan Seller		Barclays
Location (City/State)(1)	Various	Cut-off Date Balance		$50,682,000
Property Type	Various	Cut-off Date Balance per SF		$98.59
Size (SF)	514,077	Percentage of Initial Pool Balance		5.3%
Total Occupancy as of 7/1/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		5.67200%
Appraised Value(1)	$110,180,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$6,840,114
Underwritten Expenses	$647,726	Escrows(2)
Underwritten Net Operating Income (NOI)	$6,192,389		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,045,322	Taxes	$137,691	$19,670
Cut-off Date LTV Ratio	46.0%	Insurance	$2,625	$1,312
Maturity Date LTV Ratio	46.0%	Replacement Reserve	$48,966	Springing
DSCR Based on Underwritten NOI / NCF	2.12x / 2.07x	TI/LC	$500,000	Springing
Debt Yield Based on Underwritten NOI / NCF	12.2% / 11.9%	Other(3)	$1,041,497	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,682,000	44.3%	Purchase Price(4)	$110,266,021	96.4%
Principal’s New Cash Contribution	63,757,250	55.7	Closing Costs(5)	2,442,449	2.1
			Reserves	1,730,779	1.5
Total Sources	$114,439,250	100.0%	Total Uses	$114,439,250	100.0%

(1)	See “Portfolio Summary” table below for the Location (City/State), Year Built / Latest Renovation and the Appraised Values of the individual ExchangeRight Net Leased Portfolio #63 Properties (as defined below). The Appraised Value is based on the aggregate value of the ExchangeRight Net Leased Portfolio #63 Properties, which uses the "At Lease Commencement” value for Dollar Tree – Moore (Eastern), OK. The Appraised Value using the “as-is” value for Dollar Tree – Moore (Eastern), OK is $110,140,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 46.0% and 46.0%, respectively, when calculated using the aggregate “as-is” value.
(2)	See “—Escrows” below.
(3)	Other Upfront reserves consist of $867,480 for a deferred maintenance reserve and approximately $174,017 for an unfunded obligations reserve.
(4)	The borrower sponsor acquired the ExchangeRight Net Leased Portfolio #63 Properties between February and May 2023.
(5)	Closing costs include a $1,376,190 interest rate buydown.

■	The Loan. The ExchangeRight Net Leased Portfolio #63 loan (the “ExchangeRight Net Leased Portfolio #63 Loan”) is secured by a first mortgage encumbering the borrower’s fee interests in 13 retail properties, one industrial warehouse/distribution property and one medical office property, each occupied by a single tenant and located in 13 different states (the “ExchangeRight Net Leased Portfolio #63 Properties”). The ExchangeRight Net Leased Portfolio #63 Loan has an outstanding principal balance as of the Cut-off Date of $50,682,000. The ExchangeRight Net Leased Portfolio #63 Loan, which accrues interest at a rate of 5.67200% per annum, was originated on May 24, 2023.

The ExchangeRight Net Leased Portfolio #63 Loan has an initial interest-only term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The scheduled maturity date of the ExchangeRight Net Leased Portfolio #63 Loan is the due date in June 2028.

■	The Mortgaged Properties. The ExchangeRight Net Leased Portfolio #63 Properties consist of 13 retail properties, one industrial warehouse/distribution property and one medical office property, each occupied by a single tenant and are collectively 100.0% occupied. The ExchangeRight Net Leased Portfolio #63 Properties are located across 13 different states.
■	Major Tenants. The largest tenant based on the underwritten base rent, FedEx Ground, occupies 192,874 SF (37.5% of the net rentable area, 31.8% of the UW Base Rent) with an initial lease expiration date of October 14, 2032. FedEx Ground is an industrial warehouse/distribution tenant that specializes in cost-effective, small-package shipping, offering business-to-business delivery or convenient residential service. FedEx Ground provides 100% coverage to every business address in the United States, Canada and Puerto Rico and provides service internationally.

The second largest tenant based on the underwritten base rent, Tops Friendly Market, occupies 101,330 SF (19.7% of the net rentable area, 21.4% of UW Base Rent) with an initial lease expiration date of November 30, 2039. Tops Friendly Market is a grocery store chain headquartered in Williamsville, New York. Tops Friendly Market operates 149 full-service supermarkets including five operated by franchisees under the Tops banner and 59 fuel stations.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

51

EXCHANGERIGHT NET LEASED PORTFOLIO #63

The third largest tenant based on the underwritten base rent, Dollar General and Dollar General Plus (“Dollar General”), occupies 70,019 SF (13.6% of the net rentable area, 10.0% of UW Base Rent) with initial lease expirations of July 31, 2032 (9,002 SF), February 28, 2037 (10,556 SF), January 31, 2038 (9,026 SF), October 31, 2037 (10,566 SF), September 30, 2029 (13,709 SF), July 31, 2032 (9,026 SF) and January 31, 2030 (8,134 SF). Dollar General is a discount retailer that offers merchandise, including food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares, seasonal items, paper products and more from name brands, as well as their own private brand. Dollar General has more than 19,000 stores in 47 states and had fiscal year 2022 sales of approximately $37.8 billion.

The following table presents certain information relating to the individual ExchangeRight Net Leased Portfolio #63 Properties:

Portfolio Summary(1)

Property Name	Location	Year Built / Renovated(2)	GLA	Property Occupancy(3)	Mortgage Loan Cut-off Date Balance	% Mortgage Loan Cut-off Date Balance	Appraised Value(2)	UW NCF
FedEx Ground - Brookfield (Image), MO	Brookfield, MO	2022-2023 / NAP	192,874	100.0%	$20,075,000	39.6%	$36,500,000	$1,883,038
Tops Friendly Market- Niagara Falls (Niagara), NY	Niagara Falls, NY	1994 / NAP	101,330	100.0	$12,850,000	25.4	$24,100,000	1,332,157
Schnucks - Rockford (Charles), IL	Rockford, IL	1956 / 1999	82,340	100.0	$5,175,000	10.2	$9,560,000	556,924
Tractor Supply - Waretown (Rte 9), NJ	Waretown, NJ	2018 / NAP	19,097	100.0	$2,250,000	4.4	$5,100,000	281,032
BioLife- Pearland (Kirby), TX	Pearland, TX	2022 / NAP	13,905	100.0	$2,100,000	4.1	$10,600,000	607,409
Daybreak Market - Pace (Hwy 90), FL	Pace, FL	2023 / NAP	14,392	100.0	$1,800,000	3.6	$9,900,000	556,106
Dollar Tree - Moore (Eastern), OK	Moore, OK	2023 / NAP	10,120	100.0	$925,000	1.8	$2,080,000(4)	115,962
Dollar General - Eloy (Frontier), AZ	Eloy, AZ	2017 / NAP	9,002	100.0	$850,000	1.7	$1,870,000	108,091
Dollar Tree - Ingleside (TX-361), TX	Ingleside, TX	2023 / NAP	10,000	100.0	$825,000	1.6	$1,870,000	112,286
Dollar General - Chester (Lincoln), WV	Chester, WV	2022 / NAP	10,556	100.0	$775,000	1.5	$1,700,000	94,029
Dollar General - Johnstown (Horner), PA	Johnstown, PA	2023 / NAP	9,026	100.0	$670,000	1.3	$1,500,000	85,983
Dollar General Plus - Ashland (Cottage), OH	Ashland, OH	2022 / NAP	10,566	100.0	$627,000	1.2	$1,400,000	83,230
Dollar General - Springfield (Grand), IL	Springfield, IL	1941 / 1983	13,709	100.0	$600,000	1.2	$1,380,000	79,513
Dollar General - Owensboro (KY-25), KY	Owensboro, KY	2017 / NAP	9,026	100.0	$585,000	1.2	$1,320,000	76,588
Dollar General - Flint (Court), MI	Flint, MI	1941 / 2020	8,134	100.0	$575,000	1.1	$1,300,000	72,974
Total / Wtd. Avg.			514,077	100.0%	$50,682,000	100.0%	$110,180,000	$6,045,322

(1)	The ExchangeRight Net Leased Portfolio #63 Properties consist of 13 retail properties (Tops Friendly Market- Niagara Falls (Niagara), NY, Schnucks - Rockford (Charles), IL, Tractor Supply - Waretown (Rte 9), NJ, Daybreak Market - Pace (Hwy 90), FL, Dollar Tree - Moore (Eastern), OK, Dollar General - Eloy (Frontier), AZ, Dollar Tree - Ingleside (TX-361), TX, Dollar General - Chester (Lincoln), WV, Dollar General - Johnstown (Horner), PA, Dollar General Plus - Ashland (Cottage), OH, Dollar General - Springfield (Grand), IL, Dollar General - Owensboro (KY-25), KY, and Dollar General - Flint (Court), MI), one industrial warehouse/distribution property (FedEx Ground - Brookfield (Image), MO) and one medical office property (BioLife- Pearland (Kirby), TX).
(2)	Source: Appraisals.
(3)	Based on the underwritten rent rolls dated July 1, 2023.
(4)	The Appraised Value is the “At Lease Commencement” value for Dollar Tree – Moore (Eastern), OK. The Appraised Value using the “as-is” value for Dollar Tree – Moore (Eastern), OK is $2,040,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

52

EXCHANGERIGHT NET LEASED PORTFOLIO #63

The following table presents certain information relating to the major tenants at the ExchangeRight Net Leased Portfolio #63 Properties:

Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(3)	Number of Leases	Tenant GLA	% of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	Lease Expiration	Renewal/ Extension Options
FedEx Ground	NR/Baa2/BBB	1	192,874	37.5%	$2,151,322	31.8%	$11.15	10/14/2032	2, 5-year options
Tops Friendly Market	NR/Baa1/BBB+	1	101,330	19.7	1,446,480	21.4	$14.27	11/30/2039	1, 4-year option
Dollar General	NR/Baa2/BBB	7	70,019	13.6	674,037	10.0	$9.63	Various(5)	Various(6)
BioLife Plasma Services L.P.	NR/Baa1/NR	1	13,905	2.7	659,272	9.8	$47.41	3/31/2038	3, 5-year options(7)
Schnucks	NR/NR/NR	1	82,340	16.0	658,720	9.7	$8.00	7/31/2030	4, 5-year options
Daybreak Market	NR/Baa1/BBB+	1	14,392	2.8	604,383	8.9	$41.99	4/30/2043	2, 5-year options
Dollar Tree	NR/Baa2/BBB	2	20,120	3.9	255,000	3.8	$12.67	Various(8)	Various(9)
Tractor Supply	NR/Baa1/BBB	1	19,097	3.7	308,385	4.6	$16.15	6/30/2033	4, 5-year options
Largest Tenants		15	514,077	100.0%	$6,757,598	100.0%	$13.15
Remaining Tenants			0	0.0	0	0.0	$0.00
Vacant			0	0.0	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		15	514,077	100.0%	$6,757,598	100.0%	$13.15

(1)	Based on the underwritten rent rolls dated July 1, 2023.
(2)	The ExchangeRight Net Leased Portfolio #63 Properties consist of 13 retail properties (Tops Friendly Market- Niagara Falls (Niagara), NY, Schnucks - Rockford (Charles), IL, Tractor Supply - Waretown (Rte 9), NJ, Daybreak Market - Pace (Hwy 90), FL, Dollar Tree - Moore (Eastern), OK, Dollar General - Eloy (Frontier), AZ, Dollar Tree - Ingleside (TX-361), TX, Dollar General - Chester (Lincoln), WV, Dollar General - Johnstown (Horner), PA, Dollar General Plus - Ashland (Cottage), OH, Dollar General - Springfield (Grand), IL, Dollar General - Owensboro (KY-25), KY, and Dollar General - Flint (Court), MI), one industrial warehouse/distribution property (FedEx Ground - Brookfield (Image), MO) and one medical office property (BioLife- Pearland (Kirby), TX).
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease. For the Tops Friendly Market tenant, the lease is guaranteed by an unrelated company who at one time owned the tenant.
(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of straight line rent steps for certain investment grade tenants.
(5)	Dollar General leases 70,019 SF of space across seven properties: (i) Dollar General – Eloy (Frontier), AZ, 9,002 SF of space with an initial lease expiration of July 31, 2032, (ii) Dollar General – Chester (Lincoln), WV, 10,556 SF of space with an initial lease expiration of February 28, 2037, (iii) Dollar General – Johnstown (Horner), PA, 9,026 SF of space with an initial lease expiration of January 31, 2038, (iv) Dollar General Plus – Ashland (Cottage), OH, 10,566 SF of space with an initial lease expiration of October 31, 2037, (v) Dollar General – Springfield (Grand), IL, 13,709 SF of space with an initial lease expiration of September 30, 2029, (vi) Dollar General – Owensboro (KY-25), KY, 9,026 SF of space with an initial lease expiration of July 31, 2032 and (vii) Dollar General – Flint (Court), MI, 8,134 SF of space with an initial lease expiration of January 31, 2030.
(6)	Dollar General – Eloy (Frontier), AZ, Dollar General – Johnstown (Horner), PA and Dollar General – Springfield (Grand), IL each have three, five-year extension options. Dollar General – Chester (Lincoln), WV and Dollar General – Flint (Court), MI each have four, five-year extension options. Dollar General – Ashland (Cottage), OH and Dollar General – Owensboro (KY-25), KY each have five, five-year extension options.
(7)	BioLife – Pearland (Kirby), TX has an ongoing termination option during its initial term with 30 days’ written notice and the payment of a termination fee equal to the net present value of the total obligation for base rent and additional rent under its current term.
(8)	Dollar Tree leases 20,120 SF of space across two properties: (i) Dollar Tree – Moore (Eastern), OK, 10,120 SF of space with an initial lease expiration of June 30, 2033 and Dollar Tree – Ingleside (TX-361), TX, 10,000 SF with a lease expiration date of December 31, 2032.
(9)	Dollar Tree – Moore (Eastern), OK has four, five-year extension options. Dollar Tree – Ingleside (TX-361), TX has five, five-year extension options.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #63 Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0%	$0.00	0
2024	0	0.0	0.0%	0	0.0%	$0.00	0
2025	0	0.0	0.0%	0	0.0%	$0.00	0
2026	0	0.0	0.0%	0	0.0%	$0.00	0
2027	0	0.0	0.0%	0	0.0%	$0.00	0
2028	0	0.0	0.0%	0	0.0%	$0.00	0
2029	13,709	2.7	2.7%	90,000	1.3%	$6.57	1
2030	90,474	17.6	20.3%	746,160	11.0%	$8.25	2
2031	0	0.0	20.3%	0	0.0%	$0.00	0
2032	220,902	43.0	63.2%	2,479,631	36.7%	$11.23	4
2033	29,217	5.7	68.9%	438,385	6.5%	$15.00	2
2034 & Thereafter	159,775	31.1	100.0%	3,003,422	44.4%	$18.80	6
Vacant	0	0.0	100.0%	0	0.0%	$0.00	0
Total / Wtd. Avg.	514,077	100.0%		$6,757,598	100.0%	$13.15	15

(1)	Based on the underwritten rent rolls dated July 1, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF are inclusive of straight line rent steps for certain investment grade tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

53

EXCHANGERIGHT NET LEASED PORTFOLIO #63

The following table presents certain information relating to historical leasing at the ExchangeRight Net Leased Portfolio #63 Properties:

Historical Leased %(1)

2020	2021	2022	As of 7/1/2023(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancies are unavailable due to the acquisition of ExchangeRight Net Leased Portfolio #63 Properties between February and May 2023.
(2)	Current Occupancy is based on the underwritten rent rolls as of July 1, 2023.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Net Leased Portfolio #63 Properties:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$6,726,840	$13.09
Contractual Rent Steps(2)	30,758	$0.06
Vacant Income	0	$0.00
Reimbursements	442,522	$0.86
Other Income	0	$0.00
Vacancy & Credit Loss	(360,006)	($0.70)
Effective Gross Income	$6,840,114	$13.31

Real Estate Taxes	$366,926	$0.71
Insurance	75,596	$0.15
Management Fee	205,203	$0.40
Other Operating Expenses	0	$0.00
Total Operating Expenses	$647,726	$1.26

Net Operating Income	$6,192,389	$12.05
TI/LC	100,202	$0.19
Replacement Reserves	46,865	$0.09
Net Cash Flow	$6,045,322	$11.76

(1)	Historical financial information is unavailable due to the acquisition of the ExchangeRight Net Leased Portfolio #63 Properties between February and May 2023.
(2)	Contractual rent steps are inclusive of straight line rent steps for certain investment grade tenants.

■	Appraisal. According to the appraisal reports, the ExchangeRight Net Leased Portfolio #63 Properties had an aggregate appraised value of $110,180,000 as of dates between March 7, 2023 and June 22, 2023, which is the aggregate “as-is” appraised value for all of the ExchangeRight Net Leased Portfolio #63 Properties with the exception of Dollar Tree – Moore (Eastern), OK. Dollar Tree – Moore (Eastern), OK uses the “At Lease Commencement” value at lease commencement on June 22, 2023. Additionally, the ExchangeRight Net Leased Portfolio #63 Properties had a go-dark value of $79,695,000, resulting in a loan-to-value ratio of 63.6%.

■	Environmental Matters. According to the Phase I environmental reports dated between December 19, 2022 to April 26, 2023, there are no recognized environmental conditions or recommendations for further action at the ExchangeRight Net Leased Portfolio #63 Properties with the exception of certain recognized environmental conditions or controlled recognized environmental conditions at the Tops Friendly Market – Niagara Falls (Niagara), NY property, the Dollar General Plus – Ashland (Cottage), OH property and the Dollar General – Flint (Court), MI property. Phase II environmental reports were subsequently performed at these properties. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for additional details.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

54

EXCHANGERIGHT NET LEASED PORTFOLIO #63
■	Market Overview and Competition. The ExchangeRight Net Leased Portfolio #63 Properties are 15 geographically dispersed properties located across 13 different states. The ExchangeRight Net Leased Portfolio #63 Properties are located in submarkets with vacancy rates ranging from 0.8% to 11.4%. The appraiser’s concluded market rents per SF range from $6.50 to $44.50.

Market Analysis(1)(2)

Property Name	City, State	Market	Submarket	Submarket Inventory	Submarket Vacancy	Concluded Market Rent PSF	UW Base Rent PSF(3)
FedEx Ground - Brookfield (Image), MO	Brookfield, MO	Linn County	NAV	222,000(3)	7.3%(4)	$11.25	$11.15
Tops Friendly Market- Niagara Falls (Niagara), NY	Niagara Falls, NY	Buffalo	Niagara Falls	5,243,502	6.3%	$14.50	$14.27
Schnucks - Rockford (Charles), IL	Rockford, IL	Chicago	1-39 Corridor/Winnebago County	20,798,153	6.3%	$8.00	$8.00
BioLife- Pearland (Kirby), TX	Pearland, TX	Houston	South	1,814,900	11.4%	$44.50	$47.41
Daybreak Market - Pace (Hwy 90), FL	Pace, FL	Pensacola	Pace/Milton	4,288,888	4.7%	$41.93(5)	$41.99
Tractor Supply - Waretown (Rte 9), NJ	Waretown, NJ	Central New Jersey	Ocean County	7,123,000	9.5%	$15.25	$16.15
Dollar Tree - Moore (Eastern), OK	Moore, OK	Cleveland County	Moore	3,099,325	3.6%	$12.85	$12.85
Dollar General - Eloy (Frontier), AZ	Eloy, AZ	Phoenix MSA	Eloy	345,428	0.8%	$13.00	$13.22
Dollar Tree - Ingleside (TX-361), TX	Ingleside, TX	Corpus Christi	Portland/Ingleside	2,393,398	2.4%	$12.50	$12.50
Dollar General - Chester (Lincoln), WV	Chester, WV	Weirton-Steubenville WV-OH	Hancock County, WV	2,487,392	1.2%	$10.00	$10.01
Dollar General - Johnstown (Horner), PA	Johnstown, PA	Johnstown MSA (Cambria Co)	Johnstown	5,783,143	9.2%	$10.50	$10.51
Dollar General Plus - Ashland (Cottage), OH	Ashland, OH	Mansfield-Ashland-Bucyrus	Ashland County	2,229,346	0.9%	$9.00	$8.78
Dollar General - Springfield (Grand), IL	Springfield, IL	Sangamon County	Springfield/Decatur City	17,075,950	5.1%	$6.50	$6.57
Dollar General - Owensboro (KY-25), KY	Owensboro, KY	Owensboro MSA	West Owensboro	4,035,640	5.3%	$9.50	$9.34
Dollar General - Flint (Court), MI	Flint, MI	Detroit	Flint	NAV	NAV	$11.25	$10.75

(1)	Source: Appraisals.
(2)	The ExchangeRight Net Leased Portfolio #63 Properties consist of 13 retail properties (Tops Friendly Market- Niagara Falls (Niagara), NY, Schnucks - Rockford (Charles), IL, Tractor Supply - Waretown (Rte 9), NJ, Daybreak Market - Pace (Hwy 90), FL, Dollar Tree - Moore (Eastern), OK, Dollar General - Eloy (Frontier), AZ, Dollar Tree - Ingleside (TX-361), TX, Dollar General - Chester (Lincoln), WV, Dollar General - Johnstown (Horner), PA, Dollar General Plus - Ashland (Cottage), OH, Dollar General - Springfield (Grand), IL, Dollar General - Owensboro (KY-25), KY, and Dollar General - Flint (Court), MI), one industrial warehouse/distribution property (FedEx Ground - Brookfield (Image), MO) and one medical office property (BioLife- Pearland (Kirby), TX).
(3)	Based on the underwritten rent roll dated July 1, 2023 and inclusive of straight line rent steps for certain investment grade tenants.
(4)	Submarket Inventory and Submarket Vacancy were unavailable, so market figures were used.
(5)	Calculated using appraiser’s concluded market rent adjusted to the actual underwritten square footage.

■	The Borrower. The borrower for the ExchangeRight Net Leased Portfolio #63 Loan is ExchangeRight Net-Leased Portfolio 63 DST, a Delaware statutory trust. The borrower sponsors and guarantors are ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Net-Leased Portfolio 63 DST is 99.5% owned by accredited investors and 0.5% owned by David Fisher, Joshua Ungerecht and Warren Thomas, collectively. ExchangeRight Net-Leased Portfolio 63 DST is managed by NLP Management, LLC, an affiliate of ExchangeRight Real Estate, LLC, a provider of 1031-exchangeable Delaware statutory trust (“DST”) offerings based in Pasadena, California with more than $5.6 billion of assets under management, 22 million SF of space and more than 1,200 properties. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #63 Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

55

EXCHANGERIGHT NET LEASED PORTFOLIO #63
■	Escrows. At origination of the ExchangeRight Net Leased Portfolio #63 Loan, the borrower deposited approximately (i) $137,691 into a real estate tax reserve account, (ii) $2,625 into an insurance reserve account, (iii) $48,966 into a capital expenditures reserve account for the Dollar General – Flint (Court), MI property, (iv) $867,480 into a deferred maintenance reserve account, (v) $174,017 into an unfunded obligations reserve account and (vi) $500,000 into a TI/LC reserve account.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be $19,670). The borrower will not be required to make deposits into the tax reserve for those tenants that pay taxes directly if the following conditions are satisfied: (i) no event of default has occurred and is continuing, (ii) the borrower provides proof of direct payment of taxes by the applicable tenant, (iii) the applicable tenant lease is in full force and effect, and (iv) the lender determines that the applicable tenant has the ability to pay taxes in a timely manner.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that the lender estimates will be payable for renewal of the coverage upon the expiration of the policies in place (initially estimated to be $1,312). The borrower will not be required to make deposits into the insurance reserve for those tenants that pay insurance premiums directly if the following conditions are satisfied: (i) no event of default has occurred and is continuing, (ii) the borrower provides proof of direct payment of insurance premiums by the applicable tenant, (iii) the applicable tenant lease is in full force and effect, and (iv) the lender determines that the applicable tenant has the ability to pay insurance premiums in a timely manner. Further, the borrower will not be required to make deposits into the insurance reserve for so long as no event of default exists and the ExchangeRight Net Leased Portfolio #63 Properties are covered under a blanket insurance policy that complies with the requirements of the ExchangeRight Net Leased Portfolio #63 Loan documents.

Replacement Reserve – If a default or an event of default has occurred and is continuing, the borrower is required on each monthly payment date to deposit approximately $4,203 (representing 1/12 of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #63 Properties) into a replacement reserve subaccount.

TI/LC Reserve – If a default or an event of default has occurred and is continuing, the borrower is required to deposit approximately $29,988 (representing 1/12 of the product obtained by multiplying $0.70 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #63 Properties) into a TI/LC reserve subaccount.

■	Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #63 Loan is structured with a hard lockbox and springing cash management. The borrower, property manager and master lessee are required to cause all rents to be deposited directly into a lender-approved lockbox account. All funds received by the borrower, property manager, or master lessee are required to be deposited in a lockbox account within two business days following receipt. During the continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the ExchangeRight Net Leased Portfolio #63 Loan documents. Provided no Cash Management Period is continuing, funds on deposit in the lockbox account will be disbursed to the borrower’s operating account.

“Cash Management Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of a default or an event of default under the ExchangeRight Net Leased Portfolio #63 Loan documents, (ii) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #63 Loan being less than 1.50x, (iii) June 1, 2028, or (iv) March 1, 2028, to the extent a Qualified Transfer (as defined below) has not occurred, and (B) ending upon (a) with respect to clause (i) above, such event of default having been cured, (b) with respect to clause (ii) above, the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #63 Loan being at least equal to 1.55x as of the last day of two consecutive calendar quarters, (c) with respect to clause (iii) above, the maturity date has not yet occurred, or (d) with respect to clause (iv) above, the occurrence of a Qualified Transfer. Notwithstanding the foregoing, a Cash Management Period will not be deemed to cease in the event any other triggering event is then ongoing.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

56

EXCHANGERIGHT NET LEASED PORTFOLIO #63

“Qualified Transfer” means the one-time transfer of all the outstanding ownership interests in each required special purpose entity to an Approved Transferee (as defined below), provided that the lender receives 30 days’ written notice and the transfer conditions in the ExchangeRight Net Leased Portfolio #63 Mortgage Loan documents are satisfied.

“Approved Transferee” means (i) an eligible institution which is owned or wholly controlled by a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to the foregoing; (ii) any person that (a) has never been indicted, convicted or pled guilty or no contest of a felony or Patriot Act offense and is not a sanctioned person by the government, has never been subject to any voluntary or involuntary bankruptcy proceedings, has no material outstanding judgments and litigations, and is not crowdfunded and for whom the lender will have received a credit check and bankruptcy, litigation judgment lien and other comparable searches, (b) is regularly engaged in the business of owning commercial properties which are similar to the ExchangeRight Net Leased Portfolio #63 Properties, (c) owns or operates at least five properties with a minimum of 750,000 square footage in the aggregate, (d) immediately upon transfer, has and maintains (x) a minimum net worth of at least $500 million and total assets of at least $1 billion (excluding the ExchangeRight Net Leased Portfolio #63 Properties) or (y) an investment grade rating of BBB- or higher by S&P or Baa3 by Moody’s, (e) at all times owns no less than 100% of the legal and beneficial ownership interests in the borrower, (f) is not a DST and (g) causes the borrower to effectuate a conversion from a DST; provided, however, a conversion of the borrower will not be required if, prior to or otherwise in connection with any such transfer to an Approved Transferee (A) the borrower is solely owned by a person under the management and control of any of David Fisher, Joshua Ungerecht or Warren Thomas and (B) the borrower is no longer treated as an investment trust pursuant to the Internal Revenue Code of 1986, as amended.

■	Property Management. The ExchangeRight Net Leased Portfolio #63 Properties are managed by NLP Management, LLC, an affiliate of the borrower sponsor.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Following two years from the securitization closing date, the borrower may obtain the release of one or more of the ExchangeRight Net Leased Portfolio #63 Properties from the lien of the ExchangeRight Net Leased Portfolio #63 Loan documents with 20 days’ prior written notice and subject to satisfaction of the applicable conditions set forth in the ExchangeRight Net Leased Portfolio #63 Loan documents, which include, without limitation:
(i)	the sale of such ExchangeRight Net Leased Portfolio #63 Property is pursuant to an arm’s-length agreement with a third party not affiliated with the borrower or guarantor;
(ii)	no event of default has occurred and is continuing under the ExchangeRight Net Leased Portfolio #63 Loan;
(iii)	the ExchangeRight Net Leased Portfolio #63 Loan is defeased (to the extent that a partial defeasance is then permitted under the loan documents), in an amount equal to the greater of (a) 115% of the allocated loan amount of such ExchangeRight Net Leased Portfolio #63 Property and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #63 Property;
(iv)	the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #63 Loan after any such release is at least equal to the greater of (i) 2.20x and (ii) the debt service coverage ratio immediately prior to release;
(v)	the debt yield for the ExchangeRight Net Leased Portfolio #63 Loan after any such release is at least equal to the greater of (i) 12.6% and (ii) the debt yield immediately prior to release; and
(vi)	other conditions as set forth in the ExchangeRight Net Leased Portfolio #63 Mortgage Loan documents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

57

EXCHANGERIGHT NET LEASED PORTFOLIO #63
■	Terrorism Insurance. The ExchangeRight Net Leased Portfolio #63 Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight Net Leased Portfolio #63 Properties plus business interruption coverage in an amount equal to 100% of the projected gross income for the ExchangeRight Net Leased Portfolio #63 Properties for a period of 18 months for the initial period of restoration with a 12-month extended period of indemnity, provided such coverage is available. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

58

963 ATLANTIC AVENUE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

59

963 ATLANTIC AVENUE

New York
Hoboken
Jersey City
MANHATTAN
BROOKLYN
963 Atlantic Avenue
963 Atlantic Avenue
Brooklyn, NY 11238
CHELSEA
SOHO
TRIBECA
FORT GREENE
WILLIAMSBURG
BUSHWICK
RIDGEWOOD
GLENDALE
MASPETH
WOODSIDE
ELMHURST
MIDDLE VILLAGE
CARROLL GARDENS
RED HOOK
PARK SLOPE
FLATBUSH
GREENWOOD
SUNSET PARK
EAST BROOKLYN
BROWNSVILLE
CANARSIE
MAPLETON-FLATLANDS
GRAVESEND-SHEEPSHEAD BAY
Upper New York Bay
BELT PKWY
Atlantic Ocean
MAP © 2023 CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

60

963 ATLANTIC AVENUE
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Brooklyn, New York	Cut-off Date Principal Balance		$50,400,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$406,451.61
Size (Units)	124	Percentage of Initial Pool Balance		5.2%
Total Occupancy as of 5/31/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation	2023 / NAP	Mortgage Rate		6.97000%
Appraised Value	$86,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$5,195,011
Underwritten Expenses	$579,342	Escrows(2)
Underwritten Net Operating Income (NOI)(1)	$4,615,669		Upfront	Monthly
Underwritten Net Cash Flow (NCF)(1)	$4,578,861	Taxes	$27,230	$4,538
Cut-off Date LTV Ratio	58.6%	Insurance	$14,129	$7,064
Maturity Date LTV Ratio	58.6%	Replacement Reserves	$0	$2,646
DSCR Based on Underwritten NOI / NCF(1)	1.30x / 1.29x	TI/LC	$0	$421
Debt Yield Based on Underwritten NOI / NCF(1)	9.2% / 9.1%	Other(3)	$7,710,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,400,000	96.1%	Loan Payoff	$43,320,567	82.6%
Principal’s New Cash Contribution	2,044,083	3.9	Reserves	7,751,359	14.8
			Closing Costs	1,372,157	2.6
Total Sources	$52,444,083	100.0%	Total Uses	$52,444,083	100.0%

(1)	Underwritten Net Operating Income and Underwritten Cash Flow based on unabated real estate taxes are $3,742,569 and $3,705,762, respectively. DSCR Based on Underwritten NOI / NCF and Debt Yield Based on Underwritten NOI / NCF based on unabated real estate taxes are 1.05x / 1.04x and 7.4% / 7.4%, respectively.
(2)	See “—Escrows” below.
(3)	Other upfront reserves consist of (i) an economic holdback reserve of $6,800,000 and (ii) a 421-a tax reserve of $910,000. Please refer to “—Escrows” below.

The Mortgage Loan. The 963 Atlantic Avenue mortgage loan (the “963 Atlantic Avenue Loan”) is secured by a first mortgage encumbering the borrower’s fee interest in a 124-unit high rise multifamily property located in Brooklyn, New York (the “963 Atlantic Avenue Property”). The 963 Atlantic Avenue Loan has an outstanding principal balance as of the Cut-off Date of $50,400,000 and represents approximately 5.2% of the Initial Pool Balance. The 963 Atlantic Avenue Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on June 2, 2023. The proceeds of the 963 Atlantic Avenue Loan were used to refinance existing debt on the 963 Atlantic Avenue Property, pay closing costs, and fund upfront reserves.

The 963 Atlantic Avenue Loan has an initial term of 60 months and a remaining term of 59 months as of the Cut-off Date. The 963 Atlantic Avenue Loan has a five-year interest only term and accrues interest at a rate of 6.97000% per annum. The scheduled maturity date of the 963 Atlantic Avenue Loan is June 6, 2028.

Voluntary prepayment of the 963 Atlantic Avenue Loan is prohibited prior to December 6, 2027 but may be freely prepaid in whole (but not in part) without the payment of any prepayment premium on or thereafter. Defeasance of the 963 Atlantic Avenue Loan is permitted at any time after the date that is two years after the securitization cut-off date of the Benchmark 2023-V3 securitization.

The borrower has full recourse liability for a portion of the 963 Atlantic Avenue Loan in an amount equal to the lesser of (1) $16,147,045 or (2) the entire outstanding amount of the 963 Atlantic Avenue Loan; provided, however, the borrower will be released from such liability upon the occurrence of Section 421a Release Date (as defined below).

■	The Mortgaged Property. The 963 Atlantic Avenue Property is a recently constructed, 124-unit high-rise multifamily property located at 963 Atlantic Avenue in Brooklyn, New York, commonly known as “The Alanza”. The 963 Atlantic Avenue Property is comprised of nine stories and contains 124 residential units and one ground floor commercial unit. Amenities at the 963 Atlantic Avenue Property include a 51-stall subterranean parking garage, fitness center, elevators, laundry room, courtyard, game room, media room, home theatre, and bike storage. The 963 Atlantic Avenue Property is located in the Clinton Hill neighborhood of Brooklyn and is situated three blocks from the Franklin Avenue subway station with access to the A and C subway lines.

The 963 Atlantic Avenue Property was built in 2023 and features 28 studio apartments, 74 one-bedroom, one-bathroom apartments, and 22 two-bedroom, two-bathroom apartments. The commercial component of the 963 Atlantic Avenue

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

61

963 ATLANTIC AVENUE

Property is leased by OJBA New York, Inc. (“OJBA”). OJBA occupies 5,050 SF and accounts for approximately 3.4% of underwritten base rent with a lease expiration of May 31, 2028. OJBA is short for the Orthodox Jewish Builders Association which was founded in 2015 and provides hands-on building support to clients through expos and different educational opportunities.

The borrower has applied for a 35-year 421a Affordable New York Housing Tax Exemption Program exemption that would benefit the residential portion of the 963 Atlantic Avenue Property through the end of the 2057-58 tax year. In order to qualify for the tax exemption, at least 30% of the units at the 963 Atlantic Avenue Property must be leased as “affordable units” which are defined as affordable to a household whose income does not exceed 130% of the area median income. Underwritten real estate taxes assume that the 963 Atlantic Avenue Property benefits from the tax abatement through the life of the 963 Atlantic Avenue Loan. Of the 124 residential units at the 963 Atlantic Avenue Property, 86 are market rate units (69.4%) and 38 are affordable-rate units (30.6%). As of May 31, 2023, the market-rate units were 100.0% leased, while the affordable-rate units are still leasing up through a third-party government application and lottery process. The lease-up of the affordable units is expected to be completed by September 2023, however we cannot assure you that the affordable units lease-up will be completed as expected or at all. The 963 Atlantic Avenue Loan is structured with a $6.8 million economic holdback reserve. See “—Escrows” below. Underwritten rent assumes that the affordable-rate units are 100.0% occupied. In addition, the 963 Atlantic Avenue Property is subject to a regulatory agreement with the New York City Department of Housing Preservation and Development, the terms and provisions of which are superior to the lender’s mortgage. See “Description of the Mortgage Pool—Property Types—Multifamily Properties” in the Preliminary Prospectus.

The following table presents certain information relating to the unit mix at the 963 Atlantic Avenue Property:

Unit Mix(1)

Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit		Average Monthly Market Rent Per Unit(2)
Studio	20	16.1%	100.0%	382	$3,140		$3,100
Studio - Affordable Unit	8	6.5%	100.0%	397	$1,810		$3,100
1BR/1BA	51	41.1%	100.0%	518	$3,818		$4,000
1BR/1BA - Affordable Unit	23	18.5%	100.0%	548	$1,962		$4,000
2BR/2BA	15	12.1%	100.0%	792	$5,272		$5,250
2BR/2BA - Affordable Unit	7	5.6%	100.0%	787	$2,365		$5,250
Total / Wtd Avg.	124	100.0%	100.0%	542	$3,914	(3)	$4,009	(3)

(1)	Based on the underwritten rent roll as of May 31, 2023 unless otherwise indicated, which assumes that the affordable-rate units are 100.0% occupied.
(2)	Source: Appraisal.
(3)	Total / Wtd. Avg. for the Average Monthly Rent Per Unit and Average Monthly Market Rent Per Unit are not inclusive of the 38 affordable units.

The following table presents certain information relating to current occupancy at the 963 Atlantic Avenue Property:

Historical Leased %(1)

2020	2021	2022	As of 5/31/2023(2)
NAV	NAV	NAV	100.0%

(1)	The 963 Atlantic Avenue Property was built in 2023. As such, historical occupancies are unavailable.
(2)	Based on the underwritten rent roll dated May 31, 2023 unless otherwise indicated, which assumes that the affordable-rate units are 100.0% occupied.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

62

963 ATLANTIC AVENUE
■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 963 Atlantic Avenue Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per Unit
Residential Base Rent	$4,953,055	$39,944
Commercial Base Rent	176,750	1,425
Gross Potential Rent	$5,129,805	$41,369
Other Income(2)	247,400	1,995
Net Rental Income	$5,377,205	$43,365
Vacancy & Credit Loss	(182,194)	(1,469)
Effective Gross Income	$5,195,011	$41,895

Real Estate Taxes(3)	$36,357	$293
Insurance	80,735	651
Management Fee(4)	155,850	1,257
Other Operating Expenses	306,400	2,471
Total Expenses	$579,342	$4,672

Net Operating Income	$4,615,669	$37,223
Replacement Reserves	31,758	256
TI/LC	5,050	41
Net Cash Flow	$4,578,861	$36,926

(1)	The 963 Atlantic Avenue Property was built in 2023. As such, historical financial information is unavailable.
(2)	Other Income includes parking income and laundry income.
(3)	Real Estate Taxes are underwritten assuming that the 963 Atlantic Avenue Property benefits from the 421a tax abatement through the life of the 963 Atlantic Avenue Loan.
(4)	Management Fee is underwritten at 3.0% of Effective Gross Income.

■	Appraisal. According to the appraisal, the 963 Atlantic Avenue Property had an “as-is” appraised value of $86,000,000 as of February 13, 2023.
■	Environmental Matters. The Phase I environmental report dated February 23, 2023 identified as a controlled recognized environmental condition for the 963 Atlantic Avenue Property residual impacts to soil and groundwater associated with urban fill material and historic onsite operations that involved the use of underground storage tanks. Institutional controls and engineering controls were placed on the 963 Atlantic Avenue Property that restrict certain uses of the 963 Atlantic Avenue Property without prior approval from the governing authority and require the implementation of a site management plan. In October 2022, the governing authority issued a notice of completion for the impacts at the 963 Atlantic Avenue Property, which required that the engineering and institutional controls remain in place, that the 963 Atlantic Avenue Property be managed pursuant to the site management plan, that inspections be completed annually and that certification reports be submitted to the New York Office of Environmental Remediation every 10 years. The 963 Atlantic Avenue Property must also maintain its E-Designation registration.
■	Market Overview and Competition. The 963 Atlantic Avenue Property is located in Clinton Hill neighborhood of Brooklyn, New York. Clinton Hill is situated in north-central Brooklyn and is bordered by the Brooklyn Navy Yard and the Brooklyn-Queens Expressway to the north, Williamsburg to the northeast, Classon Avenue and Bedford-Stuyvesant to the east, Atlantic Avenue and Prospect Heights to the south and southwest, and Vanderbilt Avenue and Fort Greene to the west.

According to a third-party market research report, the 963 Atlantic Avenue Property is located in the Bushwick Multifamily Submarket. As of June 8, 2023, the Bushwick Multifamily Submarket had an overall vacancy rate of 3.0%, with net absorption over the previous 12 months totaling 76 units. According to the appraisal the average market rent per unit for studio units is $3,100, one-bedroom, one- bathroom units is $4,000, and two-bedroom, two-bathroom units is $5,250.

According to the appraisal, the 2022 population and average household income within a 0.25-, 0.5- and 0.75-mile radius of the 963 Atlantic Avenue Property was 8,528, 44,501 and 107,873 and $156,218, $148,969 and $145,937, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

63

963 ATLANTIC AVENUE

The following table presents certain information relating to the multifamily rent comparables for the 963 Atlantic Avenue Property:

Comparable Multifamily Property Overview(1)

Property Name	Address	City/State	Year Built	# of Units	Unit Mix	Avg. SF Per Unit	Avg. Rent Per SF	Avg. Rent Per Unit
963 Atlantic Avenue(2)	963 Atlantic Avenue	Brooklyn, NY	2023	124	Studio	382	$8.22	$3,140
					1BR/1BA	518	$7.37	$3,818
					2BR/1BA	792	$6.65	$5,272
The Axel	545 Vanderbilt Avenue	Brooklyn, NY	2022	284	Studio	400	$7.81	$3,123
					1BR/1BA	525	$7.32	$3,845
					2BR/1BA	825	$7.87	$6,495
The Downing	108 Downing Street	Brooklyn, NY	2023	50	Studio	565	$5.62	$3,175
					1BR/1BA	692	$5.73	$3,965
					2BR/2BA	1,006	$5.73	$5,767
540 Waverly	540 Waverly Avenue	Brooklyn, NY	2022	135	Studio	544	$5.45	$2,966
					1BR/1BA	680	$5.67	$3,855
					2BR/2BA	900	$6.29	$5,665
840 Fulton	840 Fulton Street	Brooklyn, NY	2019	39	Studio	392	$6.71	$2,631
					1BR/1BA	550	$6.36	$3,500
					2BR/1BA	600	$7.40	$4,440
Brooklyn Crossing	18 Sixth Avenue	Brooklyn, NY	2022	858	Studio	495	$6.96	$3,446
					1BR/1BA	525	$8.18	$4,296
					2BR/2BA	775	$8.43	$6,532

(1)	Source: Appraisal.
(2)	Based on underwritten rent roll dated as of May 31, 2023. Avg. SF Per Unit, Avg. Rent Per SF and Average Rent Per Unit reflect the average fair market value for occupied units.

■	The Borrower. The borrower is 963 Holdings LLC, a New York limited liability company. The borrower is a single purpose bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 963 Atlantic Avenue Loan.
The borrower sponsors and non-recourse carveout guarantors are both named Efraim Weber and are separate individuals who are brothers-in-law. Efraim Weber is the President of 86 Lefferts Corp., while his brother-in-law Efraim Weber is the Vice President.
■	Escrows. At origination of the 963 Atlantic Avenue Loan, the borrower deposited (i) (a) approximately $27,230 into a real estate tax reserve account, and (b) separate and apart from any other required deposits under the foregoing clause (a), $910,000 into the real estate tax reserve account in connection with the borrower’s 421a tax exemption application (the “Tax Account Static Deposit”), (ii) approximately $14,129 into an insurance reserve account, and (iii) $6,800,000 into an economic holdback reserve account.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated annual real estate taxes, and, prior to the Section 421a Release Date (defined below), assuming that the taxes will not be abated to any degree during such period (initially estimated to be approximately $4,538). Further, if the lender determines that the Tax Account Static Deposit is not equal to the amount of all applicable taxes payable for the next ensuing 12 months, the borrower is required to make a true up payment with respect to such insufficiency into the real estate tax reserve. On the Section 421a Release Date, the lender will (i) disburse the Tax Account Static Deposit either (A) if no Trigger Period (as defined below) then exists, to the borrower or (B) if a Trigger Period then exists, into the cash management account to be disbursed pursuant to the terms of the 963 Atlantic Avenue Loan documents, and (ii) thereafter the lender’s calculation of the monthly tax deposit will be based upon the abated taxes provided under the Section 421a program.
■	“Section 421a Release Date” means the date on which the borrower delivers evidence reasonably acceptable to the lender of the approval and implementation of the Section 421a partial tax exemption.
Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12 of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $7,064).
Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve approximately $2,646 for replacement reserves.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

64

963 ATLANTIC AVENUE

TI/LC Reserve – The borrower is required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $421. Notwithstanding the foregoing, the borrower will not be required to deposit such amount on any monthly payment date on which the entire leasable commercial area at the 963 Atlantic Avenue Property is subject to one or more leases with initial terms of at least 10 years.

Holdback Reserve – At the borrower’s written request (but no more frequently than once per calendar quarter), the lender will disburse the applicable amount of holdback reserve funds for which the Holdback Reserve Funds Release Conditions (as defined below) are satisfied either (i) to the borrower, if no Trigger Period then exists, or (ii) if a Trigger Period then exists, into the cash management account to be disbursed pursuant to the terms of the 963 Atlantic Avenue Loan documents; provided, however, that the lender will not be required to disburse more than once any calendar quarter, or in an amount less than $1,700,000 (unless the total amount of holdback reserve funds on deposit is less than $1,700,000). In the event that the holdback reserve funds have not been fully released on or prior to 18 months after the origination date of the 963 Atlantic Avenue Loan, the lender may, in its sole discretion, hold the holdback reserve funds as additional collateral for the 963 Atlantic Avenue Loan.

“Holdback Reserve Funds Release Conditions” mean that (i) the debt yield (less the amount of any Holdback Reserve Funds that remain on deposit) equals or exceeds 9.0% and (ii) the lender has received satisfactory evidence that the following conditions are satisfied, as applicable: (A) in connection with disbursement of up to 25% of the total original amount of holdback reserve funds (in the aggregate together with all prior disbursements of the holdback reserve funds), at least 25% of the affordable units at the 963 Atlantic Avenue Property are occupied pursuant to executed leases; (B) in connection with disbursement of up 50% of the total original amount of holdback reserve funds (in the aggregate together with all prior disbursements of the holdback reserve funds), at least 50% of the affordable units at the 963 Atlantic Avenue Property are occupied pursuant to executed leases; (C) in connection with disbursement of up to 75% of the total original amount of holdback reserve funds (in the aggregate together with all prior disbursements of the holdback reserve funds), at least 75% of the affordable units at the 963 Atlantic Avenue Property are occupied pursuant to executed leases; and (D) in connection with disbursement of up to 100% of the total original amount of holdback reserve funds (in the aggregate together with all prior disbursements of the holdback reserve funds), 100% of the affordable units at the 963 Atlantic Avenue Property are occupied pursuant to executed leases.

■	Lockbox and Cash Management. The 963 Atlantic Avenue Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrower is required to cause all revenues derived from the 963 Atlantic Avenue Property to be immediately deposited into a lender-controlled lockbox. The borrower is required, within 10 days of the occurrence of a Trigger Period, to deliver a payment direction letter to all tenants occupying commercial space at the 963 Atlantic Avenue Property directing each to remit all payments directly to the lender-controlled lockbox. On each business day during the continuance of a Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account, to be applied and disbursed in accordance with the 963 Atlantic Avenue Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 963 Atlantic Avenue Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 963 Atlantic Avenue Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 963 Atlantic Avenue Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default after any applicable notice, grace, and/or cure period and (ii) the debt yield (less the amount of any Holdback Reserve Funds that remain on deposit) being less than 7.75% and expiring upon the date that (a) if the Trigger Period commenced in connection with clause (i) above, the event of default is cured, or (b) if the Trigger Period commenced in connection with clause (ii) above, the debt yield (less the amount of any Holdback Reserve Funds that remain on deposit) is equal to or greater than 8.00% for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

65

963 ATLANTIC AVENUE
■	Property Management. The 963 Atlantic Avenue Property is managed by Plaza Management USA, Inc., a New York corporation, an independent third-party property manager.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The 963 Atlantic Avenue Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 963 Atlantic Avenue Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 963 Atlantic Avenue Property for 18 months, with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $25,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

66

GATEWAY CENTER SOUTH

STAPLES
SOUTH
SOUTH

BJ's
WHOLESALE CLUB

FAMOUS footwear
STAPLES

DAVE & BUSTER'S

Olive Garden

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

67

GATEWAY CENTER SOUTH

New York
MANHATTAN
QUEENS
BROOKLYN
JACKIE ROBINSON PKWY
BELT PKWY
Gateway Center South
501 Gateway Drive
Brooklyn, NY 11239
JOHN F. KENNEDY
INTERNATIONAL
AIRPORT
HOWARD BEACH
BROWNSVILLE
CANARSIE
BUSHWICK
FLATBUSH
MASPETH
RIDGEWOOD
FOREST HILLS
New York
Atlantic
Ocean
MAP © 2023 CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

68

GATEWAY CENTER SOUTH
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Brooklyn, New York	Cut-off Date Balance(3)		$50,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)		$457.70
Size (SF)	355,033	Percentage of Initial Pool Balance		5.2%
Total Occupancy as of 5/5/2023(1)	89.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/5/2023(1)	89.4%	Type of Security		Fee
Year Built / Latest Renovation	2002 / NAP	Mortgage Rate		6.87300%
Appraised Value	$271,100,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$24,271,069
Underwritten Expenses	$10,532,015	Escrows(4)
Underwritten Net Operating Income (NOI)	$13,739,054		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,703,551	Taxes	$0	$436,789
Cut-off Date LTV Ratio(2)	59.9%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	59.9%	Replacement Reserves	$0	$2,959
DSCR Based on Underwritten NOI / NCF(2)	1.21x /1.21x	TI/LC(5)	$0	$29,586
Debt Yield Based on Underwritten NOI / NCF(2)	8.5% / 8.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$162,500,000	97.1%	Loan Payoff(6)	$157,685,240	94.2%
Principal’s New Cash Contribution	4,938,409	2.9	Closing Costs	9,753,170	5.8
Total Sources	$167,438,409	100.0%	Total Uses	$167,438,409	100.0%

(1)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.
(2)	Calculated based on the aggregate outstanding principal balance of the Gateway Center South Whole Loan (as defined below) of $162.5 million.
(3)	The Cut-off Date Balance of $50,000,000 represents the non-controlling notes A-2, A-4 and A-6 and is part of a whole loan evidenced by eight pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $162.5 million.
(4)	See “—Escrows” below.
(5)	The TI/LC reserve is capped at $1,000,000.
(6)	The prior loan matured on March 6, 2023, and the Gateway Center South Loan (as defined below) was funded on May 24, 2023. Loan Payoff included default interest and special servicing fees on the prior loan.
■	The Mortgage Loan. The mortgage loan (the “Gateway Center South Loan”) is part of a whole loan (the “Gateway Center South Whole Loan”) evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $162,500,000. The Gateway Center South Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 355,033 SF retail center anchored by a BJ’s Wholesale Club store located in Brooklyn, New York (the “Gateway Center South Property”). The Gateway Center South Loan, which is evidenced by the non-controlling notes A-2, A-4 and A-6, has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 5.2% of the Initial Pool Balance.

The Gateway Center South Whole Loan was co-originated by DBR Investments Co. Limited and Wells Fargo Bank, National Association on May 24, 2023, accrues interest at the rate of 6.87300% per annum, had an original principal balance of $162,500,000 and has an outstanding principal balance as of the Cut-off Date of $162,500,000. The proceeds of the Gateway Center South Whole Loan along with approximately $4,938,409 of equity contributed by the borrower sponsor was primarily used to pay off existing debt on the Gateway Center South Property and pay origination costs.

The Gateway Center South Whole Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Gateway Center South Whole Loan requires monthly payments of interest only for the entire term. The scheduled maturity date of the Gateway Center South Whole Loan is June 5, 2028. Voluntary prepayment of the Gateway Center South Whole Loan in whole (but not in part) is permitted on or after the due date occurring in December 2027 (the “Open Prepayment Date”) without payment of any prepayment premium. Defeasance of the Gateway Center South Whole Loan in whole (but not in part) is permitted after the date that is the earlier to occur of (i) the third anniversary of the first monthly payment date and (ii) two years from the “startup day” of the REMIC which holds the portion of the Gateway Center South Whole Loan last contributed to a securitization. In addition, on any business day on and after June 5, 2025, voluntary prepayment of the Gateway Center South Whole Loan is permitted, together with, if such voluntary prepayment occurs prior to the Open Prepayment Date, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Gateway Center South Whole Loan being prepaid and (y) a yield maintenance premium.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

69

GATEWAY CENTER SOUTH

The table below summarizes the promissory notes that comprise the Gateway Center South Whole Loan. The relationship between the holders of the Gateway Center South Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1………………….	$30,000,000	$30,000,000	DBRI(1)	Yes(2)
Note A-2………………….	$25,000,000	$25,000,000	Benchmark 2023-V3	No
Note A-3………………….	$20,000,000	$20,000,000	DBRI(1)	No
Note A-4………………….	$15,000,000	$15,000,000	Benchmark 2023-V3	No
Note A-5………………….	$12,500,000	$12,500,000	DBRI(1)	No
Note A-6………………….	$10,000,000	$10,000,000	Benchmark 2023-V3	No
Note A-7………………….	$40,000,000	$40,000,000	WFBNA(1)	No
Note A-8………………….	$10,000,000	$10,000,000	WFBNA(1)	No
Total	$162,500,000	$162,500,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The Gateway Center South Whole Loan will initially be serviced pursuant to the pooling and servicing agreement governing the Benchmark 2023-V3 securitization until the closing date of the Note A-1 securitization. On and after such closing date, the Gateway Center South Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Note A-1 securitization.
■	The Mortgaged Property. The Gateway Center South Property is a Class A retail property located at 501 Gateway Drive in Brooklyn, New York. The Gateway Center South Property was completed in 2002 and was the first phase of the larger Gateway Center, also developed by the borrower sponsor, which includes Gateway Center North, a 639,143 SF expansion that is separately capitalized and is not included in the collateral, and two separate non-collateral self-owned anchor stores, Target and Home Depot. The borrower sponsor indirectly owns both the Gateway Center South Property and Gateway Center North, operating both components as one retail shopping center. As of May 5, 2023, the Gateway Center South Property was 100.0% physically occupied by eleven retail tenants with a 5.2-year weighted average lease term remaining. Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%. The Gateway Center South Property has remained consistently 100.0% occupied since its inception in 2002 until the recent departure of Bed Bath & Beyond. 67.9% of the tenants are original tenants and have been at the Gateway Center South Property for over 20 years. The Gateway Center South Property has a parking ratio of 4.37 spaces per 1,000 SF. Gateway Center North, the expansion portion of the Gateway Center, which is not included in the collateral, is 100% occupied and is grocery-anchored by ShopRite and ALDI and includes national retailers such as TJ Maxx and Nordstrom Rack. The Gateway Center South Property offers direct on/off access to the Belt Parkway (Exit 15) and there are approximately 2,800 free parking spaces, which are shared with the non-collateral Target and Home Depot anchor stores pursuant to the OEA (as defined below). The Gateway Center is the second most visited power center in the country, with a combined 16.5 million annual visitors and anchored by the second most-visited BJ’s Wholesale Club location in the United States.

The Gateway Center South Property is subject to an Operation and Easement Agreement by and among Home Depot U.S.A., Inc., Target Corporation and Gateway Center Properties, LLC, (the “OEA”).  The common areas are maintained by an affiliate of the borrower sponsor and each party to the OEA pays its share of common area maintenance costs. The OEA also allows the non-collateral Target and Home Depot anchor stores usage of the parking spaces located on the Gateway Center South Property.

The largest tenant by underwritten base rent, BJ’s Wholesale Club (“BJ’s”) (128,995 square feet; 36.3% of net rentable area (“NRA”); 35.2% of underwritten base rent), is a leading warehouse club operator on the East Coast of the United States. BJ’s delivers value to its members, consistently offering 25% or more savings on a representative basket of manufacturer-branded groceries compared to traditional supermarket competitors. BJ’s provides a curated assortment focused on perishable products, continuously refreshed general merchandise, gas and other ancillary services. BJ’s is traded on the New York Stock Exchange and reported a market capitalization of $8.41 billion as of June 27, 2023, with a credit rating of BB+ (S&P) and Ba1 (Moody’s). BJ’s lease expires September 20, 2027. BJ’s has been at the Gateway Center South Property since 2002 and has four remaining five-year extension options, and no termination options.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

70

GATEWAY CENTER SOUTH

The second largest tenant by underwritten base rent, Best Buy (31,679 square feet; 8.9% of NRA; 13.8% of underwritten base rent), is a multi-national retailer of electronic products. The company’s product offerings include consumer electronics, computing and mobile phones, appliances, entertainment products, and home office products. It also offers services including consultation, design, set-up, technical support, warranty related services, heath related services and memberships, educational classes, delivery and installation for home theater, mobile audio, and appliances. The company operates across the United States, Canada, and Mexico and is headquartered in Richfield, Minnesota. Best Buy became a tenant at the Gateway Center South Property when it acquired Circuit City’s lease interest at auction for $10.5 million in November 2009. Best Buy recently exercised its five-year renewal option, which began in January of 2023. Best Buy’s lease expires January 31, 2028. Best Buy has three remaining five-year extension options, and no termination options. Best Buy is traded on the New York Stock Exchange and reported a market capitalization of $18.09 billion as of June 27, 2023, with a credit rating of BBB+ (S&P) and A3 (Moody’s).

The third largest tenant by underwritten base rent, Dave & Busters (37,060 square feet; 10.4% of net rentable area; 11.6% of underwritten base rent) is a nationwide chain of large, adult-oriented complexes that combine restaurants and bars with dinner theater and games ranging from pocket billiards and shuffleboard to high-tech arcade games to simulated golf and virtual reality space combat. The company has 152 locations in the United States, two in Puerto Rico and two in Canada. Dave & Busters has been at the Gateway Center South Property since 2020 and has two five-year extension options, and no termination options. Dave & Buster’s reports sales of $364.59 PSF as of January 31, 2023 outpacing national sales of $290 PSF. The Dave & Buster’s lease expires January 31, 2036. Dave & Busters is traded on the New York Stock Exchange and reported a market capitalization of $1.88 billion as of June 27, 2023, with a credit rating of B (S&P), and B1 (Moody’s).

The following table presents certain information relating to the major tenants at the Gateway Center South Property:

Ten Largest Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(3)	Occupancy Cost(3)	Lease Expiration	Renewal / Extension Options
BJ's Wholesale Club	NR/Ba1/BB+	128,995	36.3%	$5,171,410	35.2%	$40.09	NAV	NAV	9/20/2027	4, 5-year options
Best Buy	NR/A3/BBB+	31,679	8.9	2,028,406	13.8%	64.03	NAV	NAV	1/31/2028	3, 5-year options
Dave & Buster's	NR/B1/B	37,060	10.4	1,704,760	11.6%	46.00	$364.59	16.2%	1/31/2036	2, 5-year options
Old Navy	NR/B1/BB	26,861	7.6	1,512,274	10.3%	56.30	$312.71	22.0%	1/31/2027	None
Marshalls	NR/A2/A	35,021	9.9	1,287,372	8.8%	36.76	$606.07	9.3%	9/30/2027	1, 5-year option
Staples	NR/B3/B	22,712	6.4	989,335	6.7%	43.56	$263.25	21.9%	11/30/2027	None
Outback Steakhouse	NR/B1/BB-	7,347	2.1	824,995	5.6%	112.29	$734.28	21.4%	10/30/2027	2, 5-year options
Famous Footwear	NR/NR/NR	11,466	3.2	573,300	3.9%	50.00	$350.53	19.6%	10/31/2028	None
Red Lobster	NR/NR/NR	8,096	2.3	292,832	2.0%	36.17	$1,145.83	4.7%	10/14/2027	1, 5-year option
Olive Garden	NR/NR/NR	8,062	2.3	292,812	2.0%	36.32	$683.01	7.9%	10/14/2027	1, 5-year option
Ten Largest Owned Tenants		317,299	89.4%	$14,677,496	100.0%	$46.26	$468.08
Remaining Occupied		0	0.0	0	0.0	0.00
Vacant Spaces(4)		37,734	10.6	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		355,033	100.0%	$14,677,496	100.0%	$46.26

(1)	Based on the underwritten rent roll dated May 5, 2023. See “Description of the Mortgage Pool—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus for a description of co-tenancy provisions applicable to Old Navy and Marshalls. Other tenants also have co-tenancy provisions.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales $ per SF and Occupancy Cost were provided by the borrower sponsor and represent the most recent year end sales between September 2022 and January 2023.
(4)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

71

GATEWAY CENTER SOUTH

The following table presents certain information relating to the lease rollover schedule at the Gateway Center South Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	237,094	66.8%	66.8%	10,371,029	70.7%	$43.74	7
2028	43,145	12.2%	78.9%	2,601,706	17.7%	$60.30	2
2029	0	0.0%	78.9%	$0	0.0%	$0.00	0
2030	0	0.0%	78.9%	$0	0.0%	$0.00	0
2031	0	0.0%	78.9%	$0	0.0%	$0.00	0
2033 & Thereafter	37,060	10.4%	89.4%	1,704,760	11.6%	$46.00	1
Vacant(3)	37,734	10.6%	100.0%	NAP	NAP	NAP	NA	P
Total / Wtd. Avg.	355,033	100.0%		$14,677,496	100.0%	$46.26	10

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.

The following table presents certain information relating to historical occupancy at the Gateway Center South Property:

Historical Leased %(1)

2020	2021	2022	As of 5/5/2023(2)
100.0%	100.0%	100.0%	89.4%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

72

GATEWAY CENTER SOUTH
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gateway Center South Property:

Cash Flow Analysis

	2020	2021	2022	TTM 3/31/2023	Underwritten	Underwritten $ per SF
Base Rent(1)	$14,840,158	$15,645,183	$15,791,984	$15,791,237	$14,677,496	$41.34
Rent Steps(2)	0	0	0	0	82,507	0.23
Vacant Income	0	0	0	0	1,698,030	4.78
Reimbursements	6,494,668	8,120,067	8,333,311	8,526,910	9,250,280	26.05
Vacancy & Credit Loss(3)	0	0	0	0	(1,698,030)	(4.78)
Other Income	359,923	254,127	217,521	211,574	260,786	0.73
Effective Gross Income	$21,694,749	24,019,377	$24,342,817	$24,529,721	$24,271,069	$68.36

Real Estate Taxes(4)	3,738,675	4,391,709	4,737,678	4,811,768	5,954,317	$16.77
Insurance	88,407	117,978	141,980	146,338	185,994	0.52
Utilities	196,048	229,281	257,841	260,564	260,564	0.73
Management Fee	572,363	688,981	707,407	712,857	728,132	2.05
Other Operating Expenses	2,626,360	3,320,732	3,329,084	3,403,008	3,403,008	9.59
Total Operating Expenses	$7,221,854	$8,748,681	$9,173,990	$9,334,536	$10,532,015	$29.66

Net Operating Income	$14,472,895	$15,270,696	$15,168,827	$15,195,185	$13,739,054	$38.70
Replacement Reserves	0	0	0	0	35,503	0.10
TI/LC	0	0	0	0	0	0.00
Net Cash Flow	$14,472,895	$15,270,696	$15,168,827	$15,195,185	$13,703,551	$38.60

(1)	Underwritten Base Rent is based on the underwritten rent roll as of May 5, 2023.
(2)	Rent Steps underwritten through May 1, 2024.
(3)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.
(4)	The Gateway Center South Property benefits from an ICIP tax abatement, which provides for a 50% exemption in the 2022/2023 and 2023/2024 tax years, which then phases down by 10% annually, resulting in a 40% exemption in the 2024/2025 tax year, a 30% exemption in the 2025/2026 tax year, a 20% exemption in the 2026/2027 tax year, and a 10% exemption in the 2027/2028 tax year, and expires thereafter. The Gateway Center South Whole Loan was underwritten based on the abated taxes.

■	Appraisal. According to the appraisal, the Gateway Center South Property had an “as-is” appraised value of $271,100,000 as of March 11, 2023.
Appraisal Approach(1)	“As-Is” Value	Discount Rate	Capitalization Rate
Discounted Cash Flow	$271,100,000	6.50%	6.25%(2)
Direct Capitalization Approach	$276,900,000	NAP	5.75%

(1)	Source: Appraisal.
(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated May 19, 2023, there is a controlled recognized environmental condition at the Gateway Center South Property related to historic use as a landfill. See “Description of the Mortgage Loan—Environmental Considerations” in the Preliminary Prospectus.
■	Market Overview and Competition. The Gateway Center South Property is located in Brooklyn, New York. Within the Brooklyn retail market, according to a third-party market report, there are 17,744 retail units spanning approximately 103.6 million SF of retail space. The average asking rent in the Brooklyn retail market has displayed moderate growth over the last five years; as of the fourth quarter of 2022, the asking rent in the market was $51.06 PSF. Over the most recent five-year period, rents in the Brooklyn retail market have grown by 4.4%. In the fourth quarter of 2022, the vacancy rate in the market was 3.5%, decreasing 20-basis points from the previous quarter. Similarly, the availability rate in the market decreased 10 basis points in the fourth quarter of 2022, to 4.5%. The Gateway Center South Property is in the North Brooklyn retail submarket. The North Brooklyn retail submarket reported average retail asking rents of $53.31 PSF as of the fourth quarter of 2022. Average asking rental rates in the Northern Brooklyn retail submarket have increased, ranging from $46.88 per SF in 2020 to $53.55 PSF in the third quarter of 2022. The vacancy rate in the North Brooklyn retail submarket at the end of the fourth quarter of 2022 was 3.0%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

73

GATEWAY CENTER SOUTH
■	According to the appraisal, the comparable leases indicate rents ranging from $31.00 to $41.00 PSF. All comparable leases were signed during 2017 through 2022, and are generally reflective of current market conditions.

Comparable Leases(1)

Property	Tenant	Lease Area	Lease Date	Lease Term	Base Rent
Gateway Center South(2)	BJ’s Wholesale Club	128,995	Sep-02	25.0 Yrs.	$40.09 PSF
48-18 Northern Boulevard Long Island City, NY 11101	H-Mart	63,525	Nov-22	15.0 Yrs.	$31.00 PSF
45-10 48th Street Long Island City, NY 11377	BJ’s Wholesale Club	70,000	Mar-21	NAV	$40.00 PSF
61-01 Junction Boulevard Rego Park, NY 11374	At Home	129,228	Oct-20	11.0 Yrs.	$38.00 PSF
399 Sands Street Brooklyn, NY 11201	Wegmans	85,113	Jan-19	25.0 Yrs.	$40.00 PSF
8973 Bay Parkway Brooklyn, NY 11214	Target	88,000	Jan-19	20.0 Yrs.	$41.00 PSF
850 Third Avenue Brooklyn, NY 11232	Bed Bath and Beyond	120,000	Jan-17	15.0 Yrs.	$39.00 PSF

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of May 5, 2023.

■	The Borrower. The borrower is Gateway Center Properties I, L.L.C. a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gateway Center South Whole Loan. The borrower sponsor and non-recourse carve-out guarantor is The Related Companies, L.P. (“Related”).

Related is a global real estate and lifestyle company and a prominent privately owned real estate firm in the United States. Formed 50 years ago, Related is a fully integrated, diversified real estate company with experience in virtually every aspect of development, acquisition, management, finance, marketing, and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, Austin, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, and boasts a team of approximately 4,000 professionals. Related has over $60 billion in assets owned, under management, or under development including the 28-acre Hudson Yards neighborhood on Manhattan’s West Side, The Square in Downtown West Palm Beach, The Grand LA and Related Santa Clara in California, and the 78 in Chicago.

■	Escrows.

Tax Reserve – On each monthly due date, the borrower is required to deposit an amount equal to 1/12th of the estimated annual real estate taxes (currently estimated to be $436,789) into the tax reserve account.

Insurance Reserve – On each monthly due date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of estimated insurance premiums, unless the borrower maintains a blanket policy in accordance with the Gateway Center South Whole Loan documents.

Replacement Reserve – On each monthly due date, the borrower is required to deposit $2,959 into a replacement reserve.

Rollover Reserve – On each monthly due date, the borrower is required to deposit $29,586 into a rollover reserve, capped at $1,000,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

74

GATEWAY CENTER SOUTH
■	Lockbox and Cash Management. The Gateway Center South Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Gateway Center South Whole Loan, the borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower was required to cause all cash revenues relating to the Gateway Center South Property and all other money received by the borrower or the property manager with respect to the Gateway Center South Property (other than tenant security deposits and cash revenues properly released to the borrower) to be deposited into the lender-controlled lockbox account within two business days following receipt. During the continuance of a Cash Sweep Event (as defined below), any transfers to the borrower’s operating account are required to cease and such sums on deposit in the lockbox account are to be transferred on a daily basis to a cash management account controlled by the lender, to be applied to payment of all monthly amounts due under the Gateway Center South Whole Loan (including, without limitation, taxes and insurance, debt service and required reserves and approved property operating expenses), with any excess funds being deposited into an excess cash flow account to be held by the lender as additional collateral for the Gateway Center South Whole Loan. Subject to the lender’s reasonable approval and provided that no event of default is continuing, the funds in the excess cash flow account may be used by the borrower to fund reserves and to pay debt service, in each case to the extent that the current gross operating income is insufficient to satisfy the same, as well as to pay operating expenses, capital expenses and other expenses outlined in the Gateway Center South Whole Loan documents to the extent that sums on deposit in the applicable reserve account are insufficient for the payment thereof.

A “Cash Sweep Event” means (i) an event of default, (ii) any bankruptcy action of the borrower or (iii) the debt service coverage ratio falling below 1.10x (a “Cash Sweep DSCR Trigger Event”).

A Cash Sweep Event will cease (a) if the Cash Sweep Event is caused solely by the occurrence of an event of default, upon a cure of the event of default that gave rise to such Cash Sweep Event accepted in writing by the lender or such event of default is waived in writing by the lender; provided that the lender has not exercised any of its rights to accelerate the Gateway Center South Whole Loan, or to appoint a receiver, liquidator, assignee, trustee, sequestrator, custodian or any other similar official or commence a foreclosure action; (b) if the Cash Sweep Event is caused solely by the occurrence of any bankruptcy action of the borrower and is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower with respect to which none of the borrower, guarantor or any affiliate of the borrower or guarantor solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 90 days of such filing; and (c) if the Cash Sweep Event is caused solely by the occurrence of a Cash Sweep DSCR Trigger Event, once the debt service coverage ratio is greater than 1.10x for one calendar quarter.

A Cash Sweep DSCR Trigger Event will not be deemed to have commenced so long as (x) no event of default and no other Cash Sweep Event has occurred and is continuing and (y) within 10 business days of the borrower’s receipt of notice of the commencement of such Cash Sweep DSCR Trigger Event or any time thereafter during the continuance of such Cash Sweep Event, the borrower delivers to the lender cash collateral or a letter of credit complying with the terms and conditions of the Gateway Center South Whole Loan documents in an amount, that, if applied to reduce the outstanding principal balance of the Gateway Center South Whole Loan, would result in a debt service coverage ratio of at least 1.10x (on such date of determination).

■	Property Management. The Gateway Center South Property is managed by Related Management Company, L.P., an affiliate of the borrower sponsor.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

75

GATEWAY CENTER SOUTH
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Gateway Center South Property plus 18 months of rental loss and/or business interruption coverage. If the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended and as it may be further amended from time to time (including any extensions) is no longer in effect, the borrower is only required to obtain such insurance to the extent obtainable for an annual premium capped at an amount equal to 200% of the then-applicable annual insurance premium payable by the borrower for property insurance. The borrower is permitted to obtain terrorism insurance from a captive insurance company, which is not required to be rated. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

76

BACK BAY OFFICE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

77

BACK BAY OFFICE

222 BERKELEY STREET | OFFICE

Floor			
22	Abrams Capital Management 13,203 SF 4/2033		
21	Abrams Capital Management 14,371 SF 4/2033		
20	Orrick Herrington & Sutcliffe 14,315 SF 3/2030		
19	Orrick Herrington & Sutcliffe 9,320 SF 3/2030	Alteryx Inc 8,171 SF 3/2026	
18	Summit Partners 18,994 SF 11/2033		
17	Summit Partners 20,440 SF 11/2033		
16	Weiss Asset Management 11,760 SF 10/2025	Martignetti Grocery 4,702 SF 11/2026	Weiss Asset Management 3,461 SF 10/2025
15	GW&K Investment Management 19,852 SF 2/2033		
14	GW&K Investment Management 19,551 SF 2/2033		
13	MFN Partners Management 6,772 SF 8/2024	GW&K Investment Management 7,601 SF 2/2033	Lee & Rivers 5,478 SF 4/2025
12	Rhythm Pharmaceuticals, Inc. 13,627 SF 7/2025	Denneen & Company 6,185 SF 3/2024	
11	Lazard Group 14,380 SF 1/2029	Guggenheim Securities 5,672 SF 9/2024	
10	Summit Partners 19,880 SF 11/2033		
9	Summit Partners 19,265 SF 11/2033		
8	Weiss Asset Management 19,537 SF 10/2034		
7	Wayfair[1] 19,523 SF 12/2031		
6	Wayfair[1] 41,174 SF 12/2031		
5	DraftKings Inc. 45,161 SF 3/2029		
4	Wayfair[1] 45,834 SF 12/2031		
3	Wayfair[1] 43,840 SF 12/2031		
2	Vinick & Caulfield Associates 7,468 SF 4/2025	Wayfair[1] 11,260 SF 12/2031	Oxford Management Office 2,784 SF 3/2026
1	Vacant 1,457 SF		

[1] Wayfair is current on their rent and recovery obligation, but does not intend to occupy their space. The respective suites are built out to a turnkey standard and actively being marketed for sublease at levels at or above the direct tenant rental rate obligation with limited concessions offered.

222 BERKELEY STREET | RETAIL

Floor					
2	Vacant 428 SF	Bank of America 6,425 SF 3/2028			
1	Bank of America 6,105 SF 3/2028	Boston Private Financial 4,498 SF 6/2031	Trader Joe's (Executed Lease) 10,912 SF 12/2034	Gentlemen's Choice 413 SF 12/2024	STK (Executed Lease) 7,215 SF 5/2034

Vacant | 2024 - 2025 | 2026 - 2027 | 2028 - 2029 | 2030+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

78

BACK BAY OFFICE

500 BOYLSTON STREET | OFFICE

Floor	Tenants
25	Pacific Heights Asset Mgmt 12,872 SF 3/2026 / Baird 4,284 SF 6/2026 / Transrit Security, Inc. 7,025 SF 3/2024
24	Pinepoint Capital 13,095 SF 2/2026 / Webster Bank 10,746 SF 12/2025
23	Skadden Arps Slate Meagher 23,861 SF 2/2029
22	Skadden Arps Slate Meagher 23,861 SF 2/2029
21	Rockpoint Group 23,861 SF 2/2029
20	H.I.G Capital 16,858 SF 1/2025 / Freehold Capital Management 4,838 SF 1/2025 / H.I.G Capital 1,306 SF 1/2025
19	Salesforce 21,289 SF 4/2028
18	Salesforce 23,353 SF 4/2028
17	Kona Research Institute 12,444 SF 1/2030 / Cooley 10,897 SF 5/2032
16	Cooley 16,562 SF 5/2032 / Wheelock Street Capital 4,038 SF 1/2026 / Crosspoint Capital Partners 4,751 SF 7/2024
15	Cooley 23,353 SF 5/2032
14	Cooley 23,353 SF 5/2032
13	Adicet Bio 9,501 SF 7/2026 / ATV Capital Management 5,461 SF 4/2025 / Vacant 8,391 SF
12	First Eagle Alternative Credit 18,828 SF 9/2025 / Baywary Asset Management 4,544 SF 9/2025
11	Polen Capital 6,830 SF 3/2031 / Polen Capital 5,321 SF 1/2025 / Monument Group 11,202 SF 10/2025
10	Wayfair[1] 23,353 SF 12/2031
9	Wayfair[1] 22,955 SF 12/2031
8	Wayfair[1] 22,662 SF 12/2031
7	Wayfair[1] 22,638 SF 12/2031
6	Wayfair[1] 23,681 SF 12/2031 / Vista Higher Learning 35,318 SF 11/2024
5	DraftKings Inc. 59,899 SF 3/2029
4	DraftKings Inc. 20,044 SF 3/2029 / CBIZ Accounting 32,431 SF 8/2027
3	Wayfair[1] 40,154 SF 12/2031 / Weiss Asset Management 2,928 SF 10/2034
2	Vacant 21,718 SF / Wayfair[1] 31,238 SF 12/2031

[1] Wayfair is current on their rent and recovery obligation, but does not intend to occupy their space. The respective suites are built out to a turnkey standard and actively being marketed for sublease at levels at or above the direct tenant rental rate obligation with limited concessions offered.

500 BOYLSTON STREET | RETAIL

Floor	Tenants
1	Trader Joe's (Executed Lease) 5,600 SF 12/2034 / Vacant 21,601 SF / SoulCycle 4,265 SF 7/2031 / Juice Press 1,243 SF 1/2026

Vacant | 2024 - 2025 | 2026 - 2027 | 2028 - 2029 | 2030+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

79

BACK BAY OFFICE

Back Bay Office
222 Berkeley Street and 500 Boylston Street
Boston, MA 02116
Medford
Malden
Revere
Everett
Chelsea
Somerville
NORTH CAMBRIDGE
WEST CAMBRIDGE
AGGASIZ-HARVARD
CHARLESTOWN
EAST BOSTON
BOSTON LOGAN INTERNATIONAL AIRPORT
RIVERSIDE
Cambridge
Boston
CAMBRIDGEPORT
Charles River
CENTRAL
ALLSTON-BRIGHTON
BACK BAY
SEAPORT
Boston Main Channel
SOUTH END
SOUTH BOSTON
TELEGRAPH HILL
Pleasure Bay
Old Harbor
DUDLEY SQUARE
ROXBURY
NORTH DORCHESTER
SOUTH DORCHESTER
Billerica
Reading
Carlisle
Burlington
Acton
Bedford
Wakefield
Concord
Woburn
Lynn
Stow
Medford
Revere
Cambridge
Wayland
Waltham
Marlborough
Newton
Boston
Brookline
Natick
Framingham
Needham
Quincy
Dedham
Medfield
Norwood
Braintree
Randolph
Milford
Canton
Sharon
Brockton
MAP © 2023 CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

80

BACK BAY OFFICE
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Sellers(3)		GACC, GSMC
Location (City / State)	Boston, Massachusetts	Cut-off Date Balance(2)		$45,000,000
Property Type	Office	Cut-off Date Balance per SF(2)		$370.03
Size (SF)	1,283,670	Percentage of Initial Pool Balance		4.7%
Total Occupancy as of 4/30/2023	95.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/30/2023	95.8%	Type of Security		Fee
Year Built / Latest Renovation	1987, 1991 / 2016-2022	Mortgage Rate(4)		6.29800%
Appraised Value(1)	$1,410,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$115,015,445
Underwritten Expenses	$37,554,805	Escrows
Underwritten Net Operating Income (NOI)	$77,460,640		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$77,203,906	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(2)	33.7%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)	33.7%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	2.55x / 2.55x	TI / LC(5)	$26,723,400	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	16.3% / 16.3%	Other(6)	$31,137,229	$0

Sources and Uses
Sources	$	%	Uses	%	%
Senior Loan(2)	$475,000,000	76.4%	Payoff Existing Debt(7)	$546,966,371	88.0%
Junior Loan(2)	65,000,000	10.5%	Reserves	57,860,629	9.3%
Borrower Sponsor Equity	41,583,604	6.7	Closing Costs	16,756,604	2.7%
Mezzanine Loan(2)	40,000,000	6.4%
Total Sources	$621,583,604	100.0%	Total Uses	$621,583,604	100.0%

(1)	Based on the “as is (extraordinary assumption)“ appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the leasing cost escrow amount under the loan agreement is $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront. Based on the “as-is” appraised value of $1,345,000,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Back Bay Office Senior Loan (as defined below), the Back Bay Office Whole Loan (as defined below) and the Back Bay Office Total Debt (as defined below) are equal to 35.3%, 40.1% and 43.1%, respectively.
(2)	The Back Bay Office Loan (as defined below) is part of the Back Bay Office Whole Loan with an aggregate outstanding principal balance as of the Cut-off Date of $540,000,000, which is comprised of 14 senior pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $475,000,000 and two subordinate promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF, and Cut-off Date Balance PSF numbers presented above are based on the Back Bay Office Senior Loan. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF, and Cut-off Date Balance PSF based on the Back Bay Office Whole Loan are 38.3%, 38.3%, 2.17x, 2.16x, 14.3%, 14.3% and $420.67, respectively. Additionally, a mezzanine loan was originated with an outstanding principal balance as of the Cut-off Date of $40,000,000 (the “Back Bay Office Mezzanine Loan,” and together with the Back Bay Office Whole Loan, the “Back Bay Office Total Debt”). The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF, and Cut-off Date Balance PSF based on the Back Bay Office Total Debt are 41.1%, 41.1%, 1.94x, 1.94x, 13.4%, 13.3% and $451.83, respectively.
(3)	The Back Bay Office Whole Loan was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), Goldman Sachs Bank USA (“GSBI”), Wells Fargo Bank, National Association (“WFBNA”), New York Life Insurance Company (“New York Life”), and Teachers Insurance and Annuity Association of America (“TIAA”). The Cut-off Date Balance of $45,000,000 represents the non-controlling notes A-3 and A-4-3 with an aggregate outstanding principal balance as of the Cut-off Date of $27,500,000, contributed by GACC, and non-controlling note A-8-2-A with an outstanding principal balance as of the Cut-off Date of $17,500,000, contributed by GSMC.
(4)	Represents the interest rate of the Back Bay Office Senior Loan. The interest rate of the Back Bay Office Subordinate Companion Loan is 8.2000% per annum.
(5)	The borrower is not required to make monthly deposits into the TI/LC reserve account until the first monthly payment date in which the undisbursed portion of the Upfront TI/LC Reserve of $26,723,400 is less than or equal to $15,000,000. Upon such event, the borrower will be required to deposit $213,969 on a monthly basis. See “—Escrows” below.
(6)	Other reserves include an upfront outstanding TI/LC reserve of approximately $21,283,070 and a free rent reserve of approximately $9,854,159. See “—Escrows” below.
(7)	The prior financing encumbering the Back Bay Office Property was originally $660,000,000 which was reduced by approximately $48.2 million of amortization prior to December 2022. In addition, in December 2022, the borrower paid down approximately $64.8 million in conjunction with a short-term loan extension.

■	The Mortgage Loan. The Back Bay Office mortgage loan (the “Back Bay Office Loan”) is part of a whole loan (the “Back Bay Office Whole Loan”) secured by the borrower’s fee interest in a 1,283,670 SF office property located in Boston, Massachusetts (the “Back Bay Office Property”). The Back Bay Office Whole Loan is comprised of (i) the Back Bay Office Loan, (ii) 11 additional pari passu senior promissory notes in the aggregate original principal amount of $430,000,000 (the “Back Bay Office Pari Passu Companion Loans”, and, together with the Back Bay Office Loan, the “Back Bay Office Senior Loan”), and (iii) two subordinate promissory notes in the aggregate original principal amount of $65,000,000 (collectively, the “Back Bay Office Subordinate Companion Loan”). The Back Bay Office Loan is evidenced by non-controlling notes A-3, A-4-3 and A-8-2-A with an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 4.7% of the Initial Pool Balance. The Back Bay Office Whole Loan was co-originated on June 7, 2023 by DBNY, GSBI, WFBNA, New York Life and TIAA. GACC, an affiliate of DBNY, is contributing non-controlling notes A-3 and A-4-3 with an aggregate outstanding principal balance as of the Cut-off Date of $27,500,000 and GSMC, an affiliate of GSBI, is contributing non-controlling note A-8-2-A with an outstanding principal balance as of the Cut-off Date of $17,500,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

81

BACK BAY OFFICE

The Back Bay Office Senior Loan accrues interest at a fixed rate of 6.29800% per annum and the Back Bay Office Subordinate Companion Loan accrues interest at a fixed rate of 8.20000% per annum. The Back Bay Office Whole Loan has an initial term of 60 months, a remaining term of 60 months and is interest-only for the full term. The scheduled maturity date of the Back Bay Office Whole Loan is the payment date that occurs in July 2028. The proceeds of the Back Bay Office Whole Loan were used to refinance the Back Bay Office Property, pay origination costs, and fund upfront reserves.

Defeasance or prepayment (together with, if prior to the payment date in January 2028, a prepayment fee equal to the greater of 1% of the unpaid principal balance and a yield maintenance premium) of the Back Bay Office Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) June 7, 2026 and (ii) the second anniversary of the date on which the entire Back Bay Office Whole Loan (other than note A-1, note A-2, note B-1 and note B-2) has been securitized. The assumed lockout period of 24 months is based on the expected Benchmark 2023-V3 securitization cut-off date in July 2023. The actual lockout period may be longer. Voluntary prepayment of the Back Bay Office Whole Loan in whole (but not in part), without payment of any prepayment fee or yield maintenance premium is permitted on and after the due date occurring in January 2028.

The table below summarizes the promissory notes that comprise the Back Bay Office Whole Loan. The relationship between the holders of the Back Bay Office Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan--The Back Bay Office Whole Loan” in the Preliminary Prospectus. The Back Bay Office Whole Loan will be serviced under the Benchmark 2023-B39 pooling and servicing agreement. See Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Back Bay Office Whole Loan”, and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$137,500,000	$137,500,000	New York Life	No(2)
A-2	100,000,000	100,000,000	TIAA	No(2)
A-3	22,500,000	22,500,000	Benchmark 2023-V3	No
A-4-1	30,000,000	30,000,000	Benchmark 2023-B39	No(2)
A-4-2	25,000,000	25,000,000	DBNY(1)	No
A-4-3	5,000,000	5,000,000	Benchmark 2023-V3	No
A-5	30,000,000	30,000,000	DBNY(1)	No
A-6	50,000,000	50,000,000	BANK5 2023-5YR2	No
A-7-A	15,000,000	15,000,000	WFBNA(1)	No
A-7-B	10,000,000	10,000,000	WFBNA(1)	No
A-8-1	20,000,000	20,000,000	Benchmark 2023-B39	No
A-8-2-A	17,500,000	17,500,000	Benchmark 2023-V3	No
A-8-2-B	2,500,000	2,500,000	GSBI(1)	No
A-8-3	10,000,000	10,000,000	GSBI(1)	No
Total Senior Loan	$475,000,000	$475,000,000
B-1	39,000,000	39,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC	Yes(2)
B-2	26,000,000	26,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC	No
Whole Loan	$540,000,000	$540,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The Back Bay Office Whole Loan is an AB whole loan, and the controlling note as of the date hereof is the Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift first, to the Note A-1, then to the Note A-2 and then to the Note A-4-1, in each case, following certain trigger events under the co-lender agreement. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loan—The Back Bay Office Whole Loan” in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Back Bay Office Whole Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

82

BACK BAY OFFICE

The table below summarizes certain information regarding the Back Bay Office Total Debt.

				% of Total Debt(1)	Cumulative Loan PSF	Cumulative Cut-off Date LTV Ratio(2)	Cumulative UW NOI Debt Yield(3)	Cumulative UW NCF DSCR(4)
Back Bay Office Total Debt	Back Bay Office Senior Loan	Back Bay Office Loan (Trust Loan) $45,000,000(5)	Back Bay Office Pari Passu Companion Loans (Non-Trust) $430,000,000(5)	81.9%	$370.03	33.7%	16.3%	2.55x
	Back Bay Office Subordinate Companion Loan	Back Bay Office Subordinate Companion Loans (Non-Trust)(6) $65,000,000		11.2%	$420.67	38.3%	14.3%	2.16x
	Back Bay Office Mezzanine Loan	Back Bay Office Mezzanine Loan(7) $40,000,000		6.9%	$451.83	41.1%	13.4%	1.94x
		Implied Borrower Sponsor Equity(2) $830,000,000		NAP	NAP	NAP	NAP	NAP

(1)	The Back Bay Office Total Debt is comprised of the Back Bay Office Senior Loan, the Back Bay Office Subordinate Companion Loan, and the Back Bay Office Mezzanine Loan.
(2)	Calculated based on the appraised value of $1,410,000,000 as of October 19, 2022, which is the “as is (extraordinary assumption)” appraised value subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the leasing cost escrow amount under the loan agreement was reduced to $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront. Based on the “as-is” appraised value of $1,345,000,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Back Bay Office Senior Loan, the Back Bay Office Whole Loan and the Back Bay Office Total Debt are equal to 35.3%, 40.1% and 43.1%, respectively.
(3)	Calculated based on the UW NOI of $77,460,640.
(4)	Calculated based on the UW NCF of $77,203,906 and an assumed senior note interest rate of 6.298%, as well as a whole loan weighted average interest rate of the Back Bay Office Whole Loan of 6.52694444444444% and of the Back Bay Office Total Debt of 6.77508620689655%.
(5)	The Back Bay Office Pari Passu Companion Loans are pari passu in right of payment with the Back Bay Office Loan. The Back Bay Office Loan and the Back Bay Office Pari Passu Companion Loans are senior in right of payment to the Back Bay Office Subordinate Companion Loan (to the extent described in this Term Sheet and the Preliminary Prospectus).
(6)	The Back Bay Office Subordinate Companion Loan accrues interest at a fixed rate of 8.20000% per annum.
(7)	The Back Bay Office Mezzanine Loan accrues interest at a fixed rate of 10.12500% per annum.

■	The Mortgaged Property. The Back Bay Office Property is a 1,283,670 SF Class A property located on a full square block at the intersection of Berkeley and Boylston Streets in the Back Bay Office neighborhood of Boston, Massachusetts. The Back Bay Office Property is made up of two interconnected buildings, developed by architects Philip Johnson and Robert A.M. Stern, with 500 Boylston Street built in 1987 and 222 Berkeley Street built in 1991. The Back Bay Office Property includes amenity-forward ground floor retail and proximity to major Boston transportation arteries. The Back Bay Office Property features flexible floor plates ranging from 14,000 to 100,000 SF, 12’-13’ slab-to-slab ceiling heights and a retail mix of restaurants and fitness tenants. Since acquiring the Back Bay Office Property in 2015, the borrower sponsor has invested approximately $192 million ($150 PSF) on leasing costs and renovation capital. Recent initiatives include renovations to the central courtyard and improvements to building common areas including a rejuvenated lobby atrium common space. The Back Bay Office Property consists of two of only 13 buildings in Boston to achieve LEED Platinum status. As of April 30, 2023, the Back Bay Office Property was 95.8% leased to 46 tenants with the largest tenant accounting for 27.8% of NRA.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

83

BACK BAY OFFICE

The largest tenant based on underwritten base rent is Wayfair (356,312 SF; 27.8% of NRA; 19.5% of underwritten base rent). Wayfair is a large online platform focused exclusively on the home goods market. Wayfair provides approximately 33 million furniture, home décor, houseware, and home improvement products to customers in the United States and internationally, under various brands through its websites including Wayfair, Joss & Main, All Modern, Birch Lane, and Perigold. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs approximately 18,000 people. Wayfair is currently dark in its space, however as of the origination date Wayfair was paying full unabated rent. We cannot assure you whether Wayfair will continue to pay rent as expected or at all. Wayfair’s lease expires on December 31, 2031. Wayfair has subleased 19,523 SF of space on the 7th floor to Drift.com at $57.50 PSF, full-service gross, with a lease expiration of December 31, 2024. Wayfair is currently marketing 156,436 SF of its remaining space for sublease.

The second largest tenant based on underwritten base rent is Summit Partners (78,587 SF; 6.1% of NRA; 7.4% of underwritten base rent). Founded in 1984, Summit Partners is a global alternative investment firm that is currently managing more than $35 billion in capital dedicated to growth equity, fixed income and public equity opportunities. Summit Partners has invested in more than 500 companies in technology, healthcare and other growth industries. Summit Partners has backed many fintech and Software as a Service companies, including Calypso Technology, Clearwater Analytics (NYSE: CWAN), EngageSmart (NYSE: ESMT), Gainsight, Jamf (NYSE: JAMF), Klaviyo, RightNow and Smartsheet (NYSE: SMAR). Summit Partners maintains offices in North America and Europe and invests in companies around the world. Summit Partners’ lease expires on November 30, 2033. Summit Partners is in a free rent period for 54,416 SF through November 2023, which was reserved in full at origination. We cannot assure you that Summit Partners will commence paying rent as expected or at all.

The third largest tenant based on underwritten base rent is DraftKings Inc. (125,104 SF; 9.7% of NRA; 7.3% of underwritten base rent). DraftKings Inc. is a digital sports entertainment and gaming company with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings Inc. is a multi-channel provider of sports betting and gaming technologies, powering sports and gaming entertainment for operators in 17 countries. DraftKings Inc.’s lease at the Back Bay Office Property commenced in December 2017 and expires in March 2029 followed by two, five-year extension options. DraftKings Inc. has the right to terminate its lease as of the last day of the 7th lease year from the rent commencement date (March 10, 2026), with between 18 to 21 months’ written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

84

BACK BAY OFFICE

The following table presents certain information relating to the tenants at the Back Bay Office Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch / MIS / S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Wayfair(3)(4)	NR/NR/NR	356,312	27.8%	$13,539,856	19.5%	$38.00	12/31/2031	3, 5-year options
Summit Partners(5)	B-/B3/B	78,587	6.1	5,111,125	7.4	65.04	11/30/2033	2, 5-year options
DraftKings Inc.(6)	NR/NR/NR	125,104	9.7	5,087,655	7.3	40.67	3/31/2029	2, 5-year options
Cooley(7)	NR/NR/NR	72,165	5.6	4,583,500	6.6	63.51	5/31/2032	1, 5-year option
Salesforce(8)	NR/A2/A+	46,642	3.6	3,871,286	5.6	83.00	4/30/2028	1, 5-year option
GW&K Investment Management	NR/A3/BBB+	47,304	3.7	3,405,888	4.9	72.00	2/28/2033	1, 5-year option
Weiss Asset Management(9)(10)	NR/NR/NR	37,688	2.9	2,684,320	3.9	71.22	10/31/2034	1, 5-year option
Skadden Arps Slate Meagher	NR/NR/NR	47,722	3.7	2,624,710	3.8	55.00	2/28/2029	2, 5-year options
Abrams Capital Management(11)	NR/NR/NR	28,074	2.2	2,217,846	3.2	79.00	4/30/2033	1, 5-year option
Orrick Herrington & Sutcliffe	NR/NR/NR	23,635	1.8	1,775,542	2.6	75.12	3/31/2030	1, 5-year option
Largest Tenants		863,233	67.2%	$44,901,728	64.7%	$52.02
Remaining Tenants(12)		366,842	28.6	24,449,836	35.3	$66.65
Total Occupied		1,230,075	95.8%	$69,351,564	100.0%	$56.38
Vacant Space		53,595	4.2	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		1,283,670	100.0%	$69,351,564	100.0%	$56.38

(1)	Based on the underwritten rent roll dated April 30, 2023.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wayfair is currently dark in its space, but as of the origination date was paying unabated rent. We cannot assure you whether Wayfair will continue paying rent as expected or at all.
(4)	Wayfair has subleased 19,523 SF of space on the 7th floor to Drift.com at $57.50 PSF, full-service gross, with a lease expiration of December 31, 2024. Wayfair is currently marketing 156,436 SF of its remaining space for sublease.
(5)	Summit Partners is in a free rent period for 54,416 SF through November 2023, which was reserved in full at origination. We cannot assure you that Summit Partners will commence paying rent as expected or at all.
(6)	DraftKings Inc. has the right to terminate its lease as of the last day of the 7th lease year from the rent commencement date (March 10, 2026) with between 18 to 21 months’ written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs.
(7)	Cooley has the one time right to terminate its space on the 16th floor (14,562 SF) as of May 31, 2025 with between 12 to 18 months written notice and the payment of a termination fee equal to three months of net rent and operating costs for the period immediately following the termination option, plus the unamortized pro-rata extension transaction cost.
(8)	Salesforce has subleased 23,353 SF of its space to Providence Equity Partners, Aeris Partners at a rate of $80.97 PSF, which sublease is co-terminous with the prime lease.
(9)	According to the underwritten rent roll as of April 30, 2023, two Weiss Asset Management units totaling 15,223 SF have an underwritten lease expiration of October 31, 2025; however, pursuant to the lease amendment dated November 15, 2022, its expected lease expiration is October 31, 2034, which would result in a remaining term of 11.3 years for Weiss Asset Management.
(10)	Weiss Asset Management is currently in a free rent period for 19,537 SF until August 1, 2024, which was reserved in full at origination. We cannot assure you that Weiss Asset Management will commence paying rent as expected or at all.
(11)	Abrams Capital Management is currently in a free rent period until December 15, 2023, which was reserved in full at origination. We cannot assure you that Abrams Capital Management will commence paying rent as expected or at all.
(12)	Remaining Tenants includes two tenants (Trader Joe’s and STK), totaling 1.8% of net rentable area that have not yet taken occupancy. STK is expected to take occupancy in December 2023 and Trader Joe’s is expected to take occupancy in June 2024. We cannot assure you that either tenant will take occupancy of its respective space as expected or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

85

BACK BAY OFFICE

The following table presents certain information relating to the lease rollover schedule at the Back Bay Office Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	65,939	5.1%	5.1%	3,413,905	4.9%	$51.77	7
2025(3)	120,770	9.4%	14.5%	8,093,017	11.7%	$67.01	12
2026	60,390	4.7%	19.2%	5,060,933	7.3%	$83.80	9
2027	32,431	2.5	21.8%	1,167,516	1.7%	$36.00	1
2028	59,172	4.6	26.4%	5,133,946	7.4%	$86.76	2
2029	211,067	16.4	42.8%	10,217,124	14.7%	$48.41	4
2030	36,079	2.8	45.6%	2,847,592	4.1%	$78.93	2
2031	371,905	29.0	74.6%	15,324,573	22.1%	$41.21	4
2032	72,165	5.6	80.2%	4,583,500	6.6%	$63.51	1
2033 & Thereafter(3)	200,157	15.6	95.8%	13,509,457	19.5%	$67.49	6
Vacant	53,595	4.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,283,670	100.0%		$69,351,564	100.0%	$56.38	48

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease expiration schedule.
(2)	Based on the underwritten rent roll dated April 30, 2023.
(3)	According to the underwritten rent roll as of April 30, 2023, two Weiss Asset Management units totaling 15,223 SF have an underwritten lease expiration of October 31, 2025; however, pursuant to the lease amendment dated November 15, 2022, their expected lease expiration is October 31, 2034, which would result in a remaining term of 11.3 years for Weiss Asset Management.

The following table presents certain information relating to historical leasing at the Back Bay Office Property:

Historical Leased %(1)

2020	2021	2022	As of 4/30/2023(2)
96.0%	97.0%	96.8%	95.8%

(1)	Historical occupancies are as of December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated April 30, 2023.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

86

BACK BAY OFFICE
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Back Bay Office Property:

Cash Flow Analysis(1)

	2020	2021	2022	TTM 3/31/2023	Underwritten	Underwritten $ per SF
Base Rent	$51,526,277	$59,949,889	$59,804,916	$58,642,289	$69,351,564	$54.03
Contractual Rent Steps(2)	0	0	0	0	1,362,984	$1.06
Step Rent Credits(3)	0	0	0	0	521,804	$0.41
Potential Income from Vacant Space	0	0	0	0	4,911,403	$3.83
Gross Potential Rent	$51,526,277	$59,949,889	$59,804,916	$58,642,289	$76,147,755	$59.32
Total Reimbursements	24,669,444	27,067,738	28,017,620	28,290,450	31,949,642	$24.89
Other Income	7,723,812	8,115,682	11,231,780	13,140,165	11,829,452	$9.22
Vacancy & Bad Debt(4)	(633,236)	(359,541)	(80,985)	(80,987)	(4,911,403)	($3.83)
Effective Gross Income	$83,286,297	$94,773,768	$98,973,331	$99,991,917	$115,015,445	$89.60

Management Fee	1,829,216	2,147,700	2,187,964	2,177,486	1,000,000	$0.78
General & Administrative	2,164,712	2,240,150	2,296,661	2,392,157	2,596,305	$2.02
Utilities	3,321,124	3,557,755	4,186,509	4,642,228	4,428,328	$3.45
Security	1,689,928	1,571,328	1,574,124	1,552,615	1,705,477	$1.33
Janitorial	1,635,435	1,755,600	2,294,685	2,435,810	2,972,215	$2.32
Repairs & Maintenance	1,922,767	2,398,303	3,147,900	3,102,259	2,585,681	$2.01
Non-Recoverable Expenses(5)	655,899	745,952	501,980	575,384	561,872	$0.44
Real Estate Taxes	17,837,010	18,300,580	19,464,281	19,349,454	20,753,029	$16.17
Property Insurance	975,928	517,100	596,971	750,184	951,899	$0.74
Total Expenses	$32,032,019	$33,234,468	$36,251,075	$36,977,577	$37,554,805	$29.26

Net Operating Income(6)	$51,254,278	$61,539,300	$62,722,256	$63,014,340(7)	$77,460,640(7)	$60.34
Replacement Reserves	0	0	0	0	256,734	$0.20
TI / LC	0	0	0	0	0	$0.00
Net Cash Flow	$51,254,278	$61,539,300	$62,722,256	$63,014,340	$77,203,906	$60.14

Occupancy	96.0%	97.0%	96.8%	95.8%	93.6%(8)
NOI Debt Yield(9)	10.8%	13.0%	13.2%	13.3%	16.3%
NCF DSCR(9)	1.69x	2.03x	2.07x	2.08x	2.55x

(1)	Based on the underwritten rent roll dated April 30, 2023.
(2)	Represents straight line rent average through each tenant’s lease expiration for investment grade tenants and tenants included in a legal industry magazine listing of the top 100 United States law firms by revenues (“Top 100 Law Firms”).
(3)	Represents contractual rent steps through April 1, 2024.
(4)	Vacancy also encompasses bad debt, which includes provisions made for COVID-19 abatements in 2020 and credits for unused provisions in 2021.
(5)	Non-Recoverable Expenses excludes one-time non-recoverable Oxford leasing fees, one-time marketing survey cost, and unused provision for COVID-19 abatements.
(6)	The increase in Net Operating Income from 2020 to 2021 was primarily driven by nine tenants, representing 6.6% of net rentable area with leases that began or renewed/extended in 2021, rent increases for tenants in place, and an increase in total recoveries.
(7)	The increase from TTM 3/31/2023 to UW Net Operating Income was primarily driven by including credit for six leases which began in October 2022 or later, representing 11.6% of the net rentable area, the rent average benefit for investment grade and Top 100 Law Firm tenants, contractual rent steps, and an increase in recoveries.
(8)	Represents the underwritten economic occupancy.
(9)	The NOI Debt Yield and NCF DSCR are calculated based on the Back Bay Office Senior Loan and exclude the Back Bay Office Subordinate Companion Loan.

■	Appraisal. According to the appraisal, the Back Bay Office Property has an “as is (extraordinary assumption)” appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that $67,600,000 has been reserved for leasing costs. The Back Bay Office Property has an “as-is” appraised value of $1,345,000,000 as of October 19, 2022.
Appraisal Approach(1)	“As-Is” Value	Discount Rate	Capitalization Rate
Income Capitalization Approach	$1,345,000,000	7.25%	6.00%

(1)	Source: Appraisal.

■	Environmental Matters. According to a Phase I environmental assessment dated November 15, 2022, there was no evidence of any recognized environmental conditions at the Back Bay Office Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

87

BACK BAY OFFICE
■	Market Overview and Competition. The Back Bay Office Property is located in Boston, Suffolk County, Massachusetts, in the Back Bay office submarket. The Back Bay office submarket, one of nine distinct geographic concentrations within Boston, contains 14.3 million market rate rental SF of office space, or 10.3% of the Boston metro's total inventory of office space. In the ten-year period beginning with the third quarter of 2012, new additions to the submarket totaled 884,000 SF, while 58,000 SF were removed by developer activity. The net total gain of 826,000 SF equates to an annualized inventory growth rate of 0.6%, trailing slightly the Boston metropolitan growth rate of 1.0% over the same period. The Back Bay office submarket consists of approximately 17,357,250 SF of rentable office space as of May 6, 2023. The average market rent for the Back Bay office submarket is $59.09 per SF and the average vacancy rate is 9.4%.

Comparable Leases Summary(1)

Property Name	Tenant Name	City / State	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
Back Bay Office	Various	Boston / MA	Various	Various	Various	$56.38(2)
John Hancock Tower	Versanis Bio, Inc.	Boston / MA	5,190	Jun-23	60	$80.00
Prudential Center	Foley & Lardner	Boston / MA	99,644	Mar-24	60	$96.90
Prudential Tower	Federal Home Loan Bank	Boston / MA	39,185	Jan-24	180	$57.00
One Exeter Plaza	Cerulli Associates	Boston / MA	10,917	Nov-22	126	$82.00
101 Huntington	Audax Management	Boston / MA	101,815	Nov-22	170	$78.00

(1)	Source: Appraisal.
(2)	Represents total weighted average of all tenants at the Back Bay Office Property based on the underwritten rent roll dated April 30, 2023.
■	The Borrower. The borrower is 500 Boylston & 222 Berkeley Owner (DE) LLC, a Delaware limited liability company, structured to be a single purpose bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Back Bay Office Whole Loan.

The borrower sponsors are JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc., OMERS Administration Corporation, and OPG Investment Holdings (US), LLC, and the non-recourse carveout guarantor is OPG Investment Holdings (US), LLC. The borrower is owned by a joint venture between J.P. Morgan Asset Management (“JPMAM”) and Oxford Properties (“Oxford”). JPMAM, with assets under management of $2.2 trillion as of September 30, 2022, is a global investment manager. JPMAM’s clients include institutions, retail investors and high-net worth individuals. JPMAM offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity.

Oxford is a global real estate investor, asset manager, and builder. It builds, buys, and grows defined real estate operating businesses. Established in 1960, Oxford and its portfolio companies reported that they manage approximately $80 billion (CAD) of assets across four continents on behalf of their investment partners. Oxford’s owned portfolio encompasses office, logistics, retail, multifamily residential, life sciences and hotels; it spans nearly 164 million SF. Oxford is owned by OMERS, the Canadian defined benefit pension plan for Ontario’s municipal employees. OPG Investment Holdings (US), LLC, the non-recourse carveout guarantor, is owned by OMERs, and does not have an ownership interest in the borrower.

■	Escrows. At origination of the Back Bay Office Whole Loan, the borrower deposited (i) $26,723,400 (the “Upfront Rollover Deposit”) into a TI/LC rollover reserve, (ii) $21,283,070 into an outstanding TI/LC reserve and (iii) $9,854,159 into a free rent reserve.

Tax Reserve. On each monthly payment date during a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve 1/12th of the taxes that the lender estimates will be payable by the borrower over the next-ensuing 12-month period.

Insurance Reserve. On each monthly payment date during a Trigger Period, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be required for the renewal of coverage. The borrower does not need to deposit payments on each monthly payment date into the insurance reserve if an acceptable blanket policy is in effect.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

88

BACK BAY OFFICE

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis during the continuance of a Trigger Period, an amount equal to $21,397.

TI / LC Reserve. The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $213,969; provided, however, such monthly deposits will not commence until the Upfront Rollover Deposit becomes equal to or less than $15,000,000.

■	Lockbox and Cash Management. The Back Bay Office Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents of the Back Bay Office Property to be transmitted directly by the tenants into a lockbox account controlled by the lender. The borrower and property manager are required to deposit all revenues otherwise received relating to the Back Bay Office Property (other than tenant security deposits) into the lockbox account within two business days following receipt. All funds deposited into the lockbox are required to be transferred on a daily basis to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Back Bay Office Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Back Bay Office Whole Loan documents are required to (i) to the extent that any Trigger Period exists other than solely as the result of a Lease Sweep Period (as defined below), be deposited into an excess cash flow reserve account as additional collateral for the Back Bay Office Whole Loan, or (ii) during a Trigger Period continuing due to a Lease Sweep Period (regardless of whether any other Trigger Period is continuing), to be deposited into the lease sweep account.

A “Trigger Period” means a period that commences (i) upon the occurrence of an event of default under the Back Bay Office Whole Loan documents until cured, (ii) upon the debt yield falling below (a) 8.50% based on the combined outstanding principal balance of the Back Bay Office Whole Loan and the Back Bay Office Mezzanine Loan or (b) 9.10% based on the outstanding principal balance of the Back Bay Office Whole Loan, as of the last day of any quarter (a “Low Debt Yield Period”) until the debt yield is equal to or greater than 8.50% for one calendar quarter for the Back Bay Office Whole Loan and Back Bay Office Mezzanine Loan or the debt yield is equal to or greater than 9.10% for one calendar quarter for the Back Bay Office Whole Loan (provided that the borrower may cure or avoid a Low Debt Yield Period by delivering to the lender cash or a letter of credit in the amount by which the outstanding principal balance of the Back Bay Office Whole Loan and/or the Back Bay Office Mezzanine Loan, as applicable, would need to be reduced for the applicable debt yield test to be satisfied), (iii) if a property manager is an affiliate of the borrower or guarantor and becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, unless such property manager is replaced within 30 days until the manager is replaced with a non-affiliated manager in accordance with the terms of the Back Bay Office Whole Loan, (iv) upon the occurrence of an event of default under the Back Bay Office Mezzanine Loan documents until the mezzanine lender sends the lender a notice that such event of default has been cured or waived, or (v) upon the commencement of a Lease Sweep Period until such Lease Sweep Period ceases pursuant to the terms of the Back Bay Office Whole Loan documents.

A “Lease Sweep Period” means a period commencing on the first monthly payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (x) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease; and (y) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease prior to its then current expiration date; (d) the date that any tenant under a Lease Sweep Lease (other than Wayfair and any investment grade tenant) discontinues its business (i.e., “goes dark”) in its space at the Back Bay Office Property or gives notice that it intends to do any of the foregoing; (e) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of any of the following (A) any Lease Sweep Lease party is unable to pay its debts generally, or institutes any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or (B) the instituting of any proceeding against or with respect to any Lease Sweep Lease party seeking liquidation of its assets or the appointment of a

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

89

BACK BAY OFFICE

receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

A Lease Sweep Period will end upon the following: (i) with regard to clauses (a) through (d) above, the entirety of the Lease Sweep Lease space is leased to a satisfactory replacement tenant or tenants, and in the lender’s reasonable judgement sufficient funds have been accumulated in the lease sweep account to cover all anticipated approved lease sweep space leasing expenses, free rent periods, and/or rent abatements, and any shortfalls in required payments under the loan documents or operating expenses as a result of anticipated downtime prior to the commencement of payments under the lease or leases, which funds on deposit in the lease sweep account may not exceed $125 PSF of the lease sweep space, provided that all anticipated approved lease sweep space leasing expenses will not, in lender’s reasonable judgement, exceed $125 PSF, (ii) with regard to clauses (a) through (f), funds collected in the lease sweep account are equal to $75 PSF for the applicable tenant’s space (“Lease Sweep Deposit Amount”), unless the lender determines that anticipated leasing expenses will exceed the Lease Sweep Deposit Amount, in which case the sweep will continue until the lender is satisfied that there are sufficient funds in the lease sweep account; (iii) with regard to clause (a), the tenant of the Lease Sweep Lease space has irrevocably exercised its renewal or extension option with respect to all of its space, and sufficient funds have been accumulated to cover all anticipated leasing costs; (iv) with regard to clauses (b) and (c), such termination option is not validly exercised by the tenant or is otherwise validly and irrevocably waived in writing; (v) with regard to clause (e), the date the default has been cured; or (vi) with regard to clause (f), either the Lease Sweep Lease has been affirmed or assumed in the tenant insolvency, without modification of such lease or guaranty, in a manner reasonably satisfactory to the lender, pursuant to a final, non-appealable order of the bankruptcy court, and the tenant is in full occupancy and paying full unabated rent, and adequate assurance of the future performance under the Lease Sweep Lease, as determined by the lender, has been provided, or the Lease Sweep Deposit Amount has been met.

A “Lease Sweep Lease” means (i) the Wayfair lease or (ii) any replacement lease from a different tenant that leases at least 235,000 rentable SF.

■	Property Management. The Back Bay Office Property is managed by Oxford I Asset Management USA Inc., a Delaware corporation, an affiliate of the non-recourse carveout guarantor.
■	Current Mezzanine or Subordinate Indebtedness. The $65,000,000 Back Bay Office Subordinate Companion Loan was funded concurrently with the origination of the Back Bay Office Senior Loan and comprises part of the Back Bay Office Whole Loan. The Back Bay Office Subordinate Companion Loan accrues interest at a rate of 8.2000% per annum. The holders of the Back Bay Office Loan, the Back Bay Office Pari Passu Companion Loans and the Back Bay Office Subordinate Companion Loan have entered into a co-lender agreement that governs their relationship, as described under “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced AB Whole Loan—The Back Bay Office Whole Loan” in the Preliminary Prospectus. Additionally, the $40,000,000 Back Bay Office Mezzanine Loan was funded by RICP V Holdings, LLC concurrently with the origination of the Back Bay Office Whole Loan and is secured by the direct equity ownership in the borrower of the Back Bay Office Whole Loan. The Back Bay Office Mezzanine Loan accrues interest at a rate of 10.12500% per annum, interest only, and matures on July 6, 2028. The lenders of the Back Bay Office Whole Loan and the Back Bay Office Mezzanine Loan have entered into an intercreditor agreement that governs their relationship.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

90

BACK BAY OFFICE
■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Back Bay Office Property, plus 24 months of business interruption coverage. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $100,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

91

OXMOOR CENTER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

92

OXMOOR CENTER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

93

OXMOOR CENTER

MAP © 2023 CARTIFACT
Prospect
Utica
Green Spring
Glenview
Worthington
Creekside
Clarksville
Northfield
Murray Hill
Riverwood
Hickory Hill
Cherrywood Village
Lyndon
Anchorage
Norwood
St Matthews
Oxmoor Center
7900 Shelbyville Road
Louisville, KY 40222
Middletown
Louisville
BOWMAN FIELD
Hurstbourne Acres
Watterson Park
Audubon Park
Jeffersontown
Newburg
LOUISVILLE INTERNATIONAL AIRPORT
Spring Mill
Hollow Creek
South Park View
Okolana
Jeffersonville
Clarksville
Worthington
Louisville
Jeffersontown
Shepherdsville

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

94

OXMOOR CENTER
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Louisville, Kentucky	Cut-off Date Balance(2)		$45,000,000
Property Type	Retail	Cut-off Date Balance per SF(1)		$99.55
Size (SF)	904,078	Percentage of Initial Pool Balance		4.7%
Total Occupancy as of 3/31/2023	94.1%	Number of Related Mortgage Loans		1
Owned Occupancy as of 3/31/2023	94.1%	Type of Security		Leasehold
Year Built / Latest Renovation	1971 / 1984, 2013, 2022	Mortgage Rate		8.12000%
Appraised Value	$153,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$17,679,768	Escrows(3)
Underwritten Expenses	$5,692,700		Upfront	Monthly
Underwritten Net Operating Income (NOI)	$11,987,068	Taxes	$0	Springing
Underwritten Net Cash Flow (NCF)	$11,139,650	Insurance	$0	Springing
Cut-off Date LTV Ratio(1)	58.8%	Replacement Reserve(4)	$0	Springing
Maturity Date LTV Ratio(1)	58.8%	TI/LC Reserve(4)	$11,882,926	Springing
DSCR Based on Underwritten NOI / NCF(1)	1.62x / 1.50x	Ground Rent	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	13.3% / 12.4%	Gap Rent	$1,506,022	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$90,000,000	100.0%	Loan Payoff	$70,733,847	78.6%
			Upfront Reserves	13,388,948	14.9
			Return of Equity	3,515,904	3.9
			Closing Costs	2,361,300	2.6
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Oxmoor Center Whole Loan (as defined below). See “—The Mortgage Loan” below.
(2)	The Cut-off Date Balance of $45,000,000 represents the controlling note A-1, which is part of the Oxmoor Center Whole Loan consisting of six pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $90,000,000.
(3)	See “—Escrows” below.
(4)	Replacement Reserves and TI/LC Reserves are subject to a $183,389 and $1,100,331 reserve cap, respectively. At any time during the existence of a Cash Management Period (as defined below), other than a Cash Management Period due solely to the occurrence of an Anchor Tenant Trigger Event (as defined below), the replacement reserve cap will not apply.

■	The Mortgage Loan. The Oxmoor Center mortgage loan (the “Oxmoor Center Loan”) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000 (the “Oxmoor Center Whole Loan”) secured by the borrower’s leasehold interest in a 904,078 SF super regional mall located in Louisville, Kentucky (the “Oxmoor Center Property”). The Oxmoor Center Whole Loan was co-originated on May 25, 2023 by Barclays Capital Real Estate Inc. and Societe Generale Financial Corporation and has a five-year, interest only term that accrues interest at a fixed rate of 8.12000% per annum. The scheduled maturity date of the Oxmoor Center Whole Loan is the due date that occurs in June, 2028. The Oxmoor Center Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $45,000,000. Defeasance of the Oxmoor Center Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note of the Oxmoor Center Whole Loan to be securitized and (ii) May 25, 2026.

The Oxmoor Center Property is subject to a ground lease between WMB 2, LLC and TWB Oxmoor 2, LLC, collectively as the lessor, and the borrower, as the lessee, with a term that is scheduled to expire on September 30, 2057 (the “Ground Lease”). The borrower has two, 20-year extension options for a fully extended ground lease maturity date of September 30, 2097. The current annual base ground rent as of the Cut-off Date is approximately $1,209,920. Base rent for each subsequent lease year will increase by 3% each year. At the lessee’s option, base rent resets every 20 years equal to the greater of 8% of the then fair market value of the Oxmoor Center Property and the rent from five years prior to the reset. The next potential ground rent reset would be in 2039. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

95

OXMOOR CENTER

The table below summarizes the promissory notes that comprise the Oxmoor Center Whole Loan. The relationship between the holders of the Oxmoor Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$45,000,000	$45,000,000	Benchmark 2023-V3	Yes
A-2	$10,000,000	$10,000,000	BBCMS 2023-C20	No
A-3	$5,000,000	$5,000,000	BBCMS 2023-C20	No
A-4(1)	$17,500,000	$17,500,000	SGFC	No
A-5	$7,500,000	$7,500,000	BBCMS 2023-C20	No
A-6(1)	$5,000,000	$5,000,000	SGFC	No
Total Whole Loan	$90,000,000	$90,000,000

(1)	Expected to be contributed to one or more future securitization transaction or may otherwise be transferred at any time.

■	The Mortgaged Property. The Oxmoor Center Property is located in Louisville, Kentucky and consists of a primarily one-story, 904,078 SF super regional mall anchored by Macy’s, Von Maur, Topgolf and Dick’s Sporting Goods. The Oxmoor Center Property is located on a 69.24-acre leasehold parcel of ground leased land. Since the Oxmoor Center Property’s construction in 1971, it has undergone renovations in 1984, 2013 and 2022. The most recent renovation included extensive redevelopment of the former Sears wing, which is now leased to several tenants including an anchor tenant, Topgolf. In order to redevelop the Oxmoor Center Property, a large portion of the south wing of the Oxmoor Center Property was closed until Topgolf renovations begun. When Topgolf’s renovations began, vacant space was quickly leased to several tenants such as Puttshack, The Eagle and Condado Tacos. In total, the borrower sponsor spent approximately $15.8 million on the renovation. As of March 31, 2023, the Oxmoor Center Property was 94.1% occupied by 59 unique tenants.

The following table contains sales history for the Oxmoor Center Property:

Tenant Sales(1)

	2018	2019	2020	2021	2022	TTM April 2023
Comp Inline Sales	$108,786,905	$117,399,460	$62,340,412	$105,149,720	$112,897,187	$115,789,180
Comp Inline Sales PSF	$874	$961	$564	$967	$1,163	$1,239
Occupancy Cost	8.0%	6.7%	10.3%	6.6%	5.9%	5.8%
Excluding Apple
Comp Inline Sales(2)	$61,739,379	$59,031,085	$34,516,498	$54,355,854	$57,147,576	$58,221,970
Inline Sales PSF(2)	$513	$537	$351	$563	$673	$716
Occupancy Cost(2)	13.5%	12.7%	17.6%	12.1%	11.0%	10.8%

(1)	Information is provided by the borrower sponsor and only includes tenants reporting sales.
(2)	Information excludes Apple.
■	Major Tenants. Macy’s (278,341 square feet; 30.8% of NRA; 0.3% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/NR) is a department store chain that operates approximately 720 stores in the United States and Washington, DC, as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, Bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. Macy’s has been a tenant at the Oxmoor Center Property since 1971. Macy’s owns its own improvements and has a sub-ground lease at the Oxmoor Center Property with an expiration date, for its 271,390 square feet of retail space, of January 31, 2026 and has two, ten-year renewal options remaining with no termination options. The 6,951 square feet of storage space expires on July 31, 2025.

Von Maur (156,000 square feet; 17.3% of NRA; 2.6% of underwritten base rent): Von Maur is an upscale department store chain that was founded in Davenport, Iowa in the late 1800s. As of November 7, 2022 there were 37 Von Maur stores located in 15 different states as well as 70 dry goods specialty stores selling contemporary women’s fashion,

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

96

OXMOOR CENTER

accessories, shoes and gifts. Von Maur offers a wide selection of brand-name merchandise, open and elegant store design, and a focus on customer experience. The company seeks out markets with minimum populations of 400,000 to 500,000 people that are strategically located off a major artery to draw customers from a wide radius. Von Maur generated approximately $1 billion in sales in 2022. Von Maur has been a tenant at the Oxmoor Center Property since 2003 and has a current lease expiration date of August 31, 2028 with five, ten-year renewal options and no termination options.

Topgolf (100,000 square feet; 11.1% of NRA; 4.2% of underwritten base rent): Topgolf is a sports entertainment complex that features an inclusive, high-tech golf game. The game is intended to be inclusive for people of all skill levels in golf. Topgolf’s more than 50 locations, both in the United States and internationally, feature entertainment, food and beverage, and music. In 2021, Topgolf merged with Callaway Golf Company, a leader in the global golf equipment and apparel market. Approximately $15.8 million was spent by the borrower sponsor on renovating the Oxmoor Center Property to accommodate Topgolf taking occupancy. Topgolf reported revenue of approximately $4.0 billion in 2022, which was a 27.5% increase from 2021. Topgolf owns its improvements and has been at the Oxmoor Center Property since 2022 and leases spaces at the Oxmoor Center Property through a sub-ground lease from the borrower. The sub-ground lease has an expiration date of November 30, 2042, and has four, five-year renewal options remaining with no termination options.

Puttshack (25,569 square feet; 2.8% of NRA; 12.3% of underwritten base rent): Puttshack, founded in 2017 by the founders of Topgolf, and headquartered in London, features a tech-infused mini golf game powered by its patented trackbacll technology. In addition to its featured mini golf game, Puttshack locations feature a bar and restaurant. Puttshack is planning to grow rapidly in the United States, evidenced by two separate funding rounds. The first funding round raised $60 million from Promethean. Next, in 2022, Puttshack received $150 million in growth capital from BlackRock to fund further expansion in the United States for several years. Puttshack planned to open eight new stores in 2023 throughout the United States in Dallas, Denver, Houston, Nashville, Philadelphia, Pittsburgh, Scottsdale and a second location in Atlanta. Puttshack has signed a lease at the Oxmoor Center Property that has not yet commenced. Puttshack is expected to take occupancy and begin its lease on January 1, 2024, with a lease expiration date of December 31, 2038. Puttshack has not yet commenced paying rent and we cannot assure you that Puttshack will take occupancy or begin paying rent as expected or at all. Puttshack has three, five-year renewal options with no termination options.

Dick’s Sporting Goods (80,000 square feet; 8.8% of NRA; 7.3% of underwritten base rent): Dick’s Sporting Goods (“Dick’s”) was founded in 1948 and is headquartered in Pittsburgh, Pennsylvania. Dick’s (Moody’s/Fitch: Baa3/BBB) is an omnichannel retailer that serves athletes and outdoor enthusiasts by offering an assortment of sports equipment, apparel, footwear and accessories. Dick’s operates more than 850 Dick’s Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! And Warehouse Sale stores, online, and through its mobile app. Dick’s reported net sales of $12.4 billion for the trailing twelve month period through January 28, 2023, which was a 0.6% increase from 2021 and 41% higher than 2019. Dick’s, a member of the Fortune 500, has been a tenant at the Oxmoor Center Property since 2001 with a current lease expiration of January 31, 2027. Dick’s has three, five-year renewal options remaining with no termination options.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

97

OXMOOR CENTER

The following table presents certain information relating to the tenants at the Oxmoor Center Property:

Tenant Summary(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Sales PSF / Year(4)	UW Occ. Costs(4)	Lease Exp. Date
Anchor Tenants
Dick’s Sporting Goods	Baa3/BBB/NR	80,000	8.8%	$873,317	7.3%	$10.92	NAV	NAV	1/31/2027
Topgolf	NR/B+/NR	100,000	11.1	$500,000	4.2	$5.00	NAV	NAV	11/30/2042
Von Maur	NR/NR/NR	156,000	17.3	$312,000	2.6	$2.00	$144	1.9%	8/31/2028
Macy’s(5)	Ba2/BB+/NR	278,341	30.8	$31,801	0.3	$0.11	$151	0.5%	Various(6)
Other Major Tenants
Puttshack(7)	NR/NR/NR	25,569	2.8	$1,478,400	12.3	$57.82	NAV	NAV	12/31/2038
Altar’d State/Arula(8)	NR/NR/NR	10,444	1.2	$643,372	5.3	$61.60	$264	27.3%	6/30/2032
Arhaus(9)	NR/NR/NR	15,992	1.8	$560,120	4.7	$35.03	$635	8.8%	1/31/2030
H&M(10)	NR/BBB/NR	26,894	3.0	$515,782	4.3	$19.18	$160	12.0%	1/31/2024
Anthropologie	NR/NR/NR	10,314	1.1	$460,491	3.8	$44.65	$212	25.3%	1/31/2028
Sephora	NR/NR/NR	5,886	0.7	$434,391	3.6	$73.80	$1,722	8.2%	1/31/2028
Apple	Aaa/AA+/NR	12,157	1.3	$373,146	3.1	$30.69	$4,735	0.6%	1/31/2030
Major Tenants		721,597	79.8%	$6,182,820	51.4%	$8.57
Other Tenants		129,004	14.3%	$5,852,715	48.6%	$45.37
Vacant Space		53,477	5.9%	$0	0.0%	$0.00
Total / Wtd. Avg.		904,078	100.0%	$12,035,536	100.0%	$14.15

(1)	Based on the underwritten rent roll dated March 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent $ PSF, UW Base Rent and % of Total UW Base Rent include rent steps totaling $241,664 through May 2024 and UW Base Rent attributed to signed not occupied tenants totaling $1,852,489.
(4)	UW Occ. Costs is based upon the Sales PSF / Year as of the trailing 12-month period ending April 30, 2023 as provided by the tenants to the borrower sponsor or estimated based on anecdotal information provided by the tenants to the borrower.
(5)	Macy’s occupies 271,390 square feet of retail space and 6,951 square feet of storage space. Sales PSF / Year and UW Occ. Costs are only based on the retail portion of the space occupied by Macy’s.
(6)	The 271,390 square foot retail portion of Macy’s space expires on January 31, 2026 and the 6,951 square feet of storage space expires on July 31, 2025.
(7)	The Puttshack lease is signed but Puttshack is not currently occupying its space. The related lease commencement date is January 1, 2024. We cannot assure you that Puttshack will take occupancy (or begin paying rent) as expected or at all.
(8)	If Altar’d State/Arula fails to exceed $4,587,041.00 during the 73rd — 84th full calendar months, Altar’d State/Arula will have the right to terminate their lease. For the trailing 12-month period ending April 30, 2023, Altar’d State/Arula achieved sales of approximately $2.8 million in its first year of opening this location.
(9)	Arhaus pays percent in lieu in addition to base rent. In total, Arhaus is attributed underwritten gross rent of $898,975 which is based on $233,222 of percent in lieu, $551,842 of in place base rent, $8,278 of rent steps and $105,633 of recoveries. UW Occ. Cost is based on Arhaus’s underwritten gross rent. Additionally, Arhaus has an option to terminate if during the 5th lease year, Arhaus fails to achieve sales of at least $4,100,000. For the trailing 12-month period ending April 30, 2023, Arhaus achieved sales of over $10.0 million.
(10)	H&M is not attributed any UW Base Rent as it pays percent in lieu instead, which has been underwritten to $515,782. UW Occ. Cost is based on H&M’s underwritten percent in lieu.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

98

OXMOOR CENTER

The following table presents certain information relating to the lease rollover schedule at the Oxmoor Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM / 2023	13,066	1.4%	1.4%	$170,664	1.4%	$13.06	7
2024(3)	31,868	3.5	5.0%	$782,970	6.5	$24.57	5
2025	20,508	2.3	7.2%	$719,942	6.0	$35.11	8
2026	277,818	30.7	38.0%	179,862	1.5	$0.65	3
2027	92,355	10.2	48.2%	1,653,276	13.7	$17.90	7
2028	207,647	23.0	71.2%	3,032,114	25.2	$14.60	13
2029	10,402	1.2	72.3%	538,034	4.5	$51.72	5
2030	29,866	3.3	75.6%	1,105,597	9.2	$37.02	4
2031	0	0.0	75.6%	0	0.0	$0.00	0
2032	13,085	1.4	77.1%	857,557	7.1	$65.54	2
2033	28,417	3.1	80.2%	1,017,120	8.5	$35.79	6
2034 & Thereafter	125,569	13.9	94.1%	1,978,400	16.4	$15.76	2
Vacant	53,477	5.9	100.0%	0	0.0	$0.00	NAP
Total / Wtd. Avg.	904,078	100.0%		$12,035,536	100.0%	$14.15	62

(1)	Based on the underwritten rent roll dated March 31, 2023.
(2)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF includes rent steps totaling $241,664 through May 2024 and UW Base Rent attributed to signed not occupied tenants totaling $1,852,489.
(3)	UW Base Rent expiring in 2024 includes $515,782 of percent in lieu attributed to H&M, since it is being underwritten to $0 in underwritten base rent.

The following table presents certain information relating to historical occupancy at Oxmoor Center Property:

Historical Leased %(1)

2019(1)(2)	2020(1)(2)	2021(1)(2)	2022(1)	3/31/2023(3)
80.6%	78.9%	78.6%	94.0%	94.1%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Occupancy figures includes the vacant former Sears anchor space of 139,820 SF. Sears vacated that space in 2018 and in that same year Topgolf signed their lease. After initial construction delays, Topgolf’s lease commenced in November 2022. If excluding the Sears space from total SF, the resulting historical occupancy rates would be 95.2%, 93.2% and 92.8%, for 2019, 2020 and 2021, respectively.
(3)	Based on the underwritten rent roll as of March 31, 2023.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

99

OXMOOR CENTER
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Oxmoor Center Property:

Cash Flow Analysis

	2020	2021	2022	TTM 3/31/2023	Underwritten	Underwritten $ per SF
Base Rent(1)	$8,126,259	$8,059,221	$8,061,920	$8,161,630	$11,278,090	$12.47
Rent Steps(2)	$0	$0	$0	$0	$241,664	$0.27
Vacant Income	$0	$0	$0	$0	$1,646,546	$1.82
Percent In Lieu	$724,657	$442,883	$867,476	$1,011,635	$515,782	$0.57
Gross Potential Rent	$8,850,916	$8,502,103	$8,929,396	$9,173,265	$13,682,082	$15.13
Total Reimbursements	$2,605,144	$2,566,845	$2,706,932	$2,683,999	$3,910,181	$4.33
Other Income	$992,498	$1,266,565	$1,907,311	$1,907,516	$1,734,051	$1.92
Net Rental Income	$12,448,558	$12,335,513	$13,543,639	$13,764,780	$19,326,314	$21.38
(Vacancy/Credit Loss)	$0	$0	$0	$0	-$1,646,546	-$1.82
Effective Gross Income	$12,448,558	$12,335,513	$13,543,639	$13,764,780	$17,679,768	$19.56
Real Estate Taxes	$826,265	$932,964	$934,728	$986,574	$993,328	$1.10
Insurance	$92,200	$111,694	$124,984	$129,016	$78,977	$0.09
Management Fee	$497,942	$493,421	$541,746	$550,591	$530,393	$0.59
Other Operating Expenses	$3,591,695	$3,582,701	$3,568,835	$3,733,813	$4,090,001	$4.52
Total Operating Expenses	5,008,102	5,120,779	5,170,292	5,399,993	5,692,700	$6.30
Net Operating Income(1)	$7,440,456	$7,214,734	$8,373,346	$8,364,787	$11,987,068	$13.26
Capital Expenditures	$0	$0	$0	$0	$99,696	$0.11
TI/LC	$0	$0	$0	$0	$747,722	$0.83
Net Cash Flow	$7,440,456	$7,214,734	$8,373,346	$8,364,787	$11,139,650	$12.32

(1)	The increase in Rents in Place and Net Operating Income from TTM to Underwritten is primarily driven by newly signed leases by tenants that do not currently occupy their space including: (i) Puttshack (25,569 square feet, 2.8% of NRA) which accounts for approximately $1.5 million of base rent, (ii) Nike (4,900 square feet, 0.5% of NRA) which accounts for approximately $0.2 million of base rent and (iii) The Eagle (4,187 square feet, 0.5% of NRA) which accounts for approximately $0.2 million of base rent. Additionally, Underwritten Rents In Place includes six additional tenants with lease commencement dates commencing in 2023 totaling 30,230 square feet (3.3% of NRA) and approximately $1.1 million of base rent.
(2)	Includes contractual rent steps totaling $241,664 through May 2024.
■	Appraisal. According to the appraisal, the Oxmoor Center Property had an “as-is” appraised value of $153,000,000 as of April 4, 2023.
■	Environmental Matters. According to the Phase I environmental site assessment dated April 3, 2023, there was no evidence of any recognized environmental conditions or recommendations for further action at the Oxmoor Center Property.
■	Market Overview and Competition. The Oxmoor Center Property is located at the intersection of Interstate 264 and US Route 60, which is approximately 10 miles from downtown Louisville, Kentucky and seven miles east of the central business district. US Route 60 connects to Interstate 264 which provides access throughout the Louisville metropolitan statistical area (“Louisville MSA”). The immediate area acts as a primary commercial hub for the Louisville MSA as the Oxmoor Center Property and nearby Mall St. Matthews create retail traffic through the area. The Oxmoor Center Property is located between downtown Louisville to the west and suburbs to the east.

The Oxmoor Center Property is located in the East submarket, which is within the greater Louisville retail market. According to the appraisal, average asking rents in the Louisville retail market have remained stable in recent years, increasing from $15.32 per square foot in 2018 to $15.40 per square foot in 2022. According to the appraisal, over the next five years average asking rents are expected to increase from $15.59 per square foot in 2023 to $16.42 in 2027. Average asking rent in the East submarket as of 2022 was $19.17 per square foot, which was higher than the greater market and is expected to increase to $20.69 per square foot in 2027 per the appraisal. Vacancy has been trending downward in the market from 10.6% in 2018 to 10.1% in 2022. As of 2022, average household income within a five-, ten-, and 15-mile radius was $105,416, $93,235 and $87,021. Population within a five-, ten- and 15-mile radius was 220,696, 622,147 and 964,699 as of 2022.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

100

OXMOOR CENTER

Competitive Properties(1)

Property	Oxmoor Center	Mall St. Matthews	Jefferson Mall	Green Tree Mall	The Paddock Shops	The Outlet Shoppes of the Bluegrass	Fayette Mall
City, State	Louisville, KY	Louisville, KY	Louisville, KY	Clarksville, IN	Louisville, KY	Simpsonville, KY	Lexington, KY
Distance to Subject (Mi.)	NAP	1.4	12.1	14.1	4.1	16.1	71.1
Year Built/Renovated	1971 / 1984, 2013, 2022	1962 / 1998	1978 / 2003	1968 / 2011	2001 / 2020	2014 / NAP	1971 / 2005
Building Size (SF)	904,078(2)	1,013,000	783,572	793,409	354,667	428,072	1,047,042
Anchors	Macy’s, Von Maur, Topgolf, Dick’s Sporting Goods	Dillard’s, JC Penney, Cinemark, Dave & Buster’s and Forever 21	Dillard’s, JC Penney, Round1, Overstock Furniture & Mattress and Ross Dress For Less	Dillard’s, At Home, Planet Fitness, Furniture Fair and Books-A-Million	Bed Bath & Beyond, Barnes & Noble, Total Wine & More, Pottery Barn, DSW, Gap and Ulta Beauty	Restoration Hardware, H&M, Nike, Old Navy and Polo Ralph Lauren	Dillard’s, JC Penney and Dick’s Sporting Goods
Occupancy	94.1%(2)	91.0%	96.0%	85.0%	98.0%	94.0%	88.0%
Inline Comp Sales PSF With and Without Apple(3)	$1,239 / $716	NAP / $500	NAP / $416	NAP / $413	NAV	NAP / $440	NAP / $566

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 31, 2023.
(3)	The Oxmoor Center Property sales information is based on the borrower sponsor’s provided information for in-line tenants for TTM April 2023.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Oxmoor Center Property:

Market Rent Summary(1)

Tenant Type	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Topgolf	$35.00	10	10.0% Mid-Term
Anchor	$8.50	10	10.0% Mid-Term
Junior Anchor	$11.00	10	10.0% Mid-Term
Major	$50.00	10	10.0% Mid-Term
Inline Over 5,000 SF	$40.00	7	2.5% per Annum
Inline 2,501-5,000 SF	$42.00	7	2.5% per Annum
Inline 1,500-2,500 SF	$60.00	7	2.5% per Annum
Inline < 1,000 SF	$90.00	7	2.5% per Annum

(1)	Source: Appraisal.

■	The Borrower. The borrower is Hocker Oxmoor, LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Oxmoor Center Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is BPR Nimbus LLC, which is an affiliate of Brookfield Real Estate Income Trust (“Brookfield REIT”) and Brookfield Corporation. Brookfield REIT was founded in December 2009. As of May 31, 2023, Brookfield REIT had a total asset value of $2.4 billion and a net asset value of $1.2 billion. Brookfield Corporation has approximately $800 billion in assets under management. As of the end of 2022, Brookfield Corporation had $125 billion in capital available for investment and $5.2 billion in distributable earnings. Brookfield Properties Retail Group, operating under Brookfield Corporation, manages one of the largest retail portfolios in the United States. Brookfield Corporation has over 170 locations in 43 states totaling over 150 million square feet of retail space.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

101

OXMOOR CENTER
■	Escrows. At loan origination, the borrower deposited $11,882,926 into an upfront TI/LC reserve for existing tenant improvement allowances, landlord work, and leasing commission obligations. The borrower also deposited $1,506,022 at loan origination into a gap rent reserve for tenants with signed leases but have not yet occupied their space or have not reached their commencement date.

Tax Reserve – During the continuance of a Cash Management Period, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of taxes due for the next ensuing 12 months.

Insurance Reserve – During the continuance of a Cash Management Period, if the borrower has failed to maintain a blanket policy and the insurance premiums payable have been prepaid for less than one year in advance, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of insurance premiums payable for the renewal of coverage.

Replacement Reserve – During the continuance of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an Anchor Tenant Trigger Event, the borrower will be required to deposit approximately $7,641 into the replacement reserve account on each monthly payment date, subject to a cap of approximately $183,389. At any time during the existence of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an Anchor Tenant Trigger Event, that the amount on deposit in the Replacement Reserve account falls below the cap, the borrower’s obligation to make deposits will resume until such time as the amount on deposit in the Replacement Reserve Account again equals or exceeds the cap.

TI/LC Reserve – During the continuance of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an Anchor Tenant Trigger Event, the borrower will be required to deposit approximately $45,847 into the rollover reserve account on each monthly payment date, subject to a cap of $1,100,331. At any time during the existence of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an Anchor Tenant Trigger Event, that the amount on deposit in the TI/LC Reserve account falls below the cap, the borrower’s obligation to make deposits will resume until such time as the amount on deposit in the TI/LC Reserve Account again equals or exceeds the cap.

Ground Rent Reserve - During the continuance of a Cash Management Period, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of the annual amount of ground rent due by the borrower under the ground lease.

■	Lockbox and Cash Management. The Oxmoor Center Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Oxmoor Center Property are required to be deposited directly to the lockbox account and, so long as no Cash Management Period is continuing, funds in the lockbox account will be transferred to the borrower on a weekly basis. During a Cash Management Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account on each business day and disbursed according to the Oxmoor Center Whole Loan documents. During a Cash Management Period caused by an Anchor Tenant Trigger Event, all excess cash flow will be deposited into the Anchor Tenant reserve account until the Individual Anchor Threshold Amount (as defined below) is collected. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Oxmoor Center Whole Loan.

A “Cash Management Period” will (a) commence upon the occurrence of: (i) an event of default under the Oxmoor Center Whole Loan documents, (ii) the debt yield is less than 11.0% as of the end of any two consecutive calendar quarters (“Debt Yield Event”) or (iii) an Anchor Tenant Trigger Event and (b) end upon the occurrence of the following: if caused solely by (i) an event of default under the Oxmoor Center Whole Loan documents, the cure of such event of default, (ii) a Debt Yield Event, upon the date that the debt yield is greater than or equal to 11.0% for two consecutive calendar quarters and (iii) an Anchor Tenant Trigger Event, the earliest to occur of the date on which (x) no Anchor Tenant Trigger Event is continuing and (y) the borrower has deposited into the anchor tenant reserve account funds sufficient to satisfy all Individual Anchor Tenant Threshold Amounts for each anchor tenant trigger event then continuing pursuant to the conditions set forth in the Oxmoor Center Whole Loan documents.

A “Cash Sweep Period” will commence upon the occurrence of: (i) an event of default under the Oxmoor Center Whole Loan documents and (ii) the debt yield being less than 10.5% as of the end of any two consecutive calendar quarters (“Cash Flow Sweep Debt Yield Event”) and (b) end upon: (x) with respect to clause (i) above, the cure of such event of default, and (y) with respect to clause (ii) above, the date that the debt yield is greater than or equal to 10.5% for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

102

OXMOOR CENTER

An “Anchor Tenant Trigger Event” means any Anchor Tenant (i) goes dark, (ii) is the subject of a bankruptcy proceeding or any beneficial owner that substantially controls the Anchor Tenant is the subject of a bankruptcy proceeding, (iii) has vacated its premises, (iv) has terminated, canceled, or surrendered its lease, or (v) fails to renew its lease within the applicable renewal option period set forth in the lease.

Such Anchor Tenant Trigger Event will expire upon (a) with respect to clause (i) above, the Anchor Tenant operates its business at the Oxmoor Center Property for a period of no less than 30 consecutive days during normal business hours, (b) with respect to clause (ii) above, until such time the bankruptcy is dismissed or the Anchor Tenant or any beneficial owner that substantially controls the Anchor Tenant has emerged from bankruptcy or, if the premises occupied by such Anchor Tenant are leased from the borrower, such lease is accepted by the Anchor Tenant or assumed by a replacement Anchor Tenant, (c) with respect to clause (iii) above, until such time as such Anchor Tenant has reoccupied its premises or rescinded any notice of intent to vacate, if applicable, (d) with respect to clause (iv) above, until such Anchor Tenant has rescinded any notice of intent to terminate, cancel or surrender such Anchor Tenant Premises, if applicable, (e) with respect to clause (v) above, until such Anchor Tenant renews and/or extends its lease pursuant to the terms thereof.

An “Anchor Tenant” means (i) Macy’s, (ii) Von Maur, (iii) Topgolf, (iv) Dick’s Sporting Goods, and/or (v) any replacement tenant that occupies at least 70,000 square feet of contiguous gross leasable area at the Oxmoor Center Property.

The “Individual Anchor Tenant Threshold Amounts” means, with respect to any single Anchor Tenant, an amount equal to the product obtained by multiplying (x) $50.00 by (y) the aggregate amount of SF of the applicable Anchor Tenant.

■	Property Management. The Oxmoor Center Property is managed by Brookfield Properties Retail, Inc., an affiliate of the borrower sponsor.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Provided that no event of default has occurred or is continuing, the borrower is permitted to release a portion of vacant, non-income producing and unimproved land at the Oxmoor Center Property upon notice to the lender no less than 10 days prior to the release.
■	Terrorism Insurance. The Oxmoor Center Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Oxmoor Center Property plus business interruption coverage in an amount equal to 100% of the projected gross income for the Oxmoor Center Property until the completion of restoration or the expiration of 24 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

103

500 Charles Ewing Boulevard

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

104

500 Charles Ewing Boulevard

MAP © 2023 CARTIFACT
500 Charles Ewing Boulevard
500 Charles Ewing Boulevard
Ewing Township, NJ 08628
Washington Crossing State Park
Trenton-Mercer Airport
Rider University
The College of New Jersey
Ewing Township
Lawrence Shopping Center
Mercer County Community College
Trenton Country Club
Capital Health Regional Medical Center
Yardley
NEW JERSEY
Trenton
St. Francis Medical Center
Robert Wood Johnson University Hospital Hamilton
Hamilton
Hamilton Plaza
Independence Plaza
John A. Roebling Memorial Park
Sesame Place
The Court at Oxford Valley
Jefferson Bucks Hospital
Oxford Valley Mall
Langhorne Square
Cairn University
Levittown
PENNSYLVANIA
Levittown Town Center
Newportville
Lower Bucks Hospital
Bristol
Croydon
Trenton
Philadelphia
Wilmington

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

105

500 Charles Ewing Boulevard
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City/State)	Ewing Township, New	Cut-off Date Balance		$42,700,000
	Jersey	Cut-off Date Balance per SF		$170.74
Property Type	Office	Percentage of Initial Pool Balance		4.4%
Size (SF)	250,086	Number of Related Mortgage Loans		None
Total Occupancy as of 7/1/2023	100.0%	Type of Security		Fee
Owned Occupancy as of 7/1/2023	100.0%	Mortgage Rate		8.27200%
Year Built / Latest Renovation	2011 / NAP	Original Term to Maturity (Months)		60
Appraised Value	$71,200,000	Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$6,025,553
Underwritten Expenses	$364,143
Underwritten Net Operating Income (NOI)	$5,661,411	Escrows(1)
Underwritten Net Cash Flow (NCF)	$5,611,394		Upfront	Monthly
Cut-off Date LTV Ratio	60.0%	Taxes	$0	Springing
Maturity Date LTV Ratio	60.0%	Insurance	$0	Springing
DSCR Based on Underwritten NOI / NCF	1.58x / 1.57x	Replacement Reserve	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	13.3% / 13.1%	TI/LC	$0	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$42,700,000	100.0%	Paydown of Corporate Revolver(2)	$42,384,863	99.	3%
			Closing Costs	315,137	0.	7
Total Sources	$42,700,000	100.0%	Total Uses	$42,700,000	100.	0%

(1)	See “Escrows” herein.
(2)	The 500 Charles Ewing Boulevard Property (as defined below) was previously unencumbered. Loan proceeds, less closing costs and stub interest, were returned to the borrower sponsor and are expected to be allocated towards the paydown of a corporate level revolving debt facility in conjunction with the merger of Office Properties Income Trust (the borrower sponsor) and Diversified Healthcare Trust. In connection with such merger, the lender and the borrower sponsor entered into a debt commitment letter, pursuant to which, subject to the terms and conditions of the debt commitment letter, the lender has committed to provide a senior secured bridge facility to subsidiaries of the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt” in the Preliminary Prospectus for additional information.
■	The Mortgage Loan. The 500 Charles Ewing Boulevard mortgage loan (the “500 Charles Ewing Boulevard Loan”) is secured by a first mortgage encumbering the borrower’s fee interest in a 250,086 SF office property located in Ewing Township, New Jersey (the “500 Charles Ewing Boulevard Property”). The 500 Charles Ewing Boulevard Loan was originated by JPMorgan Chase Bank National Association (“JPMCB”) on June 27, 2023. The 500 Charles Ewing Boulevard Loan has an outstanding principal balance as of the Cut-off Date of $42,700,000 and represents approximately 4.4% of the Initial Pool Balance. The 500 Charles Ewing Boulevard Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 8.27200% per annum. The 500 Charles Ewing Boulevard Loan proceeds were returned to the borrower sponsor and are expected to be allocated towards the paydown of a corporate level revolving debt facility in conjunction with the merger of the borrower sponsor and Diversified Healthcare Trust and pay closing costs.

The 500 Charles Ewing Boulevard Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The scheduled maturity date of the 500 Charles Ewing Boulevard Loan is July 1, 2028. Voluntary prepayment of the 500 Charles Ewing Boulevard Loan in whole (but not in part) is permitted on or after January 1, 2028 without payment of any prepayment premium. The borrower is permitted to prepay the 500 Charles Ewing Boulevard Loan in whole (but not in part) on August 1, 2025 and any business day thereafter prior to January 1, 2028 with the payment of the applicable yield maintenance premium.

■	The Mortgaged Property. The 500 Charles Ewing Boulevard Property is a three-story, 250,086 SF, Class A single tenant office building located in Ewing Township, New Jersey. The 500 Charles Ewing Boulevard Property was built to suit in 2011 and serves as the corporate headquarters for its sole tenant, Church & Dwight. The 500 Charles Ewing Boulevard Property features 780 surface parking spaces resulting in a parking ratio of approximately 3.12 spaces per 1,000 SF and sits on an approximately 2.03-acre parcel of land. Additional amenities at the 500 Charles Ewing Boulevard Property include a full-service cafeteria, open lobby space, training center, conference center and an outdoor dining patio and courtyard. The borrower sponsor came under ownership of the 500 Charles Ewing Boulevard Property in 2018 when it merged with Select Income REIT and over the next 18-months anticipates investing approximately $1.6 million to upgrade the windows and façade; however, we cannot assure you that the borrower sponsor will make such improvements.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

106

500 Charles Ewing Boulevard

The sole tenant, Church & Dwight (NYSE: CHD) (rated A3/BBB+ by Moody’s/S&P), is an international consumer goods company founded in 1846 and is the parent company to several brands such as Arm & Hammer (products are used by a reported 86% of United States households), Trojan (the number 1 condom brand in the United States), First Response (the number 2 branded pregnancy kit in the United States), Nair (the number 1 depilatory brand in the United States) and Orajel (the number 1 oral care pain relief brand), among others. Additionally, Church & Dwight is the largest sodium bicarbonate producer in the United States, which is used in a variety of industrial, institutional, medical food and specialty cleaning applications. As of year-end 2022, Church & Dwight recorded approximately $5.376 billion in net sales, representing an approximately 3.6% increase over year end 2021. Church & Dwight has been at the 500 Charles Ewing Boulevard Property since 2012 and operates its corporate headquarters out of the 500 Charles Ewing Boulevard Property. The Church & Dwight lease is structured with no termination options, two, 10-year renewal options and expires on May 31, 2033. Church & Dwight is subject to a managed net lease structure and pays both taxes (approximately $1.8 million according to the appraisal) and utilities directly. Church & Dwight reimburses all other operating expenses to the borrower with the exception of management fees. See “Operating History and Underwritten Net Cash Flow” herein.

Church & Dwight has a right of first offer with respect to the 500 Charles Ewing Boulevard Property. In October 2013, the prior owner delivered a first offer notice (the “First Offer Notice") to Church & Dwight in accordance with its lease, and Church & Dwight elected not to exercise such right of first offer with respect to the First Offer Notice. Subject to the terms of the Church & Dwight lease, if the borrower desires to sell the 500 Charles Ewing Boulevard property to another party free of any mortgage indebtedness at an all-cash price substantially more favorable to the buyer than the terms set forth in the First Offer Notice, then the borrower must first re-offer to sell the 500 Charles Ewing Boulevard Property to Church & Dwight on such terms. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus for additional information.

The following table presents certain information relating to the sole tenant at the 500 Charles Ewing Boulevard Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Church & Dwight(3)(4)(5)	A3/NR/BBB+	250,086	100.0%	$5,991,852	100.0%	$23.96	5/31/2033	2, 10-year options
Total Occupied		250,086	100.0%	$5,991,852	100.0%	$23.96
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg.		250,086	100.0%	$5,991,852	100.0%	$23.96

(1)	Based on the underwritten rent roll as of July 1, 2023, inclusive of contractual rent obligations (currently $23.86 per SF) along with straight-line rent throughout the loan term due to Church & Dwight’s investment grade rating.
(2)	Credit Rating reflects the rating of Church & Dwight, which is the named entity on the lease.
(3)	Church & Dwight has occupied 100.0% of the 500 Charles Ewing Boulevard Property since 2012. The Church & Dwight lease is structured with no termination options.
(4)	Church & Dwight has a right of first offer with respect to the 500 Charles Ewing Boulevard Property. In October 2013, the landlord delivered a First Offer Notice to Church & Dwight in accordance with its lease, and Church & Dwight elected not to exercise such right of first offer with respect to the First Offer Notice. Subject to the terms of the Church & Dwight lease, if the borrower desires to sell the 500 Charles Ewing Boulevard Property to another party free of any mortgage indebtedness, at an all-cash price substantially more favorable than the terms set forth in the First Offer Notice, then the borrower must first re-offer to sell the 500 Charles Ewing Boulevard Property to Church & Dwight on such terms. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus for additional information.
(5)	The Church & Dwight lease provides for a free rent period beginning in February 2033 and ending in May 2033, all of which is beyond the maturity date of the 500 Charles Ewing Boulevard Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

107

500 Charles Ewing Boulevard

The following table presents certain information relating to the lease rollover schedule at the 500 Charles Ewing Boulevard Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032	0	0.0	0.0%	0	0.0	$0.00	0
2033 & Thereafter	250,086	100.0	100.0%	5,991,852	100.0	$23.96	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total	250,086	100.0%		$5,991,852	100.0%	$23.96	1

(1)	Based on the underwritten rent roll as of July 1, 2023, inclusive of contractual rent obligations (currently $23.86 per SF) along with straight-line rent throughout the loan term due to Church & Dwight’s investment grade rating.
(2)	Church & Dwight has occupied 100.0% of the 500 Charles Ewing Boulevard Property since 2012. The Church & Dwight lease is structured with no termination options and two, 10-year renewal options.

The following table presents certain information relating to historical occupancy at the 500 Charles Ewing Boulevard Property:

Historical Leased %(1)(2)

2019	2020	2021	2022	As of 7/1/2023(3)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Church & Dwight has occupied 100.0% of the 500 Charles Ewing Boulevard Property since 2012. The Church & Dwight lease is structured with no termination options, two, 10-year renewal options and expires on May 31, 2033.
(2)	Historical occupancies are as of December 31 of each respective year unless otherwise noted.
(3)	Based on the underwritten rent roll as of July 1, 2023.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

108

500 Charles Ewing Boulevard
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 500 Charles Ewing Boulevard Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	Underwritten(2)	Underwritten $ PSF
Base Rent(3)	$5,682,500	$5,682,500	$5,682,500	$5,682,500	$5,991,852	$23.96
Reimbursements(4)	184,913	190,653	162,928	189,610	188,202	$0.75
Economic Vacancy	0	0	0	0	(154,501)	($0.62)
Effective Gross Income	$5,867,413	$5,873,153	$5,845,428	$5,872,110	$6,025,553	$24.09

Management Fee	176,022	176,195	175,363	176,163	180,767	$0.72
Other Operating Expenses	162,673	185,027	154,416	181,102	183,376	$0.73
Total Operating Expenses(4)	338,695	361,222	$329,779	$357,265	$364,143	$1.46

Net Operating Income	$5,528,718	$5,511,931	$5,515,649	$5,514,845	$5,661,411	$22.64
Capital Expenditures	0	0	0	0	50,017	$0.20
TI/LC	0	0	0	0	0	$0.00
Net Cash Flow	$5,528,718	$5,511,931	$5,515,649	$5,514,845	$5,611,394	$22.44

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments, corporate level expenses and any other non-recurring items were excluded from historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll as of July 1, 2023.
(3)	Inclusive of contractual rent obligations (currently $23.86 per SF) along with straight-line rent throughout the loan term due to Church & Dwight’s investment grade rating.
(4)	Church & Dwight is subject to a managed net lease structure and pays both taxes (approximately $1.8 million according to the appraisal) and utilities directly, both of which are not reflected in historical financial information above. Church & Dwight reimburses all other operating expenses to the borrower, with the exception of management fees.
■	Appraisal. According to the appraisal, the 500 Charles Ewing Boulevard Property had an “as-is” appraised value of $71,200,000 as of May 3, 2023.
■	Environmental Matters. According to the Phase I environmental report dated May 10, 2023, there was no evidence of any recognized environmental conditions or recommendations for further action at the 500 Charles Ewing Boulevard Property.
■	Market Overview and Competition. The 500 Charles Ewing Boulevard Property is located in Ewing Township, New Jersey, within the central New Jersey regional market (the “Central NJ Market”). The Central NJ Market benefits from its proximity to both New York City and Philadelphia, with access provided to each metropolitan area via the New Jersey Transit Northeast Corridor and North Jersey Coastal rail lines, along with Interstate and highway infrastructure comprised of the Garden State Parkway, New Jersey Turnpike, Interstate 287 and United States Route 1, among others. The Central NJ Market is comprised of six counties and has a population of approximately 2.8 million people. The average annual household income in the Central NJ Market is $137,731, which is approximately 45.3% higher than the United States average. As of 2021, the unemployment rate in the Central NJ Market was approximately 4.0%, which has decreased at an average annual rate of 3.4% from 2011 through 2021. According to the appraisal, the unemployment rate is further expected to decrease at an average annual rate of 6.4% between 2022 and 2026. The largest employers in the Central NJ Market include RWJBarnabas Health Inc. (31,683 employees), Rutgers, The State University (26,170 employees), United Airlines, Inc. (14,000 employees), Johnson & Johnson (13,996 employees) and Bank of America (10,000 employees).

The 500 Charles Ewing Boulevard Property is further situated within the central New Jersey office market (the “Central NJ Office Market”). As of the fourth quarter of 2022, the overall weighted average asking rents in the Central NJ Office Market were $27.54 per SF, with Class A weighted average asking rents of $32.24 per SF. Leasing activity in the Central NJ Office Market totaled approximately 3.7 million SF through year end 2022, representing an approximately 5.7% increase over year end 2021, additionally as of year-end 2022, and the Central NJ Office Market had a vacancy rate of approximately 20%. Furthermore, through year end 2022, no new office product was delivered in the Central NJ Office Market and no new supply was under construction. According to the appraisal, developers are expected to continue to face an uphill battle with respect to new construction of properties in the Central NJ Office Market, primarily driven by the overall cost to construct, labor shortages and reduced supply of raw materials. Total inventory in the Central NJ Office Market was approximately 83.5 million SF as of the fourth quarter of 2022 and according to the appraisal is expected to drop to approximately 81.9 million SF by 2024.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

109

500 Charles Ewing Boulevard

The following table presents certain information relating to the appraisal’s market rent conclusion for the 500 Charles Ewing Boulevard Property:

Market Rent Conclusions(1)

Category	Market Rent (PSF)	Lease Term (Yrs)	Reimb. Method	Rent Inc. Proj.
Office	$25.00	15	Modified Net	2% annually

(1)	Source: Appraisal.

The following table presents recent leasing data at comparable properties to the 500 Charles Ewing Boulevard Property:

Comparable Office Leases(1)

Property Name Location	Year Built	Total NRA (SF)	Tenant	Lease Date	Term (yrs.)	Lease Size (SF)	Base Rent PSF	TIs (PSF) / Free Rent (mos.)	Reimb.	Escalations
500 Charles Ewing Boulevard(2)	2011	250,086	Church & Dwight	Dec-2012	20.0	250,086	$23.96	NAP	Managed Net(3)	5.00% every 5 years
280 Corporate Center	2000	220,000	Chiesa Shaninian & Giantomasi PC	June-2022	16.0	116,122	$29.75	$65.00	Modified Gross	1.75% annually
225 Minnisink Road	2021	140,475	St. Joseph's Health	July-2021	15.0	140,475	$34.25	$100.00	Net	2% annually
140 East Front Street	1981	106,720	State of New Jersey	July-2021	10.0	106,720	$15.75	$15.00	Net	$16.25 in Yr.4 $16.75 in Yr.8
Warren Corporate Center	1996	313,000	Everest Re Group, Ltd. (Confidential)	Jan-2021	16.5	313,000	$24.67	$65.00	Net	2.5% annually
West Windsor Commons	1999	303,756	Bristol Myers Squibb	Nov-2020	7.5	117,828	$35.00	$35.00	Modified Gross	2.0% annually

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2023, inclusive of contractual rent obligations (currently $23.86 per SF) along with straight-line rent throughout the loan term due to Church & Dwight’s investment grade rating.
(3)	Church & Dwight is subject to a managed net lease structure and pays both taxes (approximately $1.8 million according to the appraisal) and utilities directly. Church & Dwight reimburses all other operating expenses to the borrower, with the exception of management fees.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

110

500 Charles Ewing Boulevard

The following table presents information relating to comparable office property sales for the 500 Charles Ewing Boulevard Property:

Comparable Sales Summary(1)

Property Name	Location	Sale Date	Year Built	Total GLA (SF)	Occupancy	Sale Price	Sale Price/PSF
500 Charles Ewing Boulevard	Ewing Township, NJ	NAP	2011	250,086(2)	100.0%(2)	NAP	NAP
Hopewell Corporate Center	Pennington, NJ	July-22	2001	307,510	96.0%	$70,000,000	$227.63
Princeton South Corporate Center	Ewing, NJ	March-22	2009	110,945	100.0%	$39,496,607	$356.00
55 Corporate Drive A, B & C	Bridgewater Township, NJ	Jan-22	1987	674,340	100.0%	$261,000,000	$387.05
Warren Corporate Center	Warren, NJ	June-21	1996	315,086	100.0%	$150,250,000	$476.85
Florham Park Center	Florham Park, NJ	Feb-21	1998	147,215	100.0%	$46,600,000	$316.54

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2023.
■	The Borrower. The borrower is Ewing Boulevard LLC, a Delaware limited liability company. The borrower is a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 500 Charles Ewing Boulevard Loan.

The borrower sponsor and nonrecourse carveout guarantor is Office Properties Income Trust (NASDAQ: OPI). Office Properties Income Trust is a publicly traded REIT focused on owning, operating and leasing buildings primarily occupied by single tenants and those with heigh credit quality characteristics. Office Properties Income Trust has 157 properties in its portfolio, spanning approximately 20.9 million SF and overall occupancy rate of 90.5%. Office Properties Income Trust has entered into a definitive merger agreement with Diversified Healthcare Trust (NASDAQ: DHC) which is expected to close in the third quarter of 2023. See “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt” in the Preliminary Prospectus for additional information.

■	Escrows.

Tax Reserve – On each monthly due date during the continuance of a Cash Sweep Event (as defined below), the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to pay taxes over the ensuing 12-month period.

Insurance Reserve – On each monthly due date during the continuance of a Cash Sweep Event, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of estimated insurance premiums; provided that the requirement is conditionally waived so long as no event of default is continuing and the borrower maintains a blanket insurance policy in accordance with the 500 Charles Ewing Boulevard Loan documents.

Replacement Reserve – On each monthly due date during the continuance of a Cash Sweep Event, the borrower is required to deposit $4,168 into a replacement reserve.

TI/LC Reserve – On each monthly due date during the continuance of a Cash Sweep Event, the borrower is required to deposit $41,681 into a TI/LC reserve.

■	Lockbox and Cash Management. The 500 Charles Ewing Boulevard Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. On each business day, all funds in the lockbox account will be swept to an account designated by the borrower, unless a Cash Sweep Event (as defined below) is continuing, in which case such funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service, the reserves and escrows described above, the borrower’s operating expenses and extraordinary expenses approved by the lender, to the borrower for its direct or indirect owners for purposes of maintaining their REIT status up to a maximum of $250,000 with any excess funds (i)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

111

500 Charles Ewing Boulevard

to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the 500 Charles Ewing Boulevard Loan, or (ii) if the borrower has cured the applicable Cash Sweep Event, disbursed to the borrower.

“Cash Sweep Event” means, without limitation, a period commencing upon (a) an event of default under the 500 Charles Ewing Boulevard Loan documents, (b) a bankruptcy action of the borrower or property manager, (c) the debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 1.35x or (d) Church & Dwight or any replacement tenant in accordance with the 500 Charles Ewing Boulevard Loan documents that occupies more than 25% of the net rentable area at the 500 Charles Ewing Boulevard Property, or any guarantor of Church & Dwight or such replacement tenants guarantor (a “Major Tenant”) either (i) fails to timely exercise its right to renew its lease, (ii) provides the borrower sponsor with written notice of its intent to terminate its lease or otherwise terminates or cancels its lease prior to the stated expiration date, (iii) “goes dark”, or discontinues its business at a material portion of the 500 Charles Ewing Boulevard Property or otherwise provides written notice of its intention to do the same, (iv) is in monetary or non-monetary default under the Major Tenant lease, (v) is subject to a bankruptcy action or (vi) fails to maintain its investment grade rating.

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the 500 Charles Ewing Boulevard Loan documents; (ii) with respect to clause (b) above, solely with respect to the property manager, if borrower replaces the property manager with a “Qualified Manager” (as defined in the 500 Charles Ewing Boulevard Loan documents) under a replacement management agreement within 60 days of such bankruptcy event, (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for the 500 Charles Ewing Boulevard Loan of 1.35x or greater for two consecutive quarters based upon the trailing 12-month period immediately preceding the date of determination and (iv) with respect to clause (d) above, the entirety of the Major Tenant’s space is leased to one or more qualified leases in accordance with the 500 Charles Ewing Boulevard Loan documents and with respect to clause (d)(iv) above, such default under the related Major Tenant lease has been cured, subject to the lender’s reasonable satisfaction, and no default under such Major Tenant lease continues for a period of three (3) consecutive months following such cure or with respect to clause (d)(v) above, (x) the applicable bankruptcy action of such Major Tenant is terminated and such Major Tenant lease is affirmed or (y) such Major Tenant’s lease has been assumed and assigned to a third party in manner reasonably satisfactory to lender; provided, however, that any such Cash Sweep Event cure is subject to the following conditions: (A) a Cash Sweep Event may only be cured a total of two times in the aggregate during the term of the 500 Charles Ewing Boulevard Loan, (B) no event of default has occurred and is continuing, (C) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure, including reasonable attorney’s fees and expenses, and (D) in no event may the borrower cure a Cash Sweep Event caused by a bankruptcy action of the borrower or the Operating Tenant.

■	Property Management. The 500 Charles Ewing Boulevard Property is managed by RMR Group LLC, an affiliate of the borrower sponsor.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 500 Charles Ewing Boulevard Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following casualty. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

112

500 Charles Ewing Boulevard
■	Condominium. The 500 Charles Ewing Boulevard Property is subject to a condominium structure associated with the Princeton South Corporate Center Business Park, which is comprised of five total units. Pursuant to the condominium master deed, the borrower sponsor owns one of the five total units, and approximately 35.5% of the interest in the condominium’s common elements (“Common Interest”). Accordingly, the related Mortgaged Property is responsible for 35.5% of the annual condominium charges determined by the board of directors. The condominium association is managed by a board of directors comprised of a total of five directors, with each unit owner having the right to appoint one director to the board and each such director entitled to cast one vote in matters presented before the board, which vote will hold the value equal to the amount of Common Interest held by the respective unit owner. The board of directors generally manages the condominium and has the right to, among other things, (a) operate and maintain the common elements, (b) establish the amount of common charges and collecting common charges from the unit owners, (c) adopt and amend the rules and regulations for the condominium, and (d) borrow money on behalf of the condominium related to care and upkeep of the common elements as it deems necessary. However, certain major decisions, including, without limitation, the following, require the consent of the unit owners by the Common Interest as follows: (i) at least 80% of the Common Interest to amend the condominium declaration, and at least 80% of the Common Interest and the senior mortgagee, if any, of such units voting to approve termination of the condominium declaration; and (ii) at least 80% of the Common Interest to amend the condominium bylaws. At origination, the borrower delivered an irrevocable proxy appointing the lender as the borrower’s proxy with full power of substitution, to exercise any and all voting rights held by the borrower; provided, that such appointment and related rights may not be exercised by the lender until the occurrence and during the continuance of an event of default. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests” in the Preliminary Prospectus for additional information.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

113

MISSION GROVE PLAZA

Luxury+
GALAXY
THEATRES

STATER BROS

ROMANO'S

Bank of America

IHOP

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

114

MISSION GROVE PLAZA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

115

MISSION GROVE PLAZA

DOWNTOWN RIVERSIDE
3RD ST
Riverside Community Hospital
Riverside Community College Riverside
UNIVERSITY AVE
Town Square
Plaza Chicago
University Village
University of California Riverside
EASTSIDE
METROLINK
MAGNOLIA AVE
VICTORIA AVE
Victoria Club Golf Course
Box Springs Mountain Park
Magnolia Town Center
Riverside Plaza
Riverside
Canyon Crest Towne Centre
CENTRAL AVE
MAGNOLIA CENTER
VICTORIA
ARLINGTON AVE
Canyon Crest Golf Course
CANYON CREST
ALESSANDRO BLVD
Canyon Springs Marketplace
CANYON SPRINGS
Canyon Crossings
Sycamore Canyon Wilderness Park
Castleview Park
HAWARDEN HILLS
Mission Grove Plaza
121-383 East Alessandro Boulevard
Riverside, CA 92508
MISSION GROVE
E ALESSANDRO BLVD
WASHINGTON ST
DAY ST
ORANGECREST
VAN BUREN BLVD
WOOD RD
Burbank
Pasadena
San Bernardino
Los Angeles
Ontario
Riverside
Fullerton
Anaheim
Corona
Long Beach
Orange
Pacific Ocean
MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

116

MISSION GROVE PLAZA
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Riverside, California	Cut-off Date Balance		$37,000,000
Property Type	Retail	Cut-off Date Balance per SF		$151.28
Size (SF)	244,581	Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 5/31/2023(1)(2)	83.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2023(1)(2)	83.8%	Type of Security		Fee
Year Built / Latest Renovation	1991-2012 / NAP	Mortgage Rate		6.86600%
Appraised Value(3)	$89,600,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$6,334,294
Underwritten Expenses	$1,857,525	Escrows(5)
Underwritten Net Operating Income (NOI)	$4,476,770		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,217,527	Taxes(6)	$135,284	$45,095
Cut-off Date LTV Ratio(4)	41.3%	Insurance	$0	Springing
Maturity Date LTV Ratio(4)	41.3%	Replacement Reserve	$0	$4,076
DSCR Based on Underwritten NOI / NCF	1.74x / 1.64x	TI/LC(7)	$0	$20,382
Debt Yield Based on Underwritten NOI / NCF	12.1% / 11.4%	Other(8)	$1,649,500	Springing

Sources and Uses
Sources		$	%	Uses	$	%
Loan Amount	$37,	000,000	100.0%	Loan Payoff	$28,293,603	76.5%
				Principal Equity Distribution	6,786,084	18.3
				Reserves	1,784,784	4.8
				Closing Costs	135,529	0.4
Total Sources	$37,	000,000	100.0%	Total Uses	$37,000,000	100.0%

(1)	Neither the Total Occupancy as of 5/31/2023 nor the Owned Occupancy as of 5/31/2023 includes the vacant parcel formerly occupied by Kmart (the “Kmart Parcel”), nor the 37,651 SF anchor box, formerly leased to Stein Mart, which the borrower sponsor executed a 15-year lease with EOS Fitness at $23.50 per SF, which will bring the occupancy to 99.2% leased. The EOS Fitness tenant is expected to take occupancy in April 2024 and is not included in the underwriting. We cannot assure you that EOS Fitness will take occupancy or begin paying rent as expected or at all.
(2)	The Total Occupancy as of 5/31/2023 and Owned Occupancy as of 5/31/2023 includes the 2,320 SF parcel which the borrower sponsor executed a 5-year lease with Canyon Crest Winery (Qadros Enterprises) at $41.73 per SF. The tenant is expected to take occupancy in August 2023. We cannot assure you that Canyon Crest Winery (Qadros Enterprises) will take occupancy or begin paying rent as expected or at all.
(3)	The appraised value includes the Kmart Parcel. The appraiser concluded the value of the Mission Grove Plaza Property (as defined below) excluding the Kmart Parcel would be $82,000,000. The borrower sponsors intend to sell the Kmart Parcel, which is currently vacant, and are currently in escrow with a multifamily developer and expect the sale to occur in the fourth quarter of 2024 after the developer receives full entitlements and the Kmart Parcel is rezoned for multifamily use. The Mission Grove Plaza Loan (as defined below) documents allow for the free release of the Kmart Parcel.
(4)	Based on the appraised value of $82,000,000, which excludes the Kmart Parcel, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each 45.1%.
(5)	See “—Escrows” below.
(6)	The borrower will not be required to make monthly deposits in the basic carrying costs escrow account in respect of any property taxes which are solely the obligation of any of the tenants doing business as IHOP, Bank of America, Cactus Cantina, Mission Grove Car Wash, McDonald's and Taco Bell (each, a "Direct Payment Tenant") and which property taxes are paid directly to the taxing authority by such Direct Payment Tenant.
(7)	The TI/LC reserve is capped at $733,743.
(8)	Other Upfront reserves consist of a $1.6 million environmental reserve and a $49,500 unfunded obligations reserve. Other Monthly reserve consists of a springing environmental reserve.
■	The Mortgage Loan. The Mission Grove Plaza loan (the “Mission Grove Plaza Loan”) is a fixed rate loan secured by a first deed of trust encumbering the borrower’s fee interest in a retail property located in Riverside, California (the “Mission Grove Plaza Property”). The Mission Grove Plaza Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $37,000,000, representing approximately 3.8% of the Initial Pool Balance.

The Mission Grove Plaza Loan was originated by Goldman Sachs Bank USA on June 1, 2023. The Mission Grove Plaza Loan has a 5-year interest only term and accrues interest at a fixed rate of 6.86600% per annum. The Mission Grove Plaza Loan proceeds were used to refinance existing debt on the Mission Grove Plaza Property, fund upfront reserves, pay origination costs and repatriate equity to the borrower sponsors.

The Mission Grove Plaza Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The scheduled maturity date of the Mission Grove Plaza Loan is June 6, 2028. Voluntary prepayment of the Mission Grove Plaza Loan in whole (but not in part) is permitted after June 6, 2025 with the payment of a yield maintenance premium. Voluntary prepayment of the Mission Grove Plaza Loan in whole (but not in part) is permitted on or after December 6, 2027 without payment of any yield maintenance premium.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

117

MISSION GROVE PLAZA
■

The Mortgaged Property. The Mission Grove Plaza Property is a 244,581 SF, grocery-anchored retail center located in Riverside, California. The Mission Grove Plaza Property was constructed by Regional Properties, Inc., a wholly owned operating subsidiary of the borrower sponsor, in 1991 with additions made through 2012. The Mission Grove Plaza Property consists of 16 buildings and 1,493 parking spaces situated on a 32.3-acre parcel in southeast Riverside, California.

The Mission Grove Plaza Property is anchored by a Stater Bros which occupies 45,654 SF (18.7% of GLA). Other anchor tenants include Galaxy Theaters, LLC (“Galaxy Theaters”) and EOS Fitness (signed, not yet in occupancy). The Mission Grove Plaza Property also includes a 104,231 SF vacant Kmart Parcel (29.9% of total center GLA, including non-collateral space) which the borrower is under contract to sell to a multifamily developer. Kmart vacated the Mission Grove Plaza Property in October 2018 but continued to pay its full rent and reimbursement obligations until its ground lease expired in November 2021.

Historical occupancy at the Mission Grove Plaza Property averaged 81.6% from 2020 through 2022. As of May 31, 2023, the Mission Grove Plaza Property was 83.8% occupied by a rent roll consisting of 46 unique tenants, with no single tenant occupying more than 27.1% of the GLA or contributing more than 16.8% of total UW Base Rent. The 10 largest tenants by UW Base Rent at the Mission Grove Plaza Property account for approximately 62.1% of the GLA and 59.7% of total UW Base Rent. Fourteen of the 46 tenants have leased the Mission Grove Plaza Property since 2000. The borrower recently executed an approximately 15-year lease with EOS Fitness for 37,651 SF at $23.50 PSF after an initial free rent period of four months. EOS Fitness is taking over the space formerly leased to Stein Mart, an off-price fashion and home-goods retailer. EOS Fitness is expected to take occupancy in April 2024 and is not included in the underwriting. We cannot assure you EOS Fitness will take occupancy or begin paying rent as expected or at all.

■

Major Tenants. The largest tenant by UW Base Rent, Galaxy Theaters (66,298 SF, 27.1% of GLA, 16.8% of UW Base Rent) is a privately owned, fully-integrated movie theatre company with locations throughout Arizona, California, Nevada, Texas and Washington. Established in 1998, the company is ranked by size in the top 10% of its industry according to the National Association of Theatre Owners. Galaxy Theaters occupies 66,298 SF at the Mission Grove Plaza Property under a lease expiring on May 14, 2030 with four, five-year extension options. The borrower granted Galaxy Theaters rent deferment during the COVID-19 pandemic. Galaxy Theaters is currently fully operational, meeting all rent obligations and has paid back 100% of back rent. There are no co-tenancy clauses tied to Galaxy Theaters. Galaxy Theaters is not required to report sales to the borrower.

The second largest tenant by UW Base Rent, Stater Bros (45,654 SF, 18.7% of GLA, 14.8% of UW Base Rent) is a privately owned supermarket chain with 170 stores located throughout Southern California. Established in 1936, the company has approximately 18,000 employees with annual sales of approximately $4 billion. Stater Bros is the largest private employer in both the Riverside and San Bernardino, California counties. Stater Bros occupies 45,654 SF at the Mission Grove Plaza Property under a lease expiring on May 31, 2037 with four, five-year extension options. Stater Bros is not required to report sales to the borrower.

The third largest tenant by UW Base Rent, IHOP (4,586 SF, 1.9% of GLA, 4.8% of UW Base Rent) is an American multinational pancake house restaurant that specializes in American breakfast foods. Owned by Dine Brands Global (NYSE: DIN), the company’s restaurants are generally operated through a franchise model. As of 2015, there were 1,650 IHOP restaurants located across North America, Central America, Asia and the Middle East. IHOP occupies 4,586 SF at the Mission Grove Plaza Property under a lease expiring on January 31, 2027 with three, five-year extension options. IHOP is not required to report sales to the borrower.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

118

MISSION GROVE PLAZA

The following table presents certain information relating to the major tenants at the Mission Grove Plaza Property:

Largest Owned Tenants Based on UW Base Rent(1)(2)

Tenant Name	Credit Ratings (Fitch/Moody's/S&P)(3)	Tenant GLA	% of GLA	UW Base Rent(4)	UW Base Rent $ PSF(4)	% of Total UW Base Rent(4)	Lease Expiration	Sales PSF(4)(5)	Occupancy Cost(4)(5)	Renewal / Extension Options
Galaxy Theaters, LLC	NR/NR/NR	66,298	27.1%	$861,874	$13.00	16.8%	5/14/2030	NAP	NAP	4, 5-year extensions
Stater Bros	NR/NR/NR	45,654	18.7	760,139	$16.65	14.8	5/31/2037	NAP	NAP	4, 5-year extensions
IHOP	NR/NR/NR	4,586	1.9	244,275	$53.27	4.8	1/31/2027	NAP	NAP	3, 5-year extensions
Vins Corp (Greens Gas Station)	NR/NR/NR	3,300	1.3	198,375	$60.11	3.9	8/31/2049	NAP	NAP	2, 10-year extensions
Mission Grove Car Wash	NR/NR/NR	7,100	2.9	189,857	$26.74	3.7	8/16/2028	$244.18	11.0%	None
Bank of America	NR/A1/A-	4,639	1.9	175,354	$37.80	3.4	8/31/2028	NAP	NAP	3, 5-year extensions
McDonald's (Ground Lease)	NR/NR/NR	3,926	1.6	161,916	$41.24	3.2	8/31/2027	NAP	NAP	None
Better Homes & Garden Realty	NR/NR/NR	5,000	2.0	158,697	$31.74	3.1	2/28/2025	NAP	NAP	2, 5-year extensions
Cactus Cantina	NR/NR/NR	5,000	2.0	153,785	$30.76	3.0	10/31/2024	$610.82	5.0%	2, 5-year extensions
Romano's Chicago Pizzeria	NR/NR/NR	6,300	2.6	151,200	$24.00	3.0	12/31/2026	NAP	NAP	None
Largest Tenants Total / Wtd. Avg.		151,803	62.1%	$3,055,472	$20.13	59.7%
Remaining Tenants		53,272	21.8	$2,063,542	$38.74	40.3
Occ. Subtotal / Wtd. Avg.		205,075	83.8%	$5,119,014	$24.96	100.0%
Vacant Space		39,506	16.2
Total / Wtd. Avg.		244,581	100.0%

(1)	Calculated based on the approximate square footage occupied by each owned tenant. Other tenants may have co-tenancy provisions.
(2)	Based on the underwritten rent roll dated May 31, 2023.
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent guarantees the lease.
(4)	Eight of the top 10 tenants based on UW Base Rent are not required to report sales.
(5)	Sales PSF and Occupancy Cost is based on TTM February 2023 sales.

The following table presents certain information relating to the lease rollover schedule at the Mission Grove Plaza Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM(4)	0	0.0%	0.0%	$7,500	0.1%	$0.00	1
2023	4,425	1.8	1.8%	178,136	3.5	40.26	3
2024	16,561	6.8	8.6%	524,059	10.2	31.64	7
2025	8,730	3.6	12.1%	320,933	6.3	36.76	4
2026	13,642	5.6	17.7%	448,033	8.8	32.84	7
2027	14,243	5.8	23.6%	655,030	12.8	45.99	7
2028	22,168	9.1	32.6%	733,225	14.3	33.08	8
2029	0	0.0	32.6%	14,400	0.3	0.00	1
2030	71,137	29.1	61.7%	1,045,449	20.4	14.70	3
2031	4,415	1.8	63.5%	148,535	2.9	33.64	2
2032	0	0.0	63.5%	0	0.0	0.00	0
2033	800	0.3	63.8%	85,200	1.7	106.50	1
2034 & Thereafter	48,954	20.0	83.8%	958,514	18.7	19.58	2
Vacant	39,506	16.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	244,581	100.0%		$5,119,014	100.0%	$24.96	46

(1)	Based on the underwritten rent roll dated May 31, 2023.
(2)	Calculated based on the approximate square footage occupied by each owned tenant.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the Lease Expiration Schedule.
(4)	Watermill Express is included in MTM given the underwritten rent roll shows “Various” for lease expiration.

The following table presents certain information relating to historical occupancy at the Mission Grove Plaza Property:

Historical Leased %(1)

2020	2021	2022	As of 5/31/2023(2)
81.6%	81.7%	81.5%	83.8%

(1)	Occupancies are as of December 1 unless otherwise specified.
(2)	Based on the underwritten rent roll dated May 31, 2023.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

119

MISSION GROVE PLAZA
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mission Grove Plaza Property:

Cash Flow Analysis

	2020	2021	2022	TTM May 31, 2023	Underwritten	Underwritten $ per SF
Base Rental Income(1)	$5,307,289	$4,920,242	$4,812,117	$4,944,238	$5,119,014	$20.93
Contractual Rent Steps	0	0	0	0	26,486	$0.11
Vacant Income	0	0	0	0	846,383	$3.46
Expense Reimbursements	1,298,311	1,270,534	1,213,026	1,175,859	1,188,794	$4.86
Net Rental Income	$6,605,600	$6,190,776	$6,025,144	$6,120,097	$7,180,677	$29.36

Overall Vacancy & Credit Loss	0	0	0	0	(846,383)	($3.46)
Other Income	0	7,350	7,441	74,161	0	$0.00
Effective Gross Income	$6,605,600	$6,198,126	$6,032,585	$6,194,258	$6,334,294	$25.90

Total Operating Expenses(2)	1,566,438	1,784,697	1,909,314	$2,077,992	1,857,525	$7.59
Net Operating Income	$5,039,162	$4,413,428	$4,123,271	$4,116,266	$4,476,770	$18.30

Replacement Reserve	0	0	0	0	47,625	$0.19
Tenant Improvements	0	0	0	0	104,385	$0.43
Leasing Commissions	0	0	0	0	107,232	$0.44
Net Cash Flow	$5,039,162	$4,413,428	$4,123,271	$4,116,266	$4,217,527	$17.24

(1)	Based on the underwritten rent roll dated May 31, 2023, with adjustments made for executed leases and tenants that have given notice to vacate.
(2)	Excluding non-recurring legal expenses in 2021 related to sale negotiations with respect to the Kmart Parcel ($69,770) and in 2022 related to legal fees incurred during an attempted refinance ($128,000) and split fees with respect to the Kmart Parcel ($22,986).

■	Appraisal. According to the appraisal, the Mission Grove Plaza Property had an “as-is” appraised value of $89,600,000 as of March 20, 2023. The “As-Is” appraised value includes an approximately 10 acre vacant parcel improved by a 104,231 retail building formerly occupied by Kmart (the “Kmart Parcel”). The appraiser concluded to a “Hypothetical Value Assuming Excess Land is Excluded” appraised value of $82,000,000 as of March 20, 2023, which excludes the Kmart Parcel. According to the appraisal, the Kmart Parcel entered escrow to be sold on November 8, 2021. According to the appraisal, the prospective buyer is in the process of obtaining entitlements for the development of a multifamily project and is not expected to close until all necessary entitlements are in place. The Mission Grove Plaza Loan documents allow the borrower to obtain the free release of the Kmart Parcel, subject to certain conditions described under “Release of Collateral.”
■	Environmental Matters. According to the Phase I environmental report dated September 7, 2022, there are certain recognized environmental conditions at the Mission Grove Plaza Property in connection with (i) soil and groundwater impacts including, among other things, tetrachloroethylene (PCE) and trichlorethylene (TCE), resulting from prior dry cleaning operations at the Mission Grove Plaza Property that utilized chlorinated solvents, as well as the potential for a vapor intrusion risk and (ii) insufficient compliance records pertaining to certain underground storage tanks (“USTs”) associated with the ongoing operation of a gasoline service station at the Mission Grove Plaza Property to rule out the potential that a release from the USTs may have affected the subsurface at the Mission Grove Plaza Property. Furthermore, according to a Phase II subsurface investigation and indoor air quality survey dated September 16, 2022, there is evidence of a release of chlorinated solvents from the former on-site dry cleaning operations impacting soil, soil gas, and groundwater at the Mission Grove Plaza Property, as well as sufficient indoor air concentrations to suggest that the impacts may pose the risk of adverse effects to the health of tenants at the Mission Grove Plaza Property (the “Existing Environmental Conditions”). According to an opinion of probable cost prepared by the related environmental consultant, the probable maximum estimated cost to remediate the Existing Environmental Conditions is $1,312,747 and the probable low estimated cost is $863,255. At origination, the borrower deposited with the lender approximately $1,600,000 in an environmental reserve account to be disbursed in accordance with the Mission Grove Plaza Loan documents to reimburse the borrower or pay for the remediation of the Existing Environmental Conditions. In addition, to the extent the existing funds in the environmental reserve account are less than 110% of the estimated cost to remediate the Existing Environmental Conditions, the Mission Grove Plaza Loan documents require the borrower to deposit the difference in the environmental reserve account, to be disbursed in accordance with the Mission Grove Plaza Loan documents. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

120

MISSION GROVE PLAZA
■	Market Overview and Competition. The Mission Grove Plaza Property is located in the Riverside retail submarket within the Inland Empire – California market. As of the fourth quarter of 2022, there was approximately 7,669,254 SF of retail space within the Riverside retail submarket. According to the appraisal, the submarket has been at least 94.6% occupied since the first quarter of 2021, with asking rent PSF growing monotonically over the same period. Throughout the fourth quarter of 2022, the submarket experienced zero completions and negative 4,927 SF of net absorption.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Mission Grove Plaza Property was 10,454, 61,438 and 199,176, respectively. Employment in the Riverside-San Bernardino-Ontario Metropolitan Statistical Area is concentrated in health care / social assistance, retail trade and construction. The 2022 median household income within a one-, three- and five-mile radius of the Mission Grove Plaza Property was $120,100, $116,956 and $83,338, respectively.

Competitive Properties(1)

Property	Canyon Crest Towne Centre	Canyon Springs Retail Center	Veteran’s Plaza	Iris Plaza	Perris Valley Spectrum	Center Pointe Shopping Center	The Station at Eastvale
Year Built/Renovated	1980 / 2010	2006 / NAP	2020 / NAP	2007 / NAP	1990 / 2016	2021 / NAP	2020 / NAP
Building Size (SF)	131,138	183,470	13,257	122,282	96,473	57,303	131,793
Occupancy	100%	100%	83%	98%	63%	98%	92%
Location	5225 Canyon Crest Drive Riverside, CA	2620-2698 Canyon Springs Parkway Riverside, CA	22420 and 22430 Van Buren Boulevard Riverside, CA	16020-16210 Perris Boulevard Moreno Valley, CA	2560 N. Perris Boulevard Perris, CA	27281 Newport Road Menifee, CA	Adjacent to I-15 between Cantu-Galleano Ranch Road and Hammer Avenue Eastvale, CA
Distance to Property (Miles)	3	3	4	6	9	18	14

(1)	Source: Appraisal.

Market Rent Summary(1)

Tenant Type	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Grocery Anchor	$1.40	10	10.0% in Year 5
Fitness Center	$1.95	10	10.0% in Year 5
Theater	$1.00	10	10.0% in Year 5
Bank Building	$3.30	10	10.0% in Year 5
Fast Food Restaurant	$3.50-$8.88	10	10.0% in Year 5
Free-Standing Restaurant	$3.00-$4.50	10	10.0% in Year 5
Carwash and Service Station	$2.35-$5.05	20	10.0% in Year 5
Shop Space	$3.00	5	3.0% per Annum

(1)	Source: Appraisal.

■	The Borrower. The borrower is Mission Grove Plaza, L.P., a California limited partnership with one independent director in its organizational structure. A non-consolidation opinion was not delivered in connection with the origination of the Mission Grove Plaza Loan.

Pamela E. Rubin, as trustee of The Mark and Pamela Rubin Family Trust dated June 17, 1997, as Amended and Complete restatement dated July 15, 2020, is the borrower sponsor and non-recourse carveout guarantor. Regional Properties, Inc. was founded by the late Mark Rubin and the late Alexander Levy in 1979. The borrower sponsor engages in the development of residential, office, retail and industrial properties through various owned or controlled partnerships and corporations. Regional Properties, Inc. focuses on maintaining low debt/asset ratios, ample liquidity, and substantial reserves to further their conservative fiscal approach. The borrower sponsor owns 11 retail, office, multifamily and mixed use properties in Riverside County.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

121

MISSION GROVE PLAZA
■	Escrows. At origination of the Mission Grove Plaza Loan, the borrower deposited approximately (i) $135,284 into a tax reserve, (ii) $1,600,000 into an environmental reserve in connection with potential remediation costs as described under “Environmental Matters,” and (iii) $49,500 into an unfunded obligations reserve in connection with certain tenant improvement obligations with respect to Poke Lounge and Expedia Cruises.

Tax Reserve – On each due date, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $45,095 based on the underwritten rent roll dated May 31, 2023); provided, however, the borrower will not be required to fund that portion of taxes which are solely the obligation of the tenants IHOP, Bank of America, Cactus Cantina, Mission Grove Car Wash, McDonald’s and Taco Bell so long as certain conditions set forth in the Mission Grove Plaza Loan documents are satisfied.

Insurance Reserve – On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Mission Grove Plaza Loan documents.

Capital Expenditures Reserve – On each due date, the borrower is required to fund a capital expenditure reserve in the amount of $4,076.35.

TI/LC Reserve – On each due date, if and to the extent the amount contained in the leasing commission and tenant improvements account is less than $733,743 (excluding any lease termination proceeds), the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $20,381.75.

Critical Tenant Reserve – To the extent a Mission Grove Plaza Trigger Period (as defined below) occurs as a result of a Critical Tenant Trigger Event (as defined below), the borrower is required to deposit all excess cash flow into a critical tenant reserve in accordance with the Mission Grove Plaza Loan documents.

Springing Environmental Reserve – To the extent available funds maintained in the environmental reserve are less than 110% of the estimated cost to remediate the Existing Environmental Condition described above under “Environmental Matters”, the borrower is required to deposit the difference into the environmental reserve within 10 business days.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant or the guarantor under its Critical Tenant lease, and (b) ending on the earlier of (1) such case is dismissed 90 days after commencement without any negative impact on the applicable Critical Tenant lease, the Critical Tenant is paying normal monthly rent and is otherwise in compliance with its lease, and has provided an updated estoppel, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel or (3) the applicable lease is terminated and all or substantially all of the applicable leased premises are leased to one or more approved substitute leases; (ii)(a) commencing when any Critical Tenant has not given notice to renew its lease as of the earlier of (1) the date required under its lease and (2) 12 months prior to the expiration of its lease, and (b) ending on the earlier of (1) such Critical Tenant enters a renewal or extension of its lease pursuant to the existing terms and is in occupancy of all or substantially all of its applicable space and is paying full monthly rent, is open for business and has provided an updated estoppel or (2) all or substantially all of the applicable leased premises are leased to one or more approved substitute leases; or (iii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its lease or vacate a material portion of its leased premises, (2) goes dark, discontinues its operations or business in a material portion of its leased premises (excluding any temporary discontinuance of its business), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its business and operations in all or substantially all of its applicable space, is paying full monthly rent and has provided an updated estoppel or (2) all or substantially all of the applicable leased premises are leased to one or more approved substitute leases.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

122

MISSION GROVE PLAZA

A “Critical Tenant” means (i) Galaxy Theaters, (ii) Stater Bros, and (iii) any successor tenant which takes occupancy of all or a portion of a Critical Tenant space pursuant to a Critical Tenant lease.

■	Lockbox and Cash Management. The Mission Grove Plaza Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the Mission Grove Plaza Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Mission Grove Plaza Property and all other money received by the borrower or the property manager with respect to the Mission Grove Plaza Property (other than tenant security deposits) to be deposited into such lockbox account by the end of the second business day of receipt thereof. On each business day that no Mission Grove Plaza Trigger Period or event of default under the Mission Grove Plaza Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Mission Grove Plaza Trigger Period or event of default under the Mission Grove Plaza is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Mission Grove Plaza Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the Mission Grove Plaza Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Mission Grove Plaza Loan.

A “Mission Grove Plaza Trigger Period” means each period commencing (a) when the debt yield (as calculated under the Mission Grove Plaza Loan documents), determined as of the first day of any fiscal quarter, is less than 10.0%, and ending when the debt yield (as calculated under the Mission Grove Plaza Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 10.0%, (b) if the financial reports required under the Mission Grove Plaza Loan documents are not delivered to the lender as and when required and ending when such reports are delivered and they indicate, in fact, that no Mission Grove Plaza Trigger Period is ongoing, and (c) upon the occurrence of a Critical Tenant Trigger Event and ending upon the satisfaction of the applicable Critical Tenant Trigger Event disbursement conditions.

■	Property Management. The Mission Grove Plaza Property is currently managed by Alemar Management Corporation, an affiliate of the borrower.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinated Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

123

MISSION GROVE PLAZA
■	Release of Collateral. The Mission Grove Plaza Loan documents permit the borrower to obtain the free release of the Kmart Parcel from the lien of the mortgage (the “Partial Release Event”) provided that no event of default has occurred and is continuing and upon the satisfaction of certain conditions set forth in the Mission Grove Plaza Loan documents, including, without limitation, the following: (a) the borrower will be required to provide not less than 30 days nor more than 90 days prior written notice to the lender, provided, however, the borrower will not be permitted to complete the Partial Release Event during the time period that is 30 days prior to or immediately after the closing date of the Benchmark 2023-V3 securitization; (b) any variations to the exact dimensions or legal description attributable to the Kmart Parcel will be subject to the prior written consent of the lender, not to be unreasonably withheld, conditioned or delayed; (c) the borrower will be required to submit to the lender, not less than 10 business days prior to the date of the proposed Partial Release Event, a prepared partial release instrument with respect to the Kmart Parcel; (d) at least 30 days prior to the effective date of the Partial Release Event, the borrower will be required to prepare and deliver to the lender (at the borrower’s sole cost and expense) a proposed re-plat of the Kmart Parcel and the remaining property (to the extent legally required) and a survey for each of the Kmart Parcel and the remaining property; (e) after the closing date of the Benchmark 2023-V3 transaction, the borrower will be required to deliver a REMIC opinion; (f) to the extent not otherwise waived by the lender, the lender receives a rating agency confirmation from any applicable rating agency; (g) the lender will have received a copy of the proposed deed conveying all of the borrower’s right, title and interest in to the Kmart Parcel to the applicable third party purchaser or the applicable affiliate which is to acquire title to the Kmart Parcel, and a letter from the borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed; and (h) the Partial Release Event will not (i) deny the remaining property access to public streets, road or utilities, (ii) unreasonably divide any portion or tract of the remaining property into strips or parcels, or (iii) otherwise have a material adverse effect on the remaining property as determined pursuant to prudent lender standards.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Mission Grove Plaza Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

124

AUSTIN MULTIFAMILY PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

125

AUSTIN MULTIFAMILY PORTFOLIO

MAP © 2023 CARTIFACT
Austin
NORTH AUSTIN
NORTH BURNET
GATEWAY
WOOTEN
GEORGIAN ACRES
CRESTVIEW
ALLANDALE
BRENTWOOD
HIGHLAND
ROSEDALE
WINDSOR PARK
Schroeter Park
Balcones Community Park
National Instruments Corporation
Spectrum
St. David's North Austin Medical Center
Seton Northwest Hospital
Quarries Park
HomeAway
IBM
Amazon
Charles Schwab
NRG
Forcepoint
Microsoft
Tanknology
Bazaarvoice
The Domain Shopping Center
North Hills Town Center
Arboretum
J. J. Pickle Research Campus The University of Texas at Austin
Walnut Creek Metropolitan Park
Scofield Crossing
Lowes
Walmart Supercenter
HID Global
GM IT Innovation Center
The Home Depot Technology Center
Tech Ridge Center
Dell
General Motors
Northcross Mall
Xerox
Northwest District Park
Highland Mall
North Loop Plaza
The Triangle
Capital Plaza
183
1
35
290
1
2
Leander
Hutto
Round Rock
Jonestown
Jollyville
Pflugerville
Manor
Bee Cave
West Lake Hills
Austin
Sunset Valley
San Leanna
Buda

Austin Multifamily Portfolio

	Property Name	Address	City, State	Zip Code
1	Starburst Apartments	8800 North Interstate Highway 35	Austin, TX	78753
2	Orbit Apartments	8900 North Interstate Highway 35	Austin, TX	78753

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

126

AUSTIN MULTIFAMILY PORTFOLIO
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CREFI
Location (City/State)	Austin, Texas	Cut-off Date Balance(3)		$35,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit(2)		$130,952.38
Size (Units)	840	Percentage of Initial Pool Balance		3.6%
Total Occupancy as of 3/17/2023	96.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/17/2023	96.0%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / 2019-2022	Mortgage Rate		7.37000%
Appraised Value	$187,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$15,971,152	Escrows(4)
Underwritten Expenses	$5,778,518		Upfront	Monthly
Underwritten Net Operating Income (NOI)	$10,192,634	Taxes	$832,492	$166,498
Underwritten Net Cash Flow (NCF)	$9,982,634	Insurance	$0	Springing
Cut-off Date LTV Ratio(2)	58.8%	Replacement Reserves	$0	$17,500
Maturity Date LTV Ratio(2)	58.8%	TI / LC	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.24x / 1.21x	Deferred Maintenance	$458,628	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.3% / 9.1%	Other Reserves	(5)	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$110,000,000	100.0%	Loan Payoff	$84,804,226	77.1%
			Return of Equity	22,061,044	20.1
			Closing Costs	1,843,610	1.7
			Upfront Reserves	1,291,119	1.2
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%

(1)	See the “Portfolio Summary” chart below.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Austin Multifamily Portfolio Whole Loan (as defined below).
(3)	The Austin Multifamily Portfolio Loan (as defined below) is part of a whole loan comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000. The Cut-off Date Balance of $35,000,000 represents the non-controlling note A-2.
(4)	See “—Escrows” section below.
(5)	The borrowers are required to deposit $2,000,000 into a debt yield reserve in the form of cash or a letter of credit within 90 days of origination.
■	The Mortgage Loan. The Austin Multifamily Portfolio mortgage loan (the “Austin Multifamily Portfolio Loan”) is part of a whole loan (the “Austin Multifamily Portfolio Whole Loan”) secured by the borrowers’ fee interest in two multifamily properties located in Austin, Texas (the “Austin Multifamily Portfolio Properties”). The Austin Multifamily Portfolio Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000. The Austin Multifamily Portfolio Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately 3.6% of the Initial Pool Balance.

The Austin Multifamily Portfolio Whole Loan was originated on April 21, 2023 by CREFI and accrues interest at a fixed rate of 7.37000% per annum. The Austin Multifamily Portfolio Whole Loan had an initial term of 60 months, a remaining term of 58 months as of the Cut-off Date and is interest-only for the full term. The scheduled maturity date of the Austin Multifamily Portfolio Whole Loan is May 6, 2028.

Voluntary prepayment of the Austin Multifamily Portfolio Whole Loan is prohibited prior to February 6, 2028, but may be freely prepaid in whole or in part thereafter. However, see “—Release of Collateral” below for discussion of partial prepayments and defeasance. Defeasance of the Austin Multifamily Portfolio Whole Loan is permitted at any time after the second anniversary of the closing date of the securitization that includes the last pari passu note of the Austin Multifamily Portfolio Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the expected securitization cut-off date of the Benchmark 2023-V3 transaction in July 2023. The actual lockout period may be longer. See also “—Release of Collateral” below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

127

AUSTIN MULTIFAMILY PORTFOLIO

The following table summarizes the promissory notes that comprise the Austin Multifamily Portfolio Whole Loan. The relationship between the holders of the Austin Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$75,000,000	$75,000,000	Benchmark 2023-V2	Yes
A-2	$35,000,000	$35,000,000	Benchmark 2023-V3	No
Total Whole Loan	$110,000,000	$110,000,000

■	The Mortgaged Properties. The Austin Multifamily Portfolio Properties are comprised of two recently renovated garden style multifamily properties totaling 840 units located at 8800 North Interstate Highway 35 (the “Starburst Apartments Property”) and 8900 North Interstate Highway 35 (the “Orbit Apartments Property”) in Austin, Texas. The Austin Multifamily Portfolio Properties were recently renovated between 2019 and 2022. Renovations included interior unit upgrades to 394 units such as new flooring, quartz counters and stainless-steel appliances, as well as a clubhouse and fitness center revitalization, pool upgrades, landscaping, and exterior renovations. The borrower sponsors plan to continue renovating remaining units as they turn. Amenities at the Austin Multifamily Portfolio Properties include a pool, clubhouse, conference room, fitness center and dog park with gated access. The Austin Multifamily Portfolio Properties are situated on adjacent sites totaling approximately 29.20 acres and feature 1,243 parking spaces, resulting in a parking ratio of approximately 1.48 spaces per unit. As of March 17, 2023 the Austin Multifamily Portfolio Properties were 96.0% occupied.

The following table presents certain information relating to the Austin Multifamily Portfolio Properties:

Portfolio Summary

Property Name	City, State	Year Built/ Renovated	Total Units(1)	Occupancy(1)	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Appraised Value(2)	% of UW Base Rent(1)
Starburst Apartments	Austin, TX	1983/2019-2022	504	95.2%	$21,000,000	60.0%	$113,000,000	59.3%
Orbit Apartments	Austin, TX	1981/2019-2022	336	97.0	14,000,000	40.0	74,000,000	40.7
Total / Wtd. Avg.			840	96.0%	$35,000,000	100.0%	$187,000,000	100.0%

(1)	Based on the underwritten rent rolls dated March 17, 2023.
(2)	Source: Appraisals unless otherwise indicated.

The following tables present certain information relating to the unit mixes at the Austin Multifamily Portfolio Properties:

Starburst Apartments Property Unit Mix(1)

Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1BR/1BA	384	76.2%	97.1%	568	$1,253	$1,358
2BR/2BA	120	23.8	89.2	817	1,602	1,756
Total / Wtd Avg.	504	100.0%	95.2%	627	$1,331	$1,447

(1)	Based on the underwritten rent rolls dated March 17, 2023 unless otherwise indicated.
(2)	Source: Third party market research report.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

128

AUSTIN MULTIFAMILY PORTFOLIO

Orbit Apartments Property Unit Mix(1)

Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1BR/1BA	272	81.0%	96.3%	557	$1,285	$1,358
2BR/2BA	64	19.0	100.0	820	1,588	1,756
Total / Wtd Avg.	336	100.0%	97.0%	607	$1,345	$1,436

(1)	Based on the underwritten rent rolls dated March 17, 2023 unless otherwise indicated.
(2)	Source: Third party market research report.

The following table presents certain information relating to historical leasing of the residential units at the Austin Multifamily Portfolio Properties:

Historical Leased %(1)

2021	2022	As of 3/17/2023(2)
NAV	NAV	96.0%

(1)	Historical occupancies are unavailable at the Austin Multifamily Portfolio Properties as the borrower sponsors renovated the units between 2019 and 2022.
(2)	Based on the underwritten rent rolls dated March 17, 2023.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Austin Multifamily Portfolio Properties:

Cash Flow Analysis(1)(2)

	2022	T-12 3/31/2023	T-3 Ann. 3/31/2023	Underwritten	Underwritten $ per Unit
Base Rent	$9,554,146	$10,442,736	$12,643,588	$12,923,592	$15,385.23
Potential Income from Vacant Units	0	0	0	581,700	$692.50
Other Income(3)	2,192,031	2,570,483	3,289,092	3,206,943	$3,817.79
Gross Potential Rent	$11,746,178	$13,013,218	$15,932,680	$16,712,235	$19,895.52
Vacancy & Credit Loss	(856,745)	(767,909)	(90,674)	(741,083)	($882.24)
Effective Gross Income	$10,889,433	$12,245,309	$15,842,006	$15,971,152	$19,013.28

Real Estate Taxes	1,902,838	1,856,012	1,902,837	1,959,923	$2,333.24
Insurance	278,002	278,002	278,002	479,636	$571.00
Management Fee	326,683	367,359	475,260	479,135	$570.40
Other Operating Expenses	2,891,528	2,859,824	2,903,209	2,859,824	$3,404.55
Total Expenses	$5,399,051	$5,361,197	$5,559,308	$5,778,518	$6,879.19

Net Operating Income	$5,490,382	$6,884,112	$10,282,697	$10,192,634	$12,134.09
Replacement Reserves	0	0	0	210,000	$250.00
TI/LC	0	0	0	0	$0.00
Net Cash Flow	$5,490,382	$6,884,112	$10,282,697	$9,982,634	$11,884.09

(1)	Based on the underwritten rent rolls dated March 17, 2023.
(2)	The borrower sponsors renovated the units between 2019 and 2022. As such, historical financials prior to 2022 are unavailable at the Austin Multifamily Portfolio Properties. The cash flow analysis relies on the T-3 annualized period for the most recent period to reflect the performance of the Austin Multifamily Portfolio Properties following the renovations, which included upgrades to 394 units across the portfolio.
(3)	Other Income includes income from rubs/utility, trash services, forfeited deposits, vending machines and late charges.

■	Appraisal. According to the appraisals, the Austin Multifamily Portfolio Properties have an aggregate “as-is” appraised value of $187,000,000 as of March 27, 2023.
■	Environmental Matters. According to the Phase I environmental reports dated as of March 29, 2023, there are no recognized environmental conditions or recommendations for further action at the Austin Multifamily Portfolio Properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

129

AUSTIN MULTIFAMILY PORTFOLIO
■	Market Overview and Competition. The Austin Multifamily Portfolio Properties are located in Austin, Texas within the Austin-Round Rock, TX metropolitan statistical area (“Austin MSA”). According to the appraisals, the Austin MSA is projected to have a total population of 2,473,457 in 2023 which represents an annual increase of approximately 2.9% since 2010. The Austin Multifamily Portfolio Properties are located directly off of Interstate 35, with immediate access to downtown Austin as well as US Highways 183 and 290. The Austin Multifamily Portfolio Properties are also located approximately 5 miles southeast of The Domain which is a mixed-use retail center with over 100 stores and restaurants and a demand generator for the local area.

The Austin Multifamily Portfolio Properties are located in the North Multifamily submarket of the Austin MSA. According to the appraisals, as of the fourth quarter of 2022, the submarket had existing supply of 21,696 units with no new competing construction planned and average occupancy of 93.0%. Additionally, according to a third-party market research report average monthly asking rent per unit in the submarket was $1,541.

According to the appraisals, the 2022 population and average household income within a one-, three- and five-mile radius of the Starburst Apartments Property was 24,564, 141,736, and 330,859 and $73,484, $91,857 and $106,940, respectively. The 2022 population and average household income within a one-, three- and five-mile radius of the Orbit Apartments Property was 26,848, 140,400, and 328,788 and $73,917, $91,285 and $107,516, respectively.

■	The Borrowers. The borrowers are 8800 Austin, LLC and 8900 Austin, LLC, each a Texas limited liability company and single purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Austin Multifamily Portfolio Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Wesley Ivan Keller, Nathan Ivan Keller and Jonathan Sheffield Keller, each a principal of Keller Capital. Keller Capital is the owner-manager of various multifamily assets throughout Texas with a current portfolio of 2,180 units and 500 acres of development land in Utah and Idaho.

■	Escrows. At origination of the Austin Multifamily Portfolio Whole Loan, the borrowers deposited approximately (i) $832,492 into a reserve account for real estate taxes and (ii) $458,628 into a reserve account for deferred maintenance.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $166,498).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of an amount which would be sufficient to pay insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Austin Multifamily Portfolio Whole Loan documents. An acceptable blanket policy was in place at origination of the Austin Multifamily Portfolio Whole Loan.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $17,500.

Debt Yield Reserve. The borrowers are required to deposit into a debt yield reserve, within 90 days of the origination of the Austin Multifamily Portfolio Whole Loan, an amount equal to $2,000,000 in the form of cash or a letter of credit. Upon the occurrence of the Collateral Cure Conditions (as hereinafter defined), the funds in the debt yield reserve account will be disbursed to the borrowers. The “Collateral Cure Conditions” will be deemed to exist, provided that no event of default is ongoing, at such time as the debt yield (without taking into account the cash deposit and/or letter of credit) is equal or greater than 9.0% for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

130

AUSTIN MULTIFAMILY PORTFOLIO
■	Lockbox and Cash Management. The Austin Multifamily Portfolio Whole Loan is structured with a springing lockbox and springing cash management. From and after the first occurrence of a Trigger Period (as defined below), the Austin Multifamily Portfolio borrowers are required to establish a lender-controlled lockbox account and the borrowers will be required to cause all revenue relating to the Austin Multifamily Portfolio Properties received by the borrowers or the property manager to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice. Upon the occurrence and during the continuance of a Trigger Period and following delivery of a restricted account notice, all funds in the lockbox account are required to be transferred on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Austin Multifamily Portfolio Whole Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Austin Multifamily Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Austin Multifamily Portfolio Whole Loan. If and to the extent that excess cash flow fails to be collected in the excess cash flow account on any monthly payment date due to: (w) any election by the lender not to deliver a restricted account notice, (x) any delay in the creation of the cash management account and/or the lockbox account by the borrowers, (y) any delay by the lender in declaring the occurrence of a Trigger Period, and/or (z) any violation of or failure by the borrowers to comply with the representations, covenants and other terms and conditions of the Austin Multifamily Portfolio Whole Loan documents related to, in each case, cash management, the borrowers will be required, within 5 business days of the applicable monthly payment date, to make a true up payment into the excess cash flow account in an amount determined by the lender as would have been collected in the excess cash flow account but for the occurrence of the events contemplated by the foregoing clauses (w), (x), (y) and/or (z). Upon an event of default under the Austin Multifamily Portfolio Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) on or after November 6, 2023, the debt service coverage ratio falling below 1.15x, and (iii) the failure of the borrowers to deposit $2,000,000 into the debt yield reserve account within 90 days of the origination of the Austin Multifamily Portfolio Whole Loan; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, the date that the borrower deposits $2,000,000 into the debt yield reserve account within 90 days of the origination of the Austin Multifamily Portfolio Whole Loan in accordance with the terms of the Austin Multifamily Portfolio Whole Loan documents.

■	Property Management. The Austin Multifamily Portfolio Properties are managed by Keller Property Company, an affiliate of the borrowers.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

131

AUSTIN MULTIFAMILY PORTFOLIO
■	Release of Collateral. The Austin Multifamily Portfolio Whole Loan documents permit the release of an individual property from the lien of the mortgage at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized, provided no event of default has occurred and is continuing and upon satisfaction of certain conditions set for in the Austin Multifamily Portfolio Whole Loan documents, including, without limitation, the following: (a) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (x) 125% of the allocated loan amount for the individual Mortgaged Property and (y) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (b) the borrower delivers a REMIC opinion, (c) the borrowers deliver (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (d) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Austin Multifamily Portfolio Property is greater than the greater of (x) 1.22x or (y) the debt service coverage ratio with respect to the Austin Multifamily Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable), (e) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Austin Multifamily Portfolio Property is no greater than the lesser of (x) 58.8% or (y) the loan-to-value ratio with respect to the Austin Multifamily Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable), and (f) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Austin Multifamily Portfolio Property is greater than the greater of (a) 9.08% or (b) the debt yield with respect to the Austin Multifamily Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable).
■	Terrorism Insurance. The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Austin Multifamily Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Austin Multifamily Portfolio Properties for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $25,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

132

TRU BY HILTON ORLANDO
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(2)		GACC
Location (City/State)	Orlando, Florida	Cut-off Date Principal Balance(1)		$34,250,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$132,239.38
Size (Rooms)	259	Percentage of Initial Pool Balance		3.5%
Total TTM Occupancy as of 3/31/2023	83.3%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 3/31/2023	83.3%	Type of Security		Fee
Year Built / Latest Renovation	2020 / NAP	Mortgage Rate		8.45000%
Appraised Value	$60,600,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
		Borrower Sponsors(3)	Noel Epelboim, EDG Holding Orlando, LLC,
Underwritten Revenues	$12,552,309		Epelboim Development Group LLC
Underwritten Expenses	$7,115,422	Escrows
Underwritten Net Operating Income (NOI)	$5,436,887		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,934,794	Taxes	$271,503	$30,167
Cut-off Date LTV Ratio(1)	56.5%	Insurance	$249,393	$22,994
Maturity Date LTV Ratio(1)	56.5%	Replacement Reserves(4)	$0	$41,841
DSCR Based on Underwritten NOI / NCF(1)	1.85x / 1.68x	Seasonality Reserve(5)	$115,000	$13,500
Debt Yield Based on Underwritten NOI / NCF(1)	15.9% / 14.4%	Other(6)	$0	Springing

Sources and Uses
Sources	$		%	Uses	$		%
Loan Amount	$34	,250,000	100.0%	Loan Payoff(7)	$26	,609,304	77.7%
				Principal Equity Distribution	4	,482,016	13.1
				Closing Costs	2	,022,784	5.9
				Reserves		635,896	1.9
				Other Uses(7)		500,000	1.5
Total Sources	$34	,250,000	100.0%	Total Uses	$34	,250,000	100.0%

(1)	The sole member of the borrower (the “EB-5 Borrower”) has a loan in the outstanding amount of $10,500,000 as of the Tru by Hilton Orlando mortgage loan origination date (the “EB-5 Loan”) from EDG Orlando EB-5, LLC (the “EB-5 Lender”), an affiliate of the mortgage borrower. The EB-5 Loan is secured by a pledge of the EB-5 Borrower’s 100% equity interest in the mortgage borrower. The EB-5 Lender entered into a subordination and standstill agreement, which provides that all payments on the EB-5 Loan are fully subordinated to the Tru by Hilton Orlando mortgage loan, provided that, so long as no cash sweep period under the Tru by Hilton Orlando mortgage loan is in effect, monthly, deferred, or other accrued interest due and payable on the EB-5 Loan may be paid from excess cash flow distributed from the mortgage borrower to the EB-5 Borrower. The metrics set forth above do not include the EB-5 Loan. Inclusive of the EB-5 Loan with an assumed interest rate of 4.50000%, the DSCR Based on Underwritten NOI/NCF, Debt Yield Based on Underwritten NOI/NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio would be 1.59x/1.45x, 12.1%/11.0%, 73.8% and 73.8%, respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus. In addition, EB-5 Equity Investor, LLC (“EB-5 Equity Investor”), in connection with the acquisition of the Tru by Hilton Orlando Property (as defined below), contributed $4,000,000 of preferred equity in the EB-5 Borrower (the “EB-5 Preferred Equity”). Pursuant to the organizational documents for the EB-5 Borrower, EB-5 Equity Investor has no voting rights and/or managerial capacity and the EB-5 Borrower has the right to purchase the EB-5 Preferred Equity at fair market value on December 31, 2028. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.
(2)	The Tru by Hilton Orlando mortgage loan was originated by BSPRT CMBS Finance, LLC and will be purchased by GACC prior to the Closing Date.
(3)	The non-recourse carveout guarantor is Noel Epelboim.
(4)	The borrower is required to deposit on each monthly payment date an amount equal to 1/12th of 4% of the greater of (a) gross revenues for the Tru by Hilton Orlando Property in the preceding calendar year or (b) the projected gross revenues for the Tru by Hilton Orlando Property for the current calendar year according to the most recently submitted annual budget. The current estimated monthly FF&E deposit is $41,841.03.
(5)	The borrower was required to deposit $115,000 on the loan origination date, and is required to deposit $13,500 on each monthly payment date during the in-season months (all months except for May and August). The Seasonality Reserve is capped at $250,000
(6)	Other springing reserve represents a PIP reserve. On the date the franchisor under the franchise agreement requires any property improvement plan work to be completed at the Tru by Hilton Orlando Property, the borrower is required to deposit 110.0% of the cost required to pay for such property improvement plan into the PIP reserve.
(7)	Loan Payoff includes $2,003,143.47 of accrued interest on the EB-5 Loan. Other Uses represents a prepayment of $500,000 on the EB-5 Loan.

The following table presents certain information relating to the 2022 demand analysis with respect to the Tru by Hilton Orlando property (the “Tru by Hilton Orlando Property”) based on market segmentation, as provided in the appraisal for the Tru by Hilton Orlando Property:

2022 Accommodated Room Night Demand(1)

Property	Group	Commercial	Leisure
Tru by Hilton Orlando	15.0%	25.0%	60.0%

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

133

TRU BY HILTON ORLANDO

The following table presents certain information relating to the performance of the Tru by Hilton Orlando Property versus its competitive set, as provided in an April 2023 third party market research report covering the trailing twelve months ending April 30, 2023 for the Tru by Hilton Orlando Property:

Performance Against Competitive Set(1)

	Occupancy	ADR	RevPAR
Tru by Hilton Orlando	82.7%	$142.38	$117.74
Competitive Set	70.5%	$112.98	$79.70
Penetration Rate	117.2%	126.0%	147.7%

(1)	Source: Third party market research report as of April 2023.
(2)	The competitive set is comprised of La Quinta Inn & Suites by Wyndham Orlando I Drive, Best Western Orlando Convention Center Hotel, Fairfield Inn & Suites Orlando at Sea World and Holiday Inn Express & Suites Orlando @ SeaWorld.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Tru by Hilton Orlando Property:

Historical Occupancy, ADR, RevPAR(1)

	2021	2022	TTM 3/31/2023
Occupancy	58.9%	80.9%	83.3%
ADR	$103.02	$137.46	$143.07
RevPAR	$60.63	$111.27	$119.17

(1)	Based on the underwritten rent roll dated March 31, 2023.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Tru by Hilton Orlando Property:

Cash Flow Analysis(1)

	2021	2022	TTM 3/31/2023	Underwritten	Underwritten $ per Room
Rooms Revenue	$5,731,462	$10,519,122	$11,266,050	$11,266,044	$43,498
Food & Beverage Revenue	189,492	280,047	298,240	298,238	$1,151
Other Departmental Revenue(2)(3)	209,061	313,523	408,793	988,027	$3,815
Total Revenue	$6,130,015	$11,112,692	$11,973,083	$12,552,309	$48,465

Rooms Expense	$1,811,584	$2,694,866	$2,719,655	$2,719,657	$10,501
Food & Beverage Expense	105,805	86,535	88,833	89,923	$347
Other Departmental Expense	70,341	104,455	108,601	171,602	$663
Total Departmental Expense	$1,987,730	$2,885,856	$2,917,089	$2,981,182	$11,510
Total Undistributed Expense	2,150,052	3,368,903	3,500,395	3,455,823	$13,343
Total Fixed Expense	491,622	520,326	544,763	678,417	$2,619
Total Operating Expenses	$4,629,404	$6,775,085	$6,962,247	$7,115,422	$27,473

Net Operating Income	$1,500,611	$4,337,607	$5,010,836	$5,436,887	$20,992
FF&E	245,201	444,508	478,923	502,092	$1,939
Net Cash Flow	$1,255,410	$3,893,099	$4,531,913	$4,934,794	$19,053

(1)	Historical financial information is not available for 2020 because the Tru by Hilton Property was built in 2020.
(2)	Other Departmental Revenue includes parking and other operated departments.
(3)	In March 2023, the hotel began charging guests for $10/day parking at check-in. The hotel has received approval and is in the process of installing a gate at the entrance of the Tru by Hilton Orlando Property. The increase in Other Departmental Revenue from the TTM 3/31/2023 to Underwritten is based on the appraisal’s forecast of parking income which is based on competitive properties in the surrounding area.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

134

SELECT PARKING NYC PORTFOLIO
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		BMO
Location (City / State)	New York, New York	Cut-off Date Balance(3)		$34,000,000
Property Type	Other - Parking Garage	Cut-off Date Balance per Space(2)		$80,000.00
Number of Spaces	550	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 7/6/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / NAP	Mortgage Rate		7.91000%
Appraised Value	$72,100,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months) Borrower Sponsor		60 Aaron Katz

Underwritten Revenues	$5,877,780
Underwritten Expenses	$1,075,886
Underwritten Net Operating Income (NOI)	$4,801,893	Escrows
Underwritten Net Cash Flow (NCF)	$4,774,393		Upfront	Monthly
Cut-off Date LTV Ratio(2)	61.0%	Taxes	$0	Springing
Maturity Date LTV Ratio(2)	61.0%	Insurance	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	1.36x / 1.35x	Replacement Reserve(4)	$27,500	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	10.9% / 10.9%	Condominium Assessment Reserve(5)	$12,100	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$44,000,000	100.0%	Loan Payoff	$24,893,631	56.6%
			Return of Equity	17,817,788	40.5
			Closing Costs	1,248,982	2.8
			Upfront Reserves	39,600	0.1
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%

(1)	See chart below for a summary of the Select Parking NYC Portfolio (as defined below) properties, which were built in 1955 and 1987. The 30, 40 and 60 East 9th Street property was built in 1955 and the 260 West 87th Street property was built in 1987.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Select Parking NYC Portfolio Whole Loan (as defined below).
(3)	The Cut-off Date Balance of $34,000,000 represents the controlling note A-2, which is part of a larger whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $44,000,000 (the “Select Parking NYC Portfolio Whole Loan”).
(4)	In the event the initial replacement reserve is drawn down upon, the borrower is required to make monthly deposit of $2,292 into the replacement reserve account. The amount in the replacement reserve account should not exceed $27,500 in the aggregate at any given time.
(5)	If at any time the condominium assessment reserve is less than $12,100, the borrower is required to make a deposit into the condominium assessments reserve account in the amount sufficient to pay one month’s worth of assessments for the condominium.

The following table summarizes the promissory notes that comprise the Select Parking NYC Portfolio Whole Loan. The relationship between the holders of the Select Parking NYC Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1…………………………………………………………...	$10,000,000	$10,000,000	BMO(1)	No
A-2…………………………………………………………	34,000,000	34,000,000	Benchmark 2023-V3	Yes
Total	$44,000,000	$44,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

135

SELECT PARKING NYC PORTFOLIO

The following table presents certain information relating to the individual Select Parking NYC Portfolio properties (the “Select Parking NYC Portfolio”):

Portfolio Summary

Property Name	City, State(1)	Year Built/ Renovated(1)	Total Spaces(2)	Occupancy(3)	Allocated Whole Loan Amount	% of Portfolio Cut-off Date Balance	Appraised Value(1)
30, 40 and 60 East 9th Street	New York, NY	1955 / NAP	360	100.0%	$28,800,000	65.5%	$46,500,000
260 West 87th Street	New York, NY	1987 / NAP	190	100.0%	15,200,000	34.5	25,600,000
Total			550	100.0%	$44,000,000	100.0%	$72,100,000

(1)	Based on the appraisals except as otherwise indicated.
(2)	Based on the underwritten rent rolls as of July 6, 2023.
(3)	As of July 6, 2023, 100% of parking spaces at each of the Select Parking NYC Portfolio properties are leased to an affiliate of the borrower sponsor and non-recourse carveout guarantor (who personally guarantees the lease) pursuant to a lease dated as of May 1, 2023. The occupancy represents the in-place lease to an affiliate of the borrower.

The following table presents certain information relating to the sole tenant at the 30, 40 and 60 East 9th Street property:

Sole Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant Space	% of Space	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per Space	Lease Expiration	Renewal / Extension Options
Select Parking(2)	NR/NR/NR	360	100.0%	$3,345,545	100.0%	$9,293.18	4/30/2033	None
Total Occupied		360	100.0%	$3,345,545	100.0%	$9,293.18
Vacant		0	0.0	0
Total		360	100.0%	$3,345,545

(1)	Based on the underwritten rent roll as of July 6, 2023.
(2)	The sole tenant is an affiliate of the borrower sponsor and carveout guarantor who also guarantees the lease.

The following table presents certain information relating to the sole tenant at the 260 West 87th Street property:

Sole Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant Space	% of Space	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per Space	Lease Expiration	Renewal / Extension Options
Select Parking(2)	NR/NR/NR	190	100.0%	$1,765,705	100.0%	$9,293.18	4/30/2033	None
Total Occupied		190	100.0%	$1,765,705	100.0%	$9,293.18
Vacant		0	0.0	0
Total		190	100.0%	$1,765,705

(1)	Based on the underwritten rent roll as of July 6, 2023.
(2)	The sole tenant is an affiliate of the borrower sponsor and carveout guarantor who also guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

136

SELECT PARKING NYC PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the 30, 40 and 60 East 9th Street property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Space	% of Space	Cumulative % of Space	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per Space	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	0	0.0	$0.00	0
2025	0	0.0%	0.0%	0	0.0	$0.00	0
2026	0	0.0%	0.0%	0	0.0	$0.00	0
2027	0	0.0%	0.0%	0	0.0	$0.00	0
2028	0	0.0%	0.0%	0	0.0	$0.00	0
2029	0	0.0%	0.0%	0	0.0	$0.00	0
2030	0	0.0%	0.0%	0	0.0	$0.00	0
2031	0	0.0%	0.0%	0	0.0	$0.00	0
2032	0	0.0%	0.0%	0	0.0	$0.00	0
2033	360	100.0%	100.0%	3,345,545	100.0	$9,293.18	1
2034	0	0.0%	100.0%	0	0.0	$0.00	0
2035 & Thereafter	0	0.0%	100.0%	0	0.0	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total	360	100.0%		$3,345,545	100.0%	$9,293.18	1

(1)	Based on the underwritten rent roll dated as of July 6, 2023. The sole tenant at the 30, 40 and 60 East 9th Street property is an affiliate of the borrower sponsor and carveout guarantor who also guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 260 West 87th Street property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Space	% of Space	Cumulative % of Space	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per Space	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	0	0.0	$0.00	0
2025	0	0.0%	0.0%	0	0.0	$0.00	0
2026	0	0.0%	0.0%	0	0.0	$0.00	0
2027	0	0.0%	0.0%	0	0.0	$0.00	0
2028	0	0.0%	0.0%	0	0.0	$0.00	0
2029	0	0.0%	0.0%	0	0.0	$0.00	0
2030	0	0.0%	0.0%	0	0.0	$0.00	0
2031	0	0.0%	0.0%	0	0.0	$0.00	0
2032	0	0.0%	0.0%	0	0.0	$0.00	0
2033	190	100.0%	100.0%	1,765,705	100.0	$9,293.18	1
2034	0	0.0%	100.0%	0	0.0	$0.00	0
2035 & Thereafter	0	0.0%	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total	190	100.0%		$1,765,705	100.0%	$9,293.18	1

(1)	Based on the underwritten rent roll dated as of July 6, 2023. The sole tenant at the 260 West 87th Street property is an affiliate of the borrower sponsor and carveout guarantor who also guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

137

SELECT PARKING NYC PORTFOLIO
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Select Parking NYC Portfolio properties:

Cash Flow Analysis(1)

	2021(2)	2022(2)	T-2 Annualized 5/31/2023(2)	Underwritten(2)	Underwritten $ per Space
Base Rental Revenue	$4,608,662	$5,288,794	$6,424,671	$5,111,250	$9,293.18
Reimbursements	0	0	0	1,075,886	1,956.16
Other Income(3)	0	60,000	108,000	0	0
Vacancy(4)	0	0	0	(309,357)	(562.47)
Effective Gross Revenue	$4,608,662	$5,348,794	$6,532,671	$5,877,780	$10,686.87

Real Estate Taxes	$870,000	$870,000	$870,000	$802,870	$1,459.76
Insurance	0	0	0	81,946	148.99
Management Fee(5)	33,600	33,600	33,600	58,778	106.87
Payroll(6)	579,596	625,848	647,202	0	0
Common Area Maintenance	332,915	351,258	351,843	132,293	240.53
Total Operating Expenses	$1,816,111	$1,880,706	$1,902,645	$1,075,886	$1,956.16

Net Operating Income	$2,792,551	$3,468,088	$4,630,025	$4,801,893	$8,730.71
Replacement Reserves	0	0	0	27,500	50.00
Net Cash Flow	$2,792,551	$3,468,088	$4,630,025	$4,774,393	$8,680.71

(1)	Based on the underwritten rent dated as of July 6, 2023, 100% of parking spaces at each property are leased to an affiliate of the borrower sponsor and non-recourse carveout guarantor (who personally guarantees the lease) pursuant to a lease dated as of May 1, 2023. The historical financial information for the year 2020 is not available because the borrower sponsor acquired the Select Parking NYC Portfolio properties in 2021.
(2)	The underwritten cashflows reflect the rent due under the leases executed on May 1, 2023. The historical cashflows represent the actual parking operations as there were no leases in place in these periods. Each Select Parking NYC Portfolio property was previously occupied by the borrower sponsor and managed by the borrower sponsor, and there was no separate lease entered into with a tenant. The base rental revenue and other line items shown for the historical operating information represent the results of the operation of each Select Parking NYC Portfolio property by the borrower sponsor.
(3)	Other Income consists of the income from storage space.
(4)	5.0% vacancy applied as per the appraiser’s conclusion.
(5)	The underwritten management fee is 1% of the effective gross income as per underwriting. The historical management fee was a flat fee.
(6)	The historical payroll for the borrower sponsor was paid from the cash flows from the properties whereas the underwritten payroll reflects the lease terms. The payroll is currently run through the borrower sponsor.

The following table presents sales comparison information relating to the individual Select Parking NYC Portfolio properties:

Sales Comparables(1)
	30 40 and 60 East 9th Street	260 West 87th Street	100 United Nations Plaza – Parking Garage	58 West 58th St	148-150 E 33rd St	433 East 76th Street	Manhattan Parking Garage Portfolio – 159 West 53rd Street	207 E 46th St
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Property Type	Parking Garage	Parking Garage	Parking Garage	Parking Garage	Parking Garage	Parking Garage	Parking Garage	Parking Garage
Year Built/Renovated	1955 / NAP	1987 / NAP	1984 / NAP	1969 / NAP	1925 / NAP	1910 / NAP	1968 / NAP	1979 / NAP
Occupancy	100.0%(2)	100.0%(2)	100.0%	100.0%	100.0%	Owner Occupied	100.0%	100.0%
Number of Parking Space	360(3)	190(3)	150	110	149	131	147	105
Transaction Date	NAP	NAP	Nov-22	May-22	Dec-21	Nov-20	Nov-20	Nov-20
Sale Price	NAP	NAP	$9,500,000	$6,200,000	$11,000,000	$7,250,000	$15,000,000	$15,750,000
Stabilized Price	NAP	NAP	$9,500,000	$6,200,000	$11,000,000	$7,469,500	$15,000,00	$15,750,000
Cap Rate	5.25%	5.25%	NAP	NAP	4.50%	6.89%	5.00%	NAP
(1)	Based on the appraisals.
(2)	As of July 6, 2023, 100% of parking spaces at each property are leased to an affiliate of the borrower sponsor and non-recourse carveout guarantor (who personally guarantees the lease) pursuant to a lease dated as of May 1, 2023.
(3)	Based on the underwritten rent rolls dated as of July 6, 2023.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

138

HERITAGE PLAZA
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1
Location (City / State)	Houston, Texas	Loan Seller		GSMC
Property Type	Office	Cut-off Date Balance(2)		$32,000,000
Size (SF)	1,158,165	Cut-off Date Balance per SF(3)		$148.51
Total Occupancy as of 2/28/2023(1)	70.1%	Percentage of Initial Pool Balance		3.3%
Owned Occupancy as of 2/28/2023(1)	70.1%	Number of Related Mortgage Loans		1
Year Built / Latest Renovation	1986 / 2021	Type of Security		Fee
Appraised Value	$521,800,000	Mortgage Rate		7.63000%
		Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
		Borrower Sponsors	AEW CPT REIT, LLC, AEW Core Property (U.S.), L.P., Brookfield Office Properties Inc. and Brookfield Property Partners, L.P.
Underwritten Revenues	$43,938,879
Underwritten Expenses	$22,147,467	Escrows
Underwritten Net Operating Income (NOI)	$21,791,413		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$20,555,523	Taxes	$0	Springing
Cut-off Date LTV Ratio(3)	33.0%	Insurance	$0	Springing
Maturity Date LTV Ratio(3)	33.0%	Replacement Reserve(4)	$0	$19,303
DSCR Based on Underwritten NOI / NCF(3)	1.64x / 1.54x	TI / LC(5)	$5,000,000	$144,771
Debt Yield Based on Underwritten NOI / NCF(3)	12.7% / 12.0%	Other(6)	$10,489,446	$0

Sources and Uses
Sources	$	%	Uses	$		%
Loan Amount	$172,000,000	96.7%	Loan Payoff	$156,217	,116	87.9%
Principal’s New Cash Contribution	5,793,688	3.3	Reserves	15,489	,446	8.7
			Closing Costs	6,087	,126	3.4
Total Sources	$177,793,688	100.0%	Total Uses	$177,793	,688	100.0%

(1)	Total Occupancy and Owned Occupancy includes the executed lease for 15,683 SF of space for EOG Resources Inc. which had a lease commencement date after the loan origination date, in May 2023. The tenant has since taken occupancy of the space. Total Occupancy and Owned Occupancy excludes Chevron (165,120 SF) since it is a known vacant tenant that will be leaving the Heritage Plaza property in August 2023.
(2)	The Cut-off Date Balance of $32,000,000 represents the non-controlling note A-6, and is part of a larger whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $172,000,000 (the “Heritage Plaza Whole Loan”).
(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Heritage Plaza Whole Loan.
(4)	The Replacement Reserve are subject to a $231,636 cap.
(5)	The TI/LC Reserve are subject to a $10,000,000 cap.
(6)	Other upfront reserve includes an outstanding leasing obligations reserve of $10,303,667 and a free rent reserve of approximately $185,779 allocated for EOG Resources Inc. and Human Capital, Inc.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

139

HERITAGE PLAZA

The table below summarizes the promissory notes that comprise the Heritage Plaza Whole Loan. The relationship between the holders of the Heritage Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Heritage Plaza Whole Loan will initially be serviced under the Benchmark 2023-V2 pooling and servicing agreement, but upon securitization of the controlling note A-1-2, the Heritage Plaza Whole Loan will be serviced under the pooling and servicing agreement for such future securitization transaction. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$22,000,000	$22,000,000	BANK5 2023-5YR2	No
A-1-2(1)	18,000,000	18,000,000	MSBNA(1)	Yes
A-2-1(1)	20,000,000	20,000,000	MSWF 2023-1	No
A-2-2(1)	5,000,000	5,000,000	MSBNA(1)	No
A-3-1(1)	12,500,000	12,500,000	BMO(1)	No
A-3-2(1)	7,500,000	7,500,000	BMO(1)	No
A-4(1)	15,000,000	15,000,000	MSBNA(1)	No
A-5	40,000,000	40,000,000	Benchmark 2023-V2(2)	No
A-6	32,000,000	32,000,000	Benchmark 2023-V3	No
Total	$172,000,000	$172,000,000

(1)	Expected to be contributed to one or more future securitization(s) or may otherwise be transferred at any time.
(2)	The Heritage Plaza Whole will be initially serviced under the Benchmark 2023-V2 pooling and servicing agreement until the securitization of note A-1-2.

The following table presents certain information relating to the ten largest tenants (of which, certain tenants may have co-tenancy provisions) at the Heritage Plaza property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
EOG Resources Inc.(4)	NR/A3/A-	376,333	32.5%	$10,152,179	45.1%	$26.98	3/31/2035	1, 10-year option
Deloitte LLP	NR/NR/NR	205,125	17.7	5,827,305	25.9	$28.41	2/28/2031	2, 5-year options
Perella Weinberg Partners Group LP	NR/NR/NR	63,446	5.5	2,094,987	9.3	$33.02	8/31/2027	2, 5-year options
Lime Rock Management LP	NR/NR/NR	56,984	4.9	1,823,488	8.1	$32.00	3/31/2024(5)	1, 10-year option(5)
S&P Global Inc.	A-/A3/NR	28,560	2.5	828,240	3.7	$29.00	2/28/2029	2, 5-year options
GSO Capital Partners (Texas)	NR/NR/NR	11,169	1.0	374,804	1.7	$33.56	12/31/2028	1, 5-year option
Sapient Corporation	NR/NR/NR	11,007	1.0	347,346	1.5	$31.56	10/31/2024	None
Kroll, LLC	NR/NR/NR	11,597	1.0	342,112	1.5	$29.50	8/31/2029	1, 5-year option
BOP Heritage TRS Inc.	NR/NR/NR	11,781	1.0	213,641	0.9	$18.13	12/31/2024	Various(6)
Houston Volunteer Lawyers	NR/NR/NR	10,208	0.9	142,912	0.6	$14.00	3/31/2025	1, 10-year option(7)
Ten Largest Tenants		786,210	67.9%	$22,147,014	98.3%	$28.17
Remaining Occupied Tenants		26,194	2.3	380,646	1.7	$14.53
Total Occupied		812,404	70.1%	$22,527,660	100.0%	$27.73
Vacant		345,761	29.9
Total / Wtd. Avg.		1,158,165	100.0%

(1)	Based on the rent roll dated February 28, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 2024.
(4)	EOG Resources Inc. had executed an amendment to the lease to rent 15,683 SF of space with an expected rent commencement date of May 1, 2023, after the loan origination date. The tenant has since taken occupancy of the space.
(5)	Lime Rock Management LP, extended its lease through October 31, 2029 after the loan origination date. The tenant has the option to extend its lease, as amended, following the first extension period commencement date of April 1, 2024 for 135 months (the “Ten-Year Option”), with notice required by December 31, 2023. In the event the tenant exercises the Ten-Year Option, the lease expiration will be June 30, 2035.
(6)	BOP Heritage TRS Inc. has automatic lease renewals on an annual basis for three leases totaling 11,423 SF and no lease renewal option for Suite PL2-B totaling 358 SF.
(7)	Houston Volunteer Lawyers has the discretion to extend its lease, as amended, in two, five-year increments.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

140

HERITAGE PLAZA

The following table presents certain information relating to the lease rollover schedule at the Heritage Plaza property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases(2)(4)
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	79,772	6.9	6.9%	2,384,475	10.6	$29.89	10
2025	31,146	2.7	9.6%	389,510	1.7	$12.51	9
2026	1,851	0.2	9.7%	33,600	0.1	$18.15	1
2027	63,446	5.5	15.2%	2,094,987	9.3	$33.02	3
2028	11,169	1.0	16.2%	374,804	1.7	$33.56	2
2029	43,562	3.8	19.9%	1,270,799	5.6	$29.17	3
2030	0	0.0	19.9%	0	0.0	$0.00	0
2031	205,125	17.7	37.7%	5,827,305	25.9	$28.41	8
2032	0	0.0	37.7%	0	0.0	$0.00	0
2033	0	0.0	37.7%	0	0.0	$0.00	0
2034 & Thereafter	376,333	32.5	70.1%	10,152,179	45.1	$26.98	26
Vacant	345,761	29.9	100.0%	NAP	NAP	NAP	NA	P
Total / Wtd. Avg.	1,158,165	100.0%	100.0%	$22,527,660	100.0%	$27.73	62

(1)	Based on the underwritten rent roll dated February 28, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 2024.
(4)	Represents number of individual leased suites expiring. Some tenants at the Heritage Plaza property have leases across more than one suite.

The following table presents certain information relating to historical leasing at the Heritage Plaza property:

Historical Leased %(1)

2019	2020	2021	2022(4)	As of 2/28/2023(2)(3)(4)
88.6%	94.8%	89.8%	87.2%	70.1%

(1)	As provided by the borrower and reflects the average occupancy for the indicated year ending December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated February 28, 2023.
(3)	February 2023 occupancy figure is inclusive of EOG Resources Inc.’s executed amendment to lease 15,683 SF of space that the tenant took occupancy in May 2023.
(4)	The drop in occupancy from year-end 2022 to February 28, 2023 is attributed to the removal of Chevron (165,120 SF) from the underwritten rent roll since it is a known vacant tenant that will be leaving the Heritage Plaza property in August 2023.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

141

HERITAGE PLAZA
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heritage Plaza property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	Underwritten	Underwritten $ per SF
Base Rent(1)	$25,062,016	$24,475,586	$19,575,796	$25,031,771	$22,527,660	$19.45
Total Commercial Reimbursement	17,815,533	16,882,277	16,204,602	16,217,571	15,281,517	$13.19
Market Revenue from Vacant Units	0	0	0	0	10,052,964	$8.68
Other Revenue(2)	6,178,835	5,635,732	5,625,151	6,262,329	6,129,703	$5.29
Vacancy Loss	0	0	0	0	(10,052,964)	($8.68)
Effective Gross Income	$49,056,384	$46,993,596	$41,405,549	$47,511,670	$43,938,879	$37.94

Real Estate Taxes	6,642,947	7,450,748	7,567,104	6,635,945	7,519,133	$6.49
Insurance	647,929	711,257	911,600	780,665	1,286,507	$1.11
Utilities	512,258	685,996	3,503,103	813,945	1,312,235	$1.13
Repairs & Maintenance	5,437,557	5,364,978	5,949,630	6,366,880	7,235,510	$6.25
Janitorial	1,298,844	1,340,985	1,388,420	1,340,180	1,544,939	$1.33
Management Fee	1,505,372	1,441,080	1,283,363	1,468,917	1,000,000	$0.86
Payroll	0	0	0	0	0	$0.00
Other Operating Expenses	1,970,057	2,128,806	1,947,402	2,316,788	2,249,143	$1.94
Total Operating Expenses	$18,014,964	$19,123,848	$22,550,623	$19,723,321	$22,147,467	$19.12

Net Operating Income	$31,041,420	$27,869,748	$18,854,926	$27,788,349	$21,791,413	$18.82
TI / LC	0	0	0	0	1,371,468	$1.18
Replacement Reserves	0	0	0	0	364,421	$0.31
Other	0	0	0	0	500,000	$0.43
Net Cash Flow	$31,041,419.64	$27,869,748	$18,854,926	$27,788,349	$20,555,523	$17.75

Occupancy(3)	88.6%	94.8%	89.8%	87.2%	69.1%
NOI Debt Yield(4)	18.0%	16.2%	11.0%	16.2%	12.7%
NCF DSCR(4)	2.33x	2.09x	1.42x	2.09x	1.54x

(1)	Based on the underwritten rent roll dated as of February 28, 2023 inclusive of contractual rent steps through March 2024.
(2)	Other Revenue includes parking revenue, sales tax, communication licensing fee, special areas rent, prior year OCR adjustment, late charges and energy brokerage.
(3)	Underwritten Occupancy represents economic occupancy; historical occupancies represent average yearly physical occupancies.
(4)	Based on the aggregate Cut-off Date balance of the Heritage Plaza Whole Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

142

1001 MCKINNEY
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Houston, Texas	Cut-off Date Balance		$31,200,000
Property Type	Office	Cut-off Date Balance per SF		$83.10
Size (SF)	375,440	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 4/1/2023	71.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/1/2023	71.0%	Type of Security		Fee
Year Built / Latest Renovation	1947 / 2020	Mortgage Rate		7.67500%
Appraised Value	$64,600,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
		Borrower Sponsor	TPG RE Finance Trust Holdco, LLC
Underwritten Revenues	$10,160,930
Underwritten Expenses	$4,938,566	Escrows
Underwritten Net Operating Income (NOI)	$5,222,364		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,682,730	Taxes	$699,351	$116,558
Cut-off Date LTV Ratio	48.3%	Insurance	$116,249	$38,750
Maturity Date LTV Ratio	48.3%	Replacement Reserve	$0	$6,257
DSCR Based on Underwritten NOI / NCF	2.15x / 1.93x	TI/LC(1)	$3,000,000	$46,930
Debt Yield Based on Underwritten NOI / NCF	16.7% / 15.0%	Other(2)	$8,320,324	$0

Sources and Uses
Sources	$		%	Uses	$		%
Mortgage Loan Amount	$31,	200,000	45.4%	Loan Payoff(3)	$55,731	,597	81.	1%
Borrower Sponsor Equity	37,	486,005	54.6	Reserves	12,135	,923	17.	7
				Closing Costs	818	,485	1.	2
Total Sources	$68,	686,005	100.0%	Total Uses	$68,686	,005	100.	0%
(1)	The TI/LC Reserve are subject to a $3,500,000 cap.
(2)	Other Reserves are comprised of approximately $5,197,599 of outstanding tenant improvements and leasing commissions and approximately $3,122,724 of outstanding free rent.
(3)	The borrower sponsor was the original lender to an unaffiliated joint venture for the acquisition of the 1001 McKinney property in 2018. The joint venture was not able to pay off the loan, resulting in an amicable deed in lieu in favor of the borrower sponsor in 2023. The Loan Payoff represents the prior loan amount at its initial maturity less an approximately $2 million pay down by the prior borrower.

The following table presents certain information relating to the tenants at the 1001 McKinney property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
SBSB Law, P.L.L.C.(2)	NR/NR/NR	79,204	21.1%	$1,534,878	31.7%	$19.38	12/31/2033	1, 5-year option
McGlinchey Stafford, PLLC	NR/NR/NR	20,001	5.3%	$410,021	8.5%	$20.50	9/30/2025	2, 5-year options
Zarvona Energy	NR/NR/NR	20,001	5.3%	$405,020	8.4%	$20.25	5/31/2025	1, 5-year option
Perkins & Will(3)	NR/NR/NR	15,305	4.1%	$275,490	5.7%	$18.00	1/31/2035	2, 5-year options
Morton's of Chicago SRA	NR/NR/NR	7,901	2.1%	$229,620	4.7%	$29.06	1/31/2034	1, 3-year option
ConnectGen Management	NR/NR/NR	11,397	3.0%	$227,940	4.7%	$20.00	1/31/2027	1, 5-year option
Hines Construction Services, LLC	NR/NR/NR	8,604	2.3%	$167,778	3.5%	$19.50	7/31/2027	1, 5-year option
Bright Horizons Children's Center, LLC	NR/NR/NR	6,188	1.6%	$154,700	3.2%	$25.00	2/28/2026	1, 5-year option
Walker Wilcox Matousek, LLP	NR/NR/NR	7,364	2.0%	$130,711	2.7%	$17.75	9/30/2029	1, 5-year option
LNG Management Services	NR/NR/NR	6,413	1.7%	$121,847	2.5%	$19.00	1/31/2025	1, 3-year option
Ten Largest Owned Tenants		182,378	48.6%	$3,658,005	75.5%	$20.06
Remaining Occupied Tenants		84,101	22.4%	$1,187,957	24.5%	$14.13
Vacant		108,961	29.0%	NAP	NAP	NAP
Total / Wtd. Avg.		375,440	100.00%	$4,845,962	100.00%	$18.19

(1)	Based on the underwritten rent roll dated April 1, 2023, inclusive of contractual rent steps through July 1, 2024.
(2)	SBSB Law, P.L.L.C. has a one-time right to terminate its lease effective December 31, 2030 with 12 months’ written notice and payment of a termination fee equal to (i) unamortized tenant concessions calculated in accordance with the tenant lease and (ii) two months of base rent and reimbursements.
(3)	Perkins & Will has a one-time right to terminate its lease effective January 31, 2031 with 12 months’ written notice and payment of a termination fee equal to $1,148,622.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

143

1001 MCKINNEY

The following table presents certain information relating to the lease rollover schedule at the 1001 McKinney property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	12,866	3.4	3.4%	233,251	4.8	$18.13	4
2024	16,327	4.3	7.8%	159,572	3.3	$9.77	6
2025	63,042	16.8	24.6%	1,252,972	25.9	$19.88	11
2026	20,882	5.6	30.1%	407,585	8.4	$19.52	5
2027	24,385	6.5	36.6%	476,920	9.8	$19.56	5
2028(3)	1,257	0.3	37.0%	0	0.0	$0.00	1
2029	15,233	4.1	41.0%	189,256	3.9	$12.42	2
2030	4,801	1.3	42.3%	86,418	1.8	$18.00	1
2031	0	0.0	42.3%	0	0.0	$0.00	0
2032	0	0.0	42.3%	0	0.0	$0.00	0
2033 & Thereafter(4)	107,686	28.7	71.0%	2,039,988	42.1	$18.94	3
Vacant	108,961	29.0	100.0%	NAP	NAP	$0.00	NAP
Total / Wtd. Avg.	375,440	100.0%		$4,845,962	100.0%	$18.19	38

(1)	Based on the underwritten rent roll dated April 1, 2023, inclusive of contractual rent steps through July 1, 2024.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	2028 reflects of a deli tenant that does not pay rent as the borrower sponsor views it as a building amenity.
(4)	2033 & Thereafter is inclusive of 5,276 square feet of property management office, gym and building conference room space that is occupied by affiliates of the borrower sponsor.

The following table presents certain information relating to historical occupancy at 1001 McKinney property:

Historical Leased %(1)

2019	2020	2021	2022	As of 4/1/2023
76.3%	70.5%	70.4%	76.0%	71.0%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1001 McKinney property:

Cash Flow Analysis

	2019	2020	2021	2022	T-12 3/31/2023(1)	Underwritten(1)	Underwritten $ per SF
Rents In Place(2)	$5,285,531	$4,840,065	$4,671,027	$4,895,387	$4,754,270	$5,008,639	$13.34
Vacant Income	0	0	0	0	0	1,993,106	$5.31
Gross Potential Rent	$5,285,531	$4,840,065	$4,671,027	$4,895,387	$4,754,270	$7,001,745	$18.65
Total Reimbursements	4,101,844	3,526,441	2,876,794	3,132,356	3,046,017	3,482,333	$9.28
Parking Income	1,770,591	1,285,621	1,212,312	1,593,712	1,601,222	1,658,423	$4.42
Gross Potential Income	$11,157,966	$9,652,127	$8,760,133	$9,621,455	$9,401,509	$12,142,501	$32.34
Vacancy/Credit Loss	(139,939)	(322,082)	(189,805)	(170,420)	(233,371)	(1,993,106)	($5.31)
Other Income(3)	129,521	167,230	40,434	(11,486)	11,535	11,535	$0.03
Effective Gross Income	$11,147,548	$9,497,275	$8,610,762	$9,439,549	$9,179,672	$10,160,930	$27.06
Total Expenses	5,228,608	4,997,739	4,847,635	4,958,977	4,936,339	4,938,566	$13.15
Net Operating Income	$5,918,940	$4,499,536	$3,763,127	$4,480,571	$4,243,333	$5,222,364	$13.91
TI/LC	0	0	0	0	0	464,545(4)	$1.24
Capital Expenditures	0	0	0	0	0	75,088	$0.20
Net Cash Flow	$5,918,940	$4,499,536	$3,763,127	$4,480,571	$4,243,333	$4,682,730	$12.47

(1)	The increase from T-12 3/31/2023 Net Operating Income to Underwritten Net Operating Income is primarily due to the execution of the Perkins & Will lease and SBSB Law P.L.L.C’s expansion.
(2)	Underwritten Rents In Place are inclusive of contractual rent steps through July 1, 2024.
(3)	Other Income is primarily storage income.
(4)	A $300,000 credit to the upfront $3,000,000 tenant improvement and leasing commissions reserve is included in underwritten TI/LC.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

144

HARBORSIDE 2-3
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Sellers(2)		CREFI, BMO
Location (City/State)	Jersey City, New Jersey	Cut-off Date Balance(2)		$27,500,000
Property Type	Office	Cut-off Date Balance per SF(1)		$140.71
Size (SF)	1,599,029	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 3/22/2023	75.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/22/2023	75.1%	Type of Security		Fee
Year Built / Latest Renovation	1930 / 2021	Mortgage Rate		5.84000%
Appraised Value	$396,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
		Borrower Sponsors	Mark Karasick and Michael Silberberg

Underwritten Revenues	$51,753,039
Underwritten Expenses	$18,582,167	Escrows
Underwritten Net Operating Income (NOI)	$33,170,872		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$31,463,647	Taxes	$696,822	$696,822
Cut-off Date LTV Ratio(1)(5)	56.8%	Insurance	$272,774	$136,387
Maturity Date LTV Ratio(1)(5)	56.8%	Replacement Reserve	$8,000,000	$26,650
DSCR Based on Underwritten NOI / NCF(1)(5)	2.49x / 2.36x	TI/LC(3)	$15,000,000	Springing
Debt Yield Based on Underwritten NOI / NCF(1)(5)	14.7% / 14.0%	Other(4)	$40,614,319	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(2)	$225,000,000	48.0%	Purchase Price	$377,000,000	80.	5%
Sponsor Equity	119,820,041	25.6	Upfront Reserves	64,583,916	13.	8
Mezzanine Loan Amount(5)	55,000,000	11.7	Closing Costs	26,869,593	5.	7
Other Sources(6)	49,633,468	10.6
Preferred Equity	19,000,000	4.1
Total Sources	$468,453,509	100.0%	Total Uses	$468,453,509	100.	0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Harborside 2-3 Whole Loan (as defined below).
(2)	The Harborside 2-3 mortgage loan is part of the Harborside 2-3 Whole Loan which is comprised of 14 pari passu promissory notes with an aggregate original balance of $225,000,000. The Harborside 2-3 Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Bank of Montreal (“BMO”). CREFI is contributing note A-2-1-A, with an outstanding principal balance as of the Cut-off Date of $20,000,000, and BMO is contributing note A-5-2, with an outstanding principal balance as of the Cut-off Date of $7,500,000.
(3)	On each monthly payment date when the sum on deposit in the TI/LC reserve is less than $10,000,000, the borrowers are required to deposit approximately $133,252 into the TI/LC reserve account, which account is subject to a cap in an amount equal to $15,000,000.
(4)	Other Upfront reserves include (i) a sea wall repair reserve of $25,000,000, (ii) an unfunded obligations reserve of $14,195,734, and (iii) an elevator modernization reserve of approximately $1,418,585.
(5)	Concurrently with the funding of the Harborside 2-3 Whole Loan, NongHyup Bank funded a mezzanine loan in the amount of $55,000,000 (the “Harborside 2-3 Mezzanine Loan” and together with the Harborside 2-3 Whole Loan, the “Harborside 2-3 Total Debt”). The Harborside 2-3 Mezzanine Loan accrues interest at a rate of 7.0000% per annum to be paid as part of each monthly debt service payment amount, and an additional 3.5000% per annum will accrue through the term of the Harborside 2-3 Mezzanine Loan and be due on the Harborside 2-3 Mezzanine Loan final maturity date of April 6, 2028. An intercreditor agreement has been entered into between the lender under the Harborside 2-3 Whole Loan and the lender under the Harborside 2-3 Mezzanine Loan. Based on the Harborside 2-3 Total Debt, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 70.7%, the DSCR based on Underwritten NOI / NCF is 1.73x / 1.64x, and the Debt Yield based on Underwritten NOI / NCF is 11.8% / 11.2%. See “—Current Mezzanine or Subordinate Indebtedness” below.
(6)	Other Sources primarily consists of a Sea Wall credit of $27,610,000, tenant improvement and rent credits of approximately $12,104,859, a rate buydown credit of $6,250,000, and other miscellaneous credits.

The following table summarizes the promissory notes that comprise the Harborside 2-3 whole loan (the “Harborside Whole Loan”). The relationship between the holders of the Harborside 2-3 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1……………………………………………………………...	$50,000,000	$50,000,000	Benchmark 2023-V2	Yes
A-2-1-A…………………………………………………………	20,000,000	20,000,000	Benchmark 2023-V3	No
A-2-1-B…………………………………………………………	15,000,000	15,000,000	CREFI(1)	No
A-2-2……………………………………………………………	15,000,000	15,000,000	BMO 2023-C5	No
A-3………………………………………………………………	25,000,000	25,000,000	Benchmark 2023-B39	No
A-4-1……………………………………………………………	20,000,000	20,000,000	CREFI(1)	No
A-4-2……………………………………………………………	5,000,000	5,000,000	CREFI(1)	No
A-5-1……………………………………………………………	15,000,000	15,000,000	BMO(1)	No
A-5-2……………………………………………………………	7,500,000	7,500,000	Benchmark 2023-V3	No
A-6-1……………………………………………………………	15,000,000	15,000,000	BMO 2023-C5	No
A-6-2……………………………………………………………	2,500,000	2,500,000	BMO(1)	No
A-7………………………………………………………………	15,000,000	15,000,000	Benchmark 2023-V2	No
A-8………………………………………………………………	10,000,000	10,000,000	BMO(1)	No
A-9……………………………………………………………....	10,000,000	10,000,000	BMO(1)	No
Whole Loan	$225,000,000	$225,000,000
Mezzanine Loan	$55,000,000	$55,000,000
Total Loan	$280,000,000	$280,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

145

HARBORSIDE 2-3

The following table presents certain information relating to the tenants at the Harborside 2-3 Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
MUFG Bank Ltd.	A1/A-/A	137,076	8.6%	$6,374,033	12.8%	$46.50	8/31/2029	1, 5-year option
E-Trade Financial Corporation	A1/NR/A-	132,265	8.3	5,863,218	11.8	$44.33	1/31/2031	1, 5-year option
Collectors Universe	NR/NR/NR	130,419	8.2	5,216,760	10.5	$40.00	11/30/2038	2, 5-year options
Sumitomo Mitsui Banking	A1/NR/A	111,605	7.0	4,949,637	10.0	$44.35	12/31/2036	2, 5-year options
Arch Insurance Company	A2/NR/A+	106,815	6.7	4,326,008	8.7	$40.50	5/31/2024	1, 5-year option
Cardinia Real Estate LLC	Baa1/NR/BBB+	79,771	5.0	3,455,677	7.0	$43.32	4/30/2032	1, 5-year option
Zurich American Ins. Co.(4)(5)	A3/NR/A	64,414	4.0	3,218,338	6.5	$49.96	5/31/2032	2, 5-year options
New Jersey City University	NR/NR/NR	84,929	5.3	3,118,962	6.3	$36.72	8/31/2035	2, 5-year options
JC Restaurants LLC	NR/NR/NR	46,207	2.9	2,079,315	4.2	$45.00	9/30/2033	2, 5-year options
Whole Foods Market Services	A1/NR/AA-	47,398	3.0	1,960,855	3.9	$41.37	3/31/2032	2, 5-year options
Largest Tenants		940,899	58.8%	$40,562,803	81.6%	$43.11
Remaining Tenants		259,525	16.2	9,125,272	18.4	$35.16
Total Occupied		1,200,424	75.1%	$49,688,075	100.0%	$41.39
Vacant Space		398,605	24.9	0	0.0	$0.00
Total / Wtd. Avg.		1,599,029	100.0%	$49,688,075	100.0%	$41.39

(1)	Based on the underwritten rent roll dated March 22, 2023.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include straight-line rent averaging for certain investment grade tenants (MUFG, E-Trade, Cardinia Real Estate LLC, Zurich American Ins. Co., Whole Foods Market Services and Sumitomo Mitsui Banking) through lease maturity totaling $1,229,273 and contractual rent steps through January 2024 totaling $261,077.
(4)	Zurich American Ins. Co has a contraction option for 15,802 SF effective June 1, 2028 with 12 months’ notice and a contraction fee of six months’ rent and unamortized TIs, LCs, and free rent on the returned space.
(5)	Zurich American Ins. Co subleases 32,473 SF to Springer Nature America, Inc.

The following table presents certain information relating to the lease rollover schedule at the Harborside 2-3 Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM(4)	0	0.0%	0.0%	$36,000	0.1%	$0.00	6
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	126,250	7.9	7.9%	5,157,929	10.4	$40.85	5
2025	78,064	4.9	12.8%	1,823,652	3.7	$23.36	4
2026	6,344	0.4	13.2%	250,588	0.5	$39.50	1
2027	4,451	0.3	13.5%	288,345	0.6	$64.78	2
2028	30,346	1.9	15.4%	1,263,653	2.5	$41.64	3
2029	137,076	8.6	23.9%	6,374,033	12.8	$46.50	1
2030	28,000	1.8	25.7%	1,064,000	2.1	$38.00	1
2031	132,265	8.3	33.9%	5,863,218	11.8	$44.33	1
2032	284,468	17.8	51.7%	12,201,982	24.6	$42.89	6
2033	46,207	2.9	54.6%	2,079,315	4.2	$45.00	1
2034 & Thereafter	326,953	20.4	75.1%	13,285,359	26.7	$40.63	7
Vacant	398,605	24.9	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,599,029	100.0%		$49,688,075	100.0%	$41.39	38

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated March 22, 2023.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include straight-line rent averaging for certain investment grade tenants (MUFG, E-Trade, Cardinia Real Estate LLC, Zurich American Ins. Co., Whole Foods Market Services and Sumitomo Mitsui Banking), through lease maturity totaling $1,229,273 and contractual rent steps through January 2024 totaling $261,077.
(4)	MTM includes six food hall tenants that are on month to month leases and do not have square footage attributable to them. Underwritten rent is only attributable to Angry Archies ($18,000) and The Belgian Plate ($18,000) which had leases in place as of March 22, 2023.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

146

HARBORSIDE 2-3

The following table presents certain information relating to historical occupancy at the Harborside 2-3 Property:

Historical Leased %(1)

2019	2020	2021	2022	As of 3/22/2023(2)
84.6%	82.3%	83.6%	82.5%	75.1%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 22, 2023.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harborside 2-3 Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	Underwritten	Underwritten $ per SF
Base Rent	$41,941,974	$43,765,220	$44,836,663	$45,934,802	$48,197,725	$30.14
Contractual Rent Steps(2)	0	0	0	0	1,490,350	$0.93
Potential Income from Vacant Space	0	0	0	0	17,305,219	$10.82
Total Reimbursements	462,010	117,040	1,781,772	2,608,869	835,286	$0.52
Other Income(3)	686,264	734,802	832,439	770,425	1,229,679	$0.77
Gross Potential Rent	$43,090,248	$44,617,062	$47,450,874	$49,314,096	$69,058,258	$43.19
Vacancy & Credit Loss	0	0	0	0	(17,305,219)	($10.82)
Effective Gross Income	$43,090,248	$44,617,062	$47,450,874	$49,314,096	$51,753,039	$32.37

Real Estate Taxes	5,989,391	6,988,199	6,969,969	6,476,738	6,373,673	$3.99
Insurance	498,719	693,812	987,947	1,339,686	1,558,710	$0.97
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	$0.63
Other Operating Expenses(4)	10,223,047	9,807,514	9,089,302	9,010,793	9,649,784	$6.03
Total Expenses	$17,711,157	$18,489,525	$18,047,218	$17,827,217	$18,582,167	$11.62

Net Operating Income	$25,379,091	$26,127,537	$29,403,655	$31,486,880	$33,170,872	$20.74
Replacement Reserves	0	0	0	0	319,806	$0.20
TI/LC	0	0	0	0	1,387,420	$0.87
Net Cash Flow	$25,379,091	$26,127,537	$29,403,655	$31,486,880	$31,463,647	$19.68

(1)	Based on the underwritten rent roll dated March 22, 2023.
(2)	Underwritten Contractual Rent Steps include straight-line rent averaging for certain investment grade tenants (MUFG, E-Trade, Cardinia Real Estate LLC, Zurich American Ins. Co., Whole Foods Market Services and Sumitomo Mitsui Banking) through lease maturity totaling $1,229,273 and contractual rent steps through January 2024 totaling $261,077.
(3)	Other Income includes antenna income, submetered electric income, tenant services income, rooftop generator fees, income from third party events with catering/amenities and percentage rent from the food hall tenants.
(4)	Other Operating Expenses are primarily attributable to repairs & maintenance ($2.13/SF), cleaning costs ($1.12/SF), contract services ($1.08/SF) and utilities ($0.98/SF).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

147

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans
—	A global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) spread throughout the world causing a global pandemic. The COVID-19 pandemic and the responses to the pandemic led to severe disruptions in the global supply chain, the financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may have less ability to weather future downturns in business occasioned by future surges in COVID-19, which may render them unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS
—	The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in the CMBS market will not occur.
■	The Certificates May Not Be A Suitable Investment for You
—	The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates.
—	An investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.
■	The Certificates Are Limited Obligations
—	The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in, or obligation of, and will not be guaranteed by, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.
—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

148

SUMMARY OF CERTAIN RISK FACTORS (continued)
■	Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed
—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.
—	Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.
■	The Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline
—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the offered certificates and other CMBS generally (including, without limitation, the application of Rule 15c2-11 under the Securities Exchange Act of 1934, as amended, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the offered certificates).
—	The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial, multifamily and manufactured housing mortgage loans, whether newly originated or held in the portfolios that are available for securitization.
■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates
—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their offered certificates in the secondary market. For example:
—	Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the European Union (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.
—	The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the European Union; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS) and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.
—	The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.
—	EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.
—	The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless: (a) in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”); (b) in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on October 10, 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

149

SUMMARY OF CERTAIN RISK FACTORS (continued)
SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation; (c) in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i) if established in the UK, has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and (ii) if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (d) in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.
—	The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.
—	Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.
—	Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.
—	None of the sponsors, the depositor nor any other party to the transaction described in the Preliminary Prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates or the price it may receive upon its sale of certificates, may be adversely affected.
—	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
—	Section 619 of the Dodd Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
—	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

150

SUMMARY OF CERTAIN RISK FACTORS (continued)
—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.
—	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.
—	Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.
—	Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in the Preliminary Prospectus.
—	In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention” in the Preliminary Prospectus. We cannot assure you that the retaining sponsor will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.
■	Risks of Commercial, Multifamily and Manufactured Housing Lending Generally
—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.
■	Risks Resulting from Various Concentrations
—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.
—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.
■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity
—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.
■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield
—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.
■	Your Yield May Be Affected by Defaults, Prepayments and Other Factors
—	Any changes in the weighted average lives of your certificates may adversely affect your yield.
■	The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan
—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty of such sponsor or a material document deficiency. We cannot assure you that a sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of such sponsor’s representations and warranties or any material document defects.
■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions
—	There may be (and there may exist from time to time) pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

151

SUMMARY OF CERTAIN RISK FACTORS (continued)
■	Appraisals May Not Reflect Current or Future Market Value of Each Property
—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.
—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” “as stabilized” or other values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” or other values may not be the values of the related mortgaged properties prior to or at maturity.
■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses
—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.
—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.
■	Insurance May Not Be Available or Adequate
—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.
—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.
—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.
■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA or JPMCB
—	In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.
—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GS Bank to GSMC and by the sponsors to the depositor is not expected to qualify for the FDIC Safe Harbor. The transfers of the applicable mortgage loans by GSMC, Citi Real Estate Funding Inc., German American Capital Corporation, Barclays Capital Real Estate Inc. or Bank of Montreal are not transfers by a bank, and in any event, the FDIC Safe Harbor is non-exclusive. Additionally, in the case of GS Bank, DBR Investments Co. Limited, each sponsor and the depositor, an opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfers of the applicable mortgage loans by GS Bank to GSMC, by DBR Investments Co. Limited to German American Capital Corporation, by a sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of GS Bank, DBR Investments Co. Limited, a sponsor or the depositor, as applicable. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.
—	Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.
■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Non-Serviced Whole Loan Controlling Noteholders Serviced Companion Loan Holders and any Mezzanine Lenders
—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA, the holder of a control note with respect to non-serviced whole loan or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

152

SUMMARY OF CERTAIN RISK FACTORS (continued)
PSA, the holder of a control note with respect to non-serviced whole loan or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.
■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans
—	The anticipated initial investor in the Class F, Class G, and Class H certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.
■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests
—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, Goldman Sachs Bank USA, one of the originators, and Goldman Sachs & Co. LLC, one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.
—	The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.
■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests
—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.
—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.
—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.
—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.
—	Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.
■	Other Rating Agencies May Assign Different Ratings to the Certificates
—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.
■	Tax Considerations
—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.
—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.
—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-261764) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

153